UNITED STATES
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Navistar International Corporation

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Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

February 10, 2016 Lisle, Illinois

NAVISTAR INTERNATIONAL CORPORATION
2701 NAVISTAR DRIVE
LISLE, ILLINOIS 60532

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:    Wednesday, February 10, 2016, 11:00 A.M. — Central Time

Location:    Navistar Corporate Headquarters
2701 Navistar Drive, Lisle, Illinois 60532

December 22, 2015
To our stockholders:

On behalf of the Board of Directors of Navistar International Corporation you are cordially invited to attend our 2016 Annual Meeting of Stockholders, which will be held on Wednesday, February 10, 2016, at 11:00 A.M. Central Time at our corporate headquarters located at 2701 Navistar Drive, Lisle, Illinois 60532. At our annual meeting, our stockholders will be asked to:

•	Elect as directors the nominees named in the accompanying proxy statement;

•	Act on an advisory vote on executive compensation as disclosed in the accompanying proxy statement;

•	Ratify the appointment of our independent registered public accounting firm; and

•	Act upon any other matters properly brought before the annual meeting.

We plan to send a Notice of Internet Availability of Proxy Materials on or about December 22, 2015. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. The Notice of Internet Availability of Proxy Material is not a form for voting and presents only an overview of the proxy materials. In order to attend our 2016 Annual Meeting of Stockholders, you must have an admission ticket. Procedures for requesting an admission ticket are detailed in the accompanying proxy statement. Attendance and voting is limited to stockholders of record at the close of business on December 14, 2015.

Your vote is important. Whether or not you plan to attend the 2016 Annual Meeting of Stockholders, please vote your proxy either by mail, telephone or over the Internet.

By Order of the Board of Directors,

Curt A. Kramer Secretary
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS
MEETING TO BE HELD ON FEBRUARY 10, 2016, THE ANNUAL REPORT AND PROXY STATEMENT
ARE AVAILABLE AT HTTP://WWW.NAVISTAR.COM/NAVISTAR/INVESTORS

2016 Proxy Statement

TABLE OF CONTENTS
Proxy Summary	2	Equity Compensation Plan Information	73
Executive Summary	5	PROPOSAL 3 - Ratification of Independent Registered Public Accounting Firm	75

Frequently Asked Questions Regarding Attendance and Voting	10	Audit Committee Report	75

PROPOSAL 1 — Election of Directors	14	Independent Registered Public Accounting Firm Fee Information	76

Corporate Governance	21	Other Matters	77
Corporate Governance Guidelines	21	Section 16(a) Beneficial Ownership Reporting Compliance	77
Related Party Transactions and Approval Policy	21	Availability of Form 10-K and Annual Report to Stockholders	77
Director Independence Determinations	22	Matters Raised at the Meeting not Included in this Proxy Statement	77
Board Leadership Structure	22
Risk Oversight	22	Admission and Ticket Request Procedure	78
Nominating Directors	23
Board Committees and Meetings	24
Communication with the Board	26
Code of Conduct	26	APPENDIX A — Aon Hewitt’s 2015 U.S. TCM Total Compensation Executive Regression	A-1

Persons Owning More than Five Percent of Navistar Common Stock	27

Navistar Common Stock Owned by Executive Officers and Directors	29	APPENDIX B — Towers Watson’s 2015 CDB General Industry Executive Compensation Survey Reports — U.S. Surveys	B-1

PROPOSAL 2 - Advisory Vote on Executive Compensation	31

Compensation	32
Compensation Committee Report	32
Compensation Discussion and Analysis	32
Executive Summary	33
Detailed Review of Executive Compensation	38
Executive Compensation Tables	49
Compensation Risk	69
Compensation of Directors	70

2016 Proxy Statement	1

PROXY SUMMARY
This summary highlights information collected elsewhere in this proxy statement or in our corporate governance documents published on our website: http://www.navistar.com/navistar/investors/corporategovernance/

We encourage you to read this proxy statement in its entirety before voting.

How to Vote
Your vote is important. Please exercise your right as a stockholder and submit your proxy as soon as possible. You may vote if you were a stockholder at the close of business on December 14, 2015. Stockholders may vote in person at the meeting, or submit a proxy by the Internet, telephone or mail as follows:

Via the Internet:	By Telephone (toll free):
http://www.proxyvote.com	1-800-690-6903

By Mail:	In Person:
Complete, sign and mail the enclosed proxy card.	Stockholders who obtain an admission ticket can attend and vote at the annual meeting.

By Scanning Your QR Code:
Vote with your mobile device.

Annual Meeting Location
February 10, 2016
11:00 A.M. Central Time
Navistar Corporate Headquarters
2701 Navistar Drive, Lisle, Illinois 60532

Stockholder Action
Proposals for Your Vote	Board Voting Recommendation	Page
Proposal 1: Election of Directors	FOR each nominee	14
Proposal 2: Advisory Vote on Executive Compensation	FOR	31
Proposal 3: Ratification of Independent Registered Accounting Firm	FOR	75

2016 Proxy Statement	2

Director Nominees

We ask you to vote "for" all of the director nominees listed below. Set forth below is summary information about each director nominee, with more detailed information about the qualifications and experience of each director nominee contained under "Proposal 1 - Election of Directors" beginning on page 14 of this proxy statement.

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
Troy A. Clarke
President and Chief Executive Officer of Navistar	60	April 2013
Michael N. Hammes
Former Chairman and Chief Executive Officer of Sunrise Medical Inc.	73	February 1996	X	Finance and Nominating & Governance (Chair)
Vincent J. Intrieri
Senior Managing Director of Icahn Capital LP	59	October 2012	X	Finance (Co-Chair) and Nominating & Governance
James H. Keyes
Former Chairman of the Board of Johnson Controls, Inc.	75	December 2002	X	Audit (Chair) and Compensation
General (Retired) Stanley A. McChrystal
General McChrystal is a retired 34-year U.S. Army veteran of multiple wars	61	February 2011	X	Compensation and Nominating & Governance
Samuel J. Merksamer
Managing Director of Icahn Capital LP	35	December 2012	X	Audit and Compensation
Mark H. Rachesky, M.D.
Founder and President of MHR Fund Management LLC	56	October 2012	X	Finance (Co-Chair) and Nominating & Governance
Michael F. Sirignano
Principal of MHR Fund Management LLC	34	March 2014		Audit and Compensation (Chair)

2016 Proxy Statement	3

Business Strategy

Our 2015 Accomplishments
●  Launch of products and product features desired by our customers
●   Improve quality and uptime
●   Deliver on our 2015 plan to reduce costs
●   Build sales momentum
●   Improvement in non-Core markets
●   Improvement in Parts business
Our Expectations Going Forward ● Implement customer-centric strategy ● New product launches ● Financial performance ● Profitable improvements in market share

Corporate Governance Highlights

✓	8 of 9 director nominees are independent under our corporate governance guidelines and the New York Stock Exchange (‘‘NYSE’’) listing standards.

✓	We have 100% independent Board standing committees.

✓	We have a declassified Board.

✓	We have a separate Chairman of the Board and Chief Executive Officer.

✓	We have stockholder representation on all of our Board committees.

✓	We have a director resignation policy for directors who fail to obtain a majority vote.

✓	We have no super-majority voting provisions to approve transactions, including a merger.

✓	We have a claw-back policy.

✓	We entered into more restrictive Executive Severance Agreements ("ESAs") with our executive officers, effective upon expiration of such executive officers' existing ESAs.

✓	We do not provide tax gross-ups to any employees.

✓	We have ‘‘double trigger’’ change in control benefits.

✓	Our Named Executive Officers ("NEOs") and directors are subject to stock ownership guidelines and stock retention requirements.

✓	We impose restrictions on short selling, trading in derivatives, pledges, hedges and margin account use by our executives and directors.

2016 Proxy Statement	4

EXECUTIVE SUMMARY

Navistar International Corporation (‘‘we,’’ ‘‘our’’, the ‘‘Company’’ or ‘‘Navistar’’), incorporated under the laws of the State of Delaware in 1993, is a holding company whose principal operating entities are Navistar, Inc. (‘‘Navistar, Inc.’’) and Navistar Financial Corporation (‘‘NFC’’). Navistar’s fiscal year ends October 31 and as such all references to a year refer to the applicable fiscal year unless stated otherwise.

Business Strategy

Our 2015 Accomplishments

We have made substantial progress on our top priorities:

Launch of products and product features desired by our customers — We successfully launched products and product features that improve our customers' businesses.

•	We launched the purpose-built propane bus for school bus customers who want an alternative fuel engine designed for the needs of the school bus market.

•
OnCommand Connection ("OnCommand"), our unique all-makes remote diagnostics system, was tailored for the applications of our bus and truck customers, and is now standard on our vehicles, to achieve more efficient repairs and maintenance, better life-cycle value and an overall lower total cost of ownership. We now have more than 160,000 vehicles in the OnCommand system.

•	We introduced the ProStar ES for customers who want superior fuel efficiency.

•	We completed the Cummins ISB launch in our Class 6 and 7 medium and Class 8 severe service trucks.

Improve quality and uptime — We continued our relentless focus on improving quality and uptime.

•
We have made great strides in rebuilding our quality operating system, achieving new levels of first time quality and uptime and a reduction in our warranty spend. In 2013, our warranty expense represented 7.7% of manufacturing revenue and in 2015, it was 3.0%.

•
We have achieved a significant reduction in dealer dwell time including improvements in dealer claim days and repair time. We expect that the significant growth in population of OnCommand vehicles in 2015 will also enable an increase in vehicle uptime by supporting quicker repairs.

•
To test our vehicles and innovative technologies, we acquired new proving grounds in New Carlisle, Indiana, which will be a strategic addition to our product development operations and our mission to deliver customer uptime.

Deliver on our 2015 plan to reduce costs — Since 2012, we have aggressively managed our Selling, general and administrative and Engineering and product development costs ("structural costs") to right-size them and lower our variable costs. We made significant progress in 2015, which we expect will pave the way for Navistar to be profitable and free cash flow positive in the future:

•	We completed a competitive benchmarking study focused on material, manufacturing, and structural costs.

•	We focused on our procurement and engineering design processes to lower material costs.

•
We continued to implement cost saving initiatives, including reductions in discretionary spending and employee headcount reductions, resulting in lower structural costs of $114 million in 2015 compared to 2014.

•
We implemented a product allocation strategy across our plants whereby each facility is primarily focused on a specific platform, allowing for higher levels of manufacturing efficiency than the flexible-factory configuration we have employed for many years.

2016 Proxy Statement	5

•	We reduced non-productive overtime by 43% compared to 2014.

•	We sold our foundry operations in Waukesha, Wisconsin and closed our foundry in Indianapolis, Indiana.

Build sales momentum — In our Core markets (which are the North American truck and parts markets, where we participate primarily in the Class 6 through 8 vehicle market), we achieved significant volume growth in Class 6 and 7 medium truck, bus, and dealer-led Class 8 heavy trucks. Growth has been fueled by the completion of the rollout of Selective Catalytic Reduction ("SCR") emissions technology, growing customer confidence, and integrating leading technology with our partners. In 2015, this growth in our Core markets was offset by lower sales from our Global Operations segment, and certain non-Core portions of our Truck segment.

Improvements in non-Core markets — In addition to growth in our Core markets, we have experienced improvements in the profitability of our non-Core markets, although revenues in those markets were down overall in 2015 compared to 2014. Navistar entered into a long-term agreement with General Motors Company ("GM") to develop and assemble Class 4 through 5 commercial vehicles launching in 2018. This relationship is expected to expand Navistar’s medium truck product line and leverage our manufacturing capabilities.

Improvements in Parts business — Our North American Parts profit increased 22% in 2015 compared to 2014, and overall Parts segment profits increased 12% in 2015 compared to 2014 despite a slight decrease in sales resulting from lower sales by our Blue Diamond Parts ("BDP") joint venture with Ford Motor Company, among other factors.

Our Expectations Going Forward

We believe we are well-positioned to build upon our 2015 accomplishments.

Implement customer-centric strategy — We are taking steps to become the most customer-centric company in the industry with four key strategies:

•
Lead in Uptime — We will focus on creating value for our customers by delivering high quality vehicles designed to stay on the road and offering real-time vehicle monitoring and industry-leading fast service repair.

•	Build Customer Centric Culture — We will know the customer better than anyone else in order to offer products and services that work for their businesses.

•	Lead in Connected Vehicles — We will lead with first-to-market features to expand OnCommand and connected vehicle offerings.

•	Leverage Open Technology — We will leverage relationships with world-class technology partners to provide our customers with meaningful innovation and tailored solutions.

New Product Launches — The transition to SCR engines is complete and we are in the process of upgrading our entire product line over the next three years. We are developing new trucks and buses to meet the needs of our customers. We expect to launch the new HX Series, the PayStar replacement, in early 2016 for the construction and vocational markets. Over the next three years, we will continue to update our entire product line including the introduction of our Prostar replacement, the new LT Series.

Financial performance — Due to our continual efforts to become more competitive in cost and in the marketplace, we have had strong financial improvement in recent years. To continue on that path, we have already launched customer-centric strategic initiatives and the next phase of our cost alignment actions. In North America, we completed a benchmarking study that demonstrates that even with the progress we have made to improve our cost structure, there are more opportunities for cost-cutting which we will relentlessly pursue. As a result of these actions, we expect to improve our liquidity and further improve our financial performance, be in a position to compete more aggressively, and increase investment in products and strategic initiatives.

2016 Proxy Statement	6

Profitable improvements in market share — We expect the sales momentum that occurred in 2015 will continue with new product offerings, improved quality, competitive pricing, and our customer-centric initiatives. We expect profitable market share improvements in our Core markets.

Changes in Management

In connection with our renewed focus on our Core markets and our lean initiatives, we continue to realign our leadership and management structure around functional expertise.

We made several management changes during 2015:

•	In January 2015, we appointed Scott R. Mackie as the Vice President of Business Development and Mergers and Acquisitions for Navistar, Inc.;

•	In June 2015, we appointed Jeffrey M. Sass as the Senior Vice President of North America Truck, Sales and Marketing for Navistar, Inc.;

•	In June 2015, we appointed Philip J. Christman as the Senior Vice President of newly created Joint Strategic Operations and Planning organization of Navistar, Inc.;

•	In July 2015, we appointed Jose Eduardo Castro Luzzi as the President, South American Operations for Navistar, Inc.; and

•
In August 2015, William V. McMenamin, President and General Manager of NFC, added the treasury functions to his responsibilities, such that his new title is President, Financial Services and Treasurer.

Continued Stockholder Representation on our Board of Directors

Pursuant to amendments to settlement agreements (the ‘‘Settlement Agreement Amendments’’) we entered into with two of our largest stockholders, Carl C. Icahn and several entities controlled by him (collectively, the ‘‘Icahn Group’’) and Mark H. Rachesky, MD and several entities controlled by him (collectively, the ‘‘MHR Group’’), we granted each of the Icahn Group and the MHR Group the right to nominate two directors to serve on our Board of Directors (the ‘‘Board’’) effective as of March 10, 2014, the date of our 2014 Annual Meeting of Stockholders (the ‘‘2014 Annual Meeting’’). The Icahn Group’s nominees were Mr. Vincent J. Intrieri and Mr. Samuel J. Merksamer. The MHR Group nominees were Dr. Mark H. Rachesky and Mr. Michael Sirignano. Mr. Intrieri, Mr. Merksamer, Mr. Rachesky and Mr. Sirignano continue to serve as members of our Board and are nominated for re-election.

Corporate Governance

During 2015, we strove to maintain effective governance practices and policies, and to solicit and consider input from our stockholders. Beginning with the 2014 Annual Meeting, the Board was declassified and all directors became subject to annual election to one-year terms. In April 2013, with the appointment of Mr. Clarke as our Chief Executive Officer (the ‘‘CEO’’), the Board determined it would be preferable for one of our independent directors to serve as Chairman and so elected James H. Keyes to this position. Mr. Keyes, who has served on our Board since 2002, was previously Chairman/CEO of a Fortune 500 company and has served on other public company boards.

On November 3, 2014, our previously adopted Tax Asset Protection Plan, as amended and extended, expired by its terms and as a result the Company no longer has a Rights Plan or a Tax Asset Protection Plan in place.

In addition to these actions, we believe that the following items, among others, contribute to a strong governance and compensation profile:

•	8 of 9 director nominees are independent under our Corporate Governance Guidelines and the NYSE listing standards.

•	We have 100% independent Board standing committees.

2016 Proxy Statement	7

•	We have stockholder representation on all of our Board committees.

•	We have a director resignation policy for directors who fail to obtain a majority vote.

•	We have no super-majority voting provisions to approve transactions, including a merger.

•	We have a claw-back policy.

•	We entered into more restrictive ESAs with our executive officers, effective upon expiration of such executive officers' existing ESAs.

•
We do not provide tax gross-ups for perquisites and other similar benefits to officers who are subject to Section 16 (the ‘‘Section 16 Officers’’) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Additionally we do not provide tax gross-ups for any cash or equity awards for all employees.

•	We have ‘‘double trigger’’ change in control benefits.

•	Our NEOs and directors are subject to stock ownership guidelines and stock retention requirements.

•	We impose restrictions on short selling, trading in derivatives, pledges, hedges and margin account use by our executives and directors.

Compensation Policies

The Company has a robust stockholder outreach and engagement program in place. We engage in regular contact with our stockholders throughout the year. Approximately 80% of our stock is held by five of our stockholders. Two of these stockholders have representation on our Board as discussed in our Executive Summary and Proposal One-Election of Directors. These stockholders, through their representatives on our Board, also are members of our Compensation Committee and are integrally involved in our compensation decisions and policies, with Mr. Sirignano being the Chairman of our Compensation Committee. We also engage in regular dialogue with our three remaining largest stockholders without representatives on our Board. We maintain open lines of communication with corporate governance advisory institutions and with our top 25 stockholders on an annual basis in order to solicit their feedback. We continuously work to improve these efforts and place importance on the feedback provided to us during this process.

We also focus on, and are aware of, investor concerns regarding the link between pay and performance. In 2015 the Company did not reach its performance targets, and consistent with our pay for performance compensation philosophy, overall pay for current executives was down in 2015, as compared to 2014.

For a summary of our commitment to best practices in executive compensation and changes made in 2015, please see the Executive Summary section of the Compensation, Discussion and Analysis section of this proxy statement.

Highlights of the changes made in 2015 include the following:

•	We approved a revised Annual Incentive (‘‘AI’’) plan for 2015;

•	We approved Long-Term Incentive (‘‘LTI’’) awards that were sized based on an assessment of individual performance and potential; and

•	We approved a new peer group.

2016 Proxy Statement	8

Disclosure Regarding Forward-Looking Statements

Information provided and statements contained in this proxy statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this proxy statement and Navistar assumes no obligation to update the information included herein.

Such forward-looking statements often include words such as "may," "will," "believe," "expect," "anticipate," "intend," "plan," "estimate," "future," or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results or financial condiction to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause or contribute to differences in our future financial results include, but are not limited to, those discussed in Item 1A, Risk Factors, set forth in Part 1 of our Annual Report on Form 10-K for 2015. You should not place undue reliance on forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Available Information

We are subject to the reporting and information requirements of the Exchange Act and as a result, are obligated to file annual, quarterly, and current reports, proxy statements, and other information with the United States (‘‘U.S.’’) Securities and Exchange Commission (‘‘SEC’’). We make these filings available free of charge on our website (http://www.navistar.com) as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website does not constitute part of this proxy statement or our Annual Report on Form 10-K. In addition, the SEC maintains a website (http://www.sec.gov) that contains our annual, quarterly, and current reports, proxy and information statements, and other information we electronically file with, or furnish to, the SEC. Any materials we file with, or furnish to, the SEC may also be read and/or copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

2016 Proxy Statement	9

FREQUENTLY ASKED QUESTIONS REGARDING ATTENDANCE AND VOTING

Q:	Why did I receive a notice of internet availability of proxy materials?

A:
Pursuant to the rules of the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the ‘‘Notice’’) because the Board is soliciting your proxy to vote your shares at our 2016 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’). This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy can be found in the Notice.

Q:	What is the purpose of the Annual Meeting?

A:
The purpose of the Annual Meeting is to have stockholders consider and act upon the matters outlined in the notice of Annual Meeting and this proxy statement, which include (i) Proposal 1 — the election of the nominees named in this proxy statement as directors, (ii) Proposal 2 — an advisory vote on executive compensation, a so-called ‘‘Say-on-Pay’’ proposal, (iii) Proposal 3 — the ratification of the appointment of KPMG LLP (‘‘KPMG’’), the Company’s independent registered public accounting firm and (iv) any other matters properly brought before the Annual Meeting. In addition, management may report on the performance of the Company and respond to appropriate questions from stockholders.

Q:	How does the Board recommend that I vote?

A.	The Board recommends that you vote:

•	FOR the election of each of the director nominees (Proposal 1);

•	FOR the approval of the advisory vote on executive compensation (Proposal 2); and

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm (Proposal 3).

Q:	Who can attend the Annual Meeting?

A:	Anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:

•	Stockholders of record on December 14, 2015;

•	An authorized proxy holder of a stockholder of record on December 14, 2015; or

•	An authorized representative of a stockholder of record who has been designated to present a properly-submitted stockholder proposal.

You must provide evidence of your ownership of shares with your ticket request. The specific requirements for obtaining an admission ticket are specified in the Admission and Ticket Request Procedure section of this proxy statement.

Q:	What is a stockholder of record?

A:
A stockholder of record or registered stockholder is a stockholder whose ownership of our common stock (‘‘Common Stock’’) is reflected directly on the books and records of our transfer agent, Computershare Investor Services (the ‘‘Transfer Agent’’). If you hold Common Stock through a bank, broker or other intermediary, you hold your shares in ‘‘street name’’ and are not a stockholder of record. For shares held in street name, the stockholder of record of the shares is your bank, broker or other intermediary. The Company only has access to ownership records for stockholders of record. So, if you are not a stockholder of record, for the purpose of requesting an admission ticket to attend the Annual Meeting, you must present us with additional documentation to evidence your stock ownership as of the record date, such as, a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card.

Q:	When is the record date and who is entitled to vote?

A:
The Board has set December 14, 2015, as the record date for the Annual Meeting. Holders of shares of Common Stock on that date are entitled to one vote per share. As of December 14, 2015, there were approximately 81,544,909 shares of Common Stock outstanding. If you hold shares of our Common Stock as a participant in any of the Company’s 401(k) or retirement savings plans, your proxy card will represent the number of shares of Common Stock

2016 Proxy Statement	10

allocated to your account under the plan and will serve as a direction to the plan’s trustee as to how the shares in your account are to be voted.

A list of all registered stockholders will be available for examination by stockholders during normal business hours at the place of the Annual Meeting at least ten (10) days prior to the Annual Meeting and will also be available for examination at the Annual Meeting.

Q:	How do I vote?

A:	For stockholders of record: You may vote by any of the following methods:

in person — stockholders who obtain an admission ticket (following the specified procedures) and attend the Annual Meeting in person may cast a ballot received at the Annual Meeting.

by Internet — stockholders may access the internet at www.proxyvote.com and follow the instructions on the proxy card or in the Notice.

by scanning your QR code — to vote with your mobile device.

by phone — stockholders may call toll-free 1-800-690-6903 and follow the instructions on the proxy card or in the Notice.

by mail — if you requested and received your proxy materials by mail, you may complete, sign, date and mail the enclosed proxy card.

For holders in street name: You will receive instructions from your bank or broker that you must follow in order for your shares to be voted.

Q:	How can I change or revoke my proxy?

A:
For stockholders of record:  You may change or revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to Navistar c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532, (ii) signing and returning a new proxy card with a later date, (iii) validly submitting a later-dated vote by telephone or via the Internet on or before 11:59 pm EST on February 9, 2016 or (iv) attending the Annual Meeting and voting in person. For all methods of voting, the last vote properly cast will supersede all previous votes.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Q:	Is my vote confidential?

A:
Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Broadridge Financial Solutions, Inc., the independent proxy tabulator appointed by the Company for the Annual Meeting, will count the votes and act as the inspector of elections for the Annual Meeting.

Q:	Will my shares be voted if I do not provide my proxy?

A:
For stockholders of record:  If you are the stockholder of record and you do not vote by proxy card, by telephone or via the internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

For holders in street name:  If your shares are held in street name, under certain circumstances, your shares may be voted even if you do not provide the bank or brokerage firm with voting instructions. Under NYSE rules, your broker may vote shares held in street name on certain ‘‘routine’’ matters without your instruction. NYSE rules consider the ratification of the appointment of KPMG as our independent registered public accounting firm (Proposal 3) to be a routine matter. As a result, your broker is permitted to vote your shares on that matter at its discretion without instruction from you. When a proposal is not a routine matter, such as the election of directors (Proposal 1) and the Say-On-Pay proposal (Proposal 2), and you have not provided voting instructions to the bank or brokerage firm with respect to that proposal, the bank or brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called ‘‘broker non-votes.’’

Q:	What is the quorum requirement for the Annual Meeting?

A:
Under the Company’s Third Amended and Restated By-Laws (the ‘‘By-Laws’’), holders of at least one-third of the shares of Common Stock outstanding on the record date must be present in person or represented by proxy in order to constitute a quorum for voting at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

2016 Proxy Statement	11

Q:	What vote is necessary for action to be taken on proposals?

A:	It will depend on each proposal.

•
Proposal 1 (election of directors) requires a plurality vote of the shares present or represented by proxy at the Annual Meeting and entitled to vote, meaning that the director nominees with the greatest number of affirmative votes are elected to fill the available seats. As outlined in our Corporate Governance Guidelines, any director who receives more ‘‘withheld’’ votes than ‘‘for’’ votes in an uncontested election is required to tender his resignation to the Nominating and Governance Committee for consideration and recommendation to the Board.

•
Proposal 2 (Say-On-Pay proposal) represents an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. Our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

•
Proposal 3 (ratification of the appointment of KPMG as our independent registered public accounting firm) requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

With respect to Proposals 2 and 3 you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on any of these proposals, the abstention will have the same effect as an AGAINST vote. With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. A properly executed proxy card marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than eight directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote. Broker non-votes will not affect the outcome on a proposal that requires a plurality vote (Proposal 1) or on a proposal that requires the approval of at least a majority of the shares present in person or represented by proxy and entitled to vote (Proposal 2).

Votes submitted by mail, telephone or Internet will be voted by the individuals named on the proxy and/or voting instruction card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with management’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Q:	What is house-holding?

A:
If you and other residents at your mailing address own shares of Common Stock in street name, your broker or bank may notify you that your household will receive only one annual report and proxy statement for the Company if you hold shares through that broker or bank. In this practice known as ‘‘house-holding,’’ you were deemed to have consented to receiving only one annual report and proxy statement for your household. House-holding benefits both you and the Company because it reduces the volume of duplicate information received at your household and helps the Company to reduce expenses. Accordingly, the Company and your broker or bank will send one copy of the Notice (or our annual report and proxy statement if you have requested a physical copy) to your address. Each stockholder will continue to be entitled to vote a separate proxy and/or voting instruction card. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Navistar International Corporation, 2701 Navistar Drive, Lisle, Illinois 60532, (331) 332-2143.

Q:	What does it mean if I receive more than one proxy card or more than one Notice?

A:
Whenever possible, shares of Common Stock, including shares held of record by a participant in any of the Company’s 401(k) or retirement savings plans, for multiple accounts for the same registered stockholder will be combined into the same Notice or proxy card. Shares with different, even though similar, registered stockholders cannot be combined, and as a result, the stockholder may receive more than one Notice or proxy card. For example, shares registered in the name of John Doe will not be combined on the same proxy card as shares registered jointly in the name of John Doe and his wife. Shares held in street name are not combined with shares registered in the name of an individual stockholder or for a participant in any of the Company’s 401(k) or retirement savings plan and may result in the stockholder receiving more than one proxy and/or voting instruction card.

2016 Proxy Statement	12

For example, shares held in street name by a broker for John Doe will not be combined with shares registered in the name of John Doe.

If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted. If you receive more than one proxy and/or voting instruction card for accounts that you believe could be combined because the stockholder is the same, contact our Transfer Agent (for shares held by registered stockholders) or your broker (for shares held in street name) to request that the accounts be combined for future mailings.

Q:	Who pays for the solicitation of proxies?

A:
This solicitation is being made by the Company. Accordingly, the Company pays the cost of soliciting proxies. This solicitation is being made by mail, but also may be made by telephone, e-mail or in person. We have hired Alliance Advisors, LLC (‘‘Alliance Advisors’’) to assist in the solicitation of proxies. Alliance Advisors’ fees for their assistance in the solicitation of proxies are estimated to be $15,000, plus out-of-pocket expenses. Proxies may also be solicited by our directors, officers and employees who will not receive any additional compensation for those activities. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Q:	When are stockholder proposals or nominations due for the 2017 Annual Meeting of Stockholders?

A:
In order to be included in the Company’s proxy materials for our 2017 annual meeting of stockholders pursuant to SEC Rule 14a-8 under the Exchange Act, any such stockholder proposal must be received by the Company’s Corporate Secretary no later than August 24, 2016. Any proposal may be included in next year’s proxy statement only if such proposal complies with the Company’s By-Laws and the rules and regulations promulgated by the SEC, specifically Rule 14a-8.

In addition, the Company’s By-Laws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). For matters to be presented at the 2017 annual meeting of stockholders, the Company’s Corporate

Secretary must receive such notice no earlier than September 13, 2016, and no later than October 13, 2016.

The notice must contain, and be accompanied by, certain information as specified in the Company’s By-Laws. The Company recommends that any stockholder wishing to nominate a director at, or bring any other item before, an annual meeting of stockholders review the Company’s By-Laws, which are available on the Company’s website at http://www.navistar.com/navistar/investors/corporategovernance/documents. All stockholder proposals and director nominations must be delivered to Navistar by mail c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532.

Q:	Are there any matters to be voted on at the Annual Meeting that are not included in the proxy?

A:
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Q:	May stockholders ask questions at the Annual Meeting?

A:
Yes. During the Annual Meeting, stockholders may ask questions or make remarks directly related to the matters being voted on. In order to ensure an orderly meeting, we ask that stockholders direct questions and comments to the Chairman of the meeting. In order to provide the opportunity to every stockholder who wishes to speak, each stockholder’s remarks will be limited to two minutes. Stockholders may speak a second time only after all other stockholders who wish to speak have had their turn.

Q:	How can I find the voting results of the Annual Meeting?

A:
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board currently consists of nine directors. At the Annual Meeting, our Board has chosen to nominate eight directors, all of who will be up for election at the Annual Meeting. The ninth director is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the ‘‘UAW‘‘) pursuant to a settlement agreement we entered into in 1993 in connection with the restructuring of our postretirement health care and life insurance benefits and is not elected by the stockholders. All directors elected at the Annual Meeting will be elected for a one-year term.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this proxy statement and to serve if elected.

As discussed in the Executive Summary, during 2014 and pursuant to the Settlement Agreement Amendments we entered into with two of our largest stockholders, (namely, the Icahn Group and the MHR Group) we granted each of the Icahn Group and the MHR Group the right to nominate two directors to serve on our Board effective as of March 10, 2014, the date of our 2014 Annual Meeting. The Icahn Group’s nominees were, and continue to be, Mr. Vincent J. Intrieri and Mr. Samuel J. Merksamer. The MHR Group nominees were, and continue to be, Dr. Mark H. Rachesky and Mr. Michael F. Sirignano.

The following summarizes additional information about each of the nominees and continuing directors as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that qualify our nominees and continuing directors to serve as directors of the Company. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with the process for nominating directors as found in the Nominating Directors section of this proxy statement.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE NOMINEES PRESENTED IN PROPOSAL 1.

Troy A. Clarke Age: 60 Director since: April 2013
Biographical Information

Mr. Clarke has served as President and Chief Executive Officer of Navistar since April 2013. Prior to this position, Mr. Clarke served as President and Chief Operating Officer of Navistar since August 2012, as President of the Truck and Engine Group of Navistar, Inc. from June 2012 to August 2012, as President of Asia-Pacific Operations of Navistar, Inc. from 2011 to 2012, and as Senior Vice President of Strategic Initiatives of Navistar, Inc. from 2010 to 2011. Prior to joining Navistar, Inc., Mr. Clarke held various positions at General Motors, including President of General Motors North America from 2006 to 2009 and President of General Motors Asia Pacific from 2003 to 2006. Over the course of his career with GM, he held several additional leadership roles, including President and Managing Director of GM de Mexico and Director of Manufacturing for GM de Mexico. On June 1, 2009, General Motors filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Clarke received a bachelor’s degree in engineering from the General Motors Institute in 1978 and a master’s degree in business administration from the University of Michigan in 1982. Mr. Clarke has served on the board of directors of Fuel Systems Solutions, Inc., a public alternative fuel components and systems company, since December 2011.

Skills and Qualifications

Mr. Clarke’s vast experience in the automotive industry over the past 40 years is invaluable to the Board in evaluating and directing the Company’s future. As a result of his professional and other experiences, Mr. Clarke possesses particular knowledge and experience in a variety of areas, including corporate governance, engineering, manufacturing (international and domestic), mergers and acquisitions, sales (international and domestic) and union/labor relations, which strengthens the Board’s collective knowledge, capabilities and experience and well qualifies him to serve on our Board.

2016 Proxy Statement	14

Michael N. Hammes* Age: 73 Director since: February 1996 Committees: Finance and Nominating & Governance (Chair)
Biographical Information

Mr. Hammes served as Lead Director of the Company from December 2007 to April 2013. He served as Chairman and Chief Executive Officer of Sunrise Medical Inc., which designs, manufacturers and markets home medical equipment worldwide, from 2000 until his retirement as Chief Executive Officer in 2007 and as Chairman in 2008. He was Chairman and Chief Executive Officer of the Guide Corporation, an automotive lighting business, from 1998 to 2000. He was also Chairman and Chief Executive Officer of The Coleman Company, Inc., a manufacturer and distributor of camping and outdoor recreational products and hardware/home products, from 1993 to 1997, and held a variety of executive positions with Ford and Chrysler including President of Chrysler’s International Operations and President of Ford’s European Truck Operations. He is a director of James Hardie, a public fibre cement technology company, since February 2007 and its Chairman since January 2008. He is also a director of Dynavox, Inc., a public speech-generating devices company, since April 2010 and a director of DeVilbiss Healthcare, a private manufacturer of respiratory medical products, since 2010.

Skills and Qualifications

As a result of these professional and other experiences, including his experience as a member of other public company boards of directors, Mr. Hammes possesses particular knowledge and experience in a variety of areas, including accounting, corporate governance, distribution, finance, manufacturing (domestic and international), marketing, international sales/distribution and product development, which strengthens the Board’s collective knowledge, capabilities and experience. Likewise, his experience and leadership in serving as Chairman and Chief Executive Officer for three different companies for fifteen years well qualifies him to serve on our Board.

2016 Proxy Statement	15

Vincent J. Intrieri* Age: 59 Director since: October 2012 Committees: Finance (Co-Chair) and Nominating & Governance
Biographical Information

Mr. Intrieri has been employed by Icahn related entities since October 1998 in various investment related capacities. Since January 2008, Mr. Intrieri has served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri has been a director of: Ferrous Resources Limited, an iron ore mining company with operations in Brazil, since June 2015; Hertz Global Holdings, Inc., a company engaged in the car rental business, since September 2014; Transocean Ltd., a provider of offshore contract drilling services for oil and gas wells, since May 2014; and Chesapeake Energy Corporation, an oil and gas exploration and production company, since June 2012. Mr. Intrieri was previously: a director of CVR Refining, LP, an independent downstream energy limited partnership, from September 2012 to September 2014; a director of Forest Laboratories, Inc., a supplier of pharmaceutical products, from June 2013 to June 2014; a director of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2012 to May 2014; a director of Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, from December 2007 to June 2013; a director of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) from July 2006 to September 2012, and was Senior Vice President of Icahn Enterprises L.P. from October 2011 to September 2012; a director of Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012; chairman of the board and a director of PSC Metals Inc., a metal recycling company, from December 2007 to April 2012; a director of Motorola Solutions, Inc., a provider of communication products and services, from January 2011 to March 2012; a director of XO Holdings, a competitive provider of telecom services, from February 2006 to August 2011; a director of National Energy Group, Inc., a company that was engaged in the business of managing the exploration, production and operations of natural gas and oil properties, from December 2006 to June 2011; a director of American Railcar Industries, Inc., a railcar manufacturing company, from August 2005 until March 2011, and was a Senior Vice President, the Treasurer and the Secretary of American Railcar Industries from March 2005 to December 2005; a director of WestPoint Home LLC, a home textiles manufacturer, from November 2005 to March 2011; and chairman of the board and a director of Viskase Companies, Inc., a meat casing company, from April 2003 to March 2011. Ferrous Resources Limited, CVR Refining, CVR Energy, Federal−Mogul, Icahn Enterprises, PSC Metals, XO Holdings, National Energy Group, American Railcar Industries, WestPoint Home and Viskase Companies each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had non−controlling interests in Hertz, Transocean, Forest Laboratories, Navistar, Chesapeake Energy, Dynegy and Motorola Solutions.

Skills and Qualifications

Mr. Intrieri graduated in 1984, with distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting and was a certified public accountant. He possesses strong skills and experience in accounting, corporate governance, finance, mergers and acquisitions and treasury matters. Mr. Intrieri’s significant experience as a director of various companies enables him to understand complex business and financial issues, which contributes greatly to the capabilities and composition of our Board and well qualifies him to serve on our Board.

2016 Proxy Statement	16

James H. Keyes* Age: 75 Director since: December 2002; Chairman since April 2013 Committees: Audit (Chair) and Compensation
Biographical Information

Mr. Keyes retired as Chairman of the Board of Johnson Controls, Inc., a public automotive system and facility management and control company, in 2003, a position he had held since 1993. He served as Chief Executive Officer of Johnson Controls, Inc. from 1988 until 2002. He retired as a director of Pitney Bowes, Inc. in May 2013 and is a member of the Board of Trustees of Fidelity Mutual Funds. He was also a director of LSI Logic Corporation, an electronics company that designs semiconductors and software that accelerate storage and networking in datacenters and mobile networks, from 1983 until 2008.

Skills and Qualifications

Mr. Keyes has broad experience as a former chief executive officer of a public company, experience as a certified public accountant, experience as a member of other public company boards of directors, and he has a Masters degree in Business Administration. He possesses strong skills and experience in accounting, corporate governance, finance, human resources/ compensation/employee benefits, manufacturing (domestic and international), mergers and acquisitions and treasury matters, which well qualifies him to serve on our Board.

General (Retired) Stanley A. McChrystal* Age: 61 Director since: February 2011 Committees: Compensation and Nominating & Governance
Biographical Information

Gen. McChrystal is a retired 34-year U.S. Army veteran of multiple wars. He commanded the U.S. and NATO’s security mission in Afghanistan, served as the director of the Joint Staff and was the Commander of Joint Special Operations Command, where he was responsible for the nation’s deployed military counter terrorism efforts. Gen. McChrystal is a graduate of the United States Military Academy at West Point, the United States Naval Command and Staff College and was a military fellow at both the Council on Foreign Relations and the Kennedy School of Government at Harvard University. Gen. McChrystal has been serving as a member of the Board of Directors of JetBlue Airways Corporation, a public commercial airline, since 2010, Chairman of the Board of Siemens Government Technologies, Inc., a wholly-owned indirect subsidiary and a Federal Business Entity of Siemens AG, since December 2011, and a member of the Board of Advisors of General Atomics, a private high-technology systems company ranging from the nuclear fuel cycle to remotely operated surveillance aircraft, airborne sensors, and advanced electric, electronic, wireless and laser technologies, since August 2011. In 2011, Gen. McChrystal co-founded McChrystal Group, a leadership consulting firm. He also teaches a seminar on leadership at the Jackson Institute for Global Affairs at Yale University and serves alongside his wife on the Board of Directors for the Yellow Ribbon Fund, a non-profit organization committed to helping wounded veterans and their families.

Skills and Qualifications

As a former senior military leader, Gen. McChrystal has experience in leadership training and development, logistics, talent management and experience with government and regulatory affairs and military contracting. Gen. McChrystal’s years of military leadership and service are of great value to the Board as the Company makes decisions in respect of its global and military businesses.

2016 Proxy Statement	17

Samuel J. Merksamer* Age: 35 Director since: December 2012 Committees: Audit and Compensation
Biographical Information

Mr. Merksamer has served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since May 2008. Mr. Merksamer is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Mr. Merksamer has been a director of: Cheniere Energy, Inc., a developer of natural gas liquefaction and export facilities and related pipelines, since August 2015; Transocean Partners LLC, a holding company with subsidiaries that own and operate ultra-deepwater drilling rigs, since November 2014; Hertz Global Holdings, Inc., a company engaged in the car rental business, since September 2014; Hologic, Inc., a supplier of diagnostic, medical imaging and surgical products, since December 2013; Transocean Ltd., a provider of offshore contract drilling services for oil and gas wells, since May 2013; and Ferrous Resources Limited, an iron ore mining company with operations in Brazil, since November 2012. Mr. Merksamer was previously a director of: Talisman Energy Inc., an independent oil and gas exploration and production company, from December 2013 to May 2015; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2012 to September 2014; CVR Refining, LP, an independent downstream energy limited partnership, from September 2012 to May 2014; Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, from September 2010 to January 2014; American Railcar Industries, Inc., a railcar manufacturing company, from June 2011 to June 2013; Viskase Companies, Inc., a meat casing company, from January 2010 to April 2013; PSC Metals Inc., a metal recycling company, from March 2009 to October 2012; and Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012. Ferrous Resources Limited, CVR Refining, CVR Energy, Federal−Mogul, American Railcar Industries, Viskase Companies and PSC Metals are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had non-controlling interests in Hertz, Talisman, Transocean, Navistar, and Dynegy Inc. through the ownership of securities.

Skills and Qualifications

Mr. Merksamer received an A.B. in Economics from Cornell University in 2002. Mr. Merksamer’s significant experience as a director of various companies enables him to understand complex business and financial issues. He possesses strong skills and experience in accounting, corporate governance, finance, human resources/compensation/employee benefits, mergers and acquisitions and treasury matters, which contributes greatly to the capabilities and composition of our Board and qualifies him to serve on our Board.

2016 Proxy Statement	18

Mark H. Rachesky, M.D.* Age: 56 Director since: October 2012 Committees: Finance (Co-Chair) and Nominating & Governance
Biographical Information

Dr. Rachesky is the founder and President of MHR Fund Management LLC, an investing firm that manages approximately $5 billion of assets and utilizes a private equity approach to investing in middle market companies with an emphasis on special situation and distressed investments. Dr. Rachesky serves as a member and chairman of the board of directors of Loral Space & Communications Inc., a public satellite communications company, since 2005, Lions Gate Entertainment Corp., a public entertainment company, since 2009 and Telesat Canada, a satellite company, since 2007. He is also a member of the board of directors of Titan International, Inc., a public wheel, tire and undercarriage systems and components company, since June 2014, Emisphere Technologies, Inc., a public biopharmaceutical company, since 2005 and Nationshealth, Inc., a medical supply company (which went from a public company to a private company in 2009), from 2005 to June 2014. He also served as a member and chairman of the board of Leap Wireless International, Inc., a public digital wireless company, from 2004 until its acquisition by AT&T in March 2014. Dr. Rachesky holds a B.S. in molecular aspects of cancer from the University of Pennsylvania, an M.D. from the Stanford University School of Medicine and an M.B.A. from the Stanford University School of Business.

Skills and Qualifications

Dr. Rachesky brings significant corporate finance and business expertise to our Board due to his background as an investor and fund manager. Dr. Rachesky also has significant expertise and perspective as a member of the boards of directors of private and public companies engaged in a wide range of businesses. Dr. Rachesky’s broad and insightful perspectives relating to economic, financial and business conditions affecting the Company and its strategic direction well qualifies him to serve on our Board.

Michael F. Sirignano* Age: 34 Director since: March 2014 Committees: Audit and Compensation (Chair)
Biographical Information

Mr. Sirignano has served as a Principal at MHR Fund Management LLC since 2012 where he is responsible for sourcing and managing investments and portfolio companies. From 2006 to 2011, Mr. Sirignano was at Owl Creek Asset Management, L.P. which is a value-oriented investment firm. Mr. Sirignano held various titles, most recently Senior Analyst. Mr. Sirignano was focused primarily on equities and distressed debt in the industrial, housing, metals and mining, telecommunication and technology sectors. Prior to that, Mr. Sirignano was a member of Rothschild’s restructuring group where he worked on restructurings, refinancing transactions and sale processes for distressed companies. Mr. Sirignano holds a B.A. in Economics, with honors, from Williams College.

Skills and Qualifications

Mr. Sirignano brings significant corporate finance and business expertise to our Board due to his experience as an analyst across a number of industries and his focus on equity and debt securities.

2016 Proxy Statement	19

Dennis D. Williams* ** Age: 62 Director since: June 2006 Committees: Audit and Finance
Additional Director Who Is Not Elected by the Stockholders

Biographical Information

Mr. Williams has served as President of the UAW since June, 2014. Prior to that, Mr. Williams was the UAW’s Secretary, Treasurer and Director, Agricultural Implement and Transnational Departments from June 2010 to June, 2014, UAW Region 4 Director from 2001 to 2010 and Assistant Director of Region 4 from 1995 to 2001. Prior to joining the UAW, Mr. Williams was employed by Case Company from 1977 to 1988. Mr. Williams also served for four years in the United States Marine Corps.

________________

*	Indicates each director deemed independent in accordance with our Corporate Governance Guidelines and Section 303A of the NYSE Listed Company Manual Corporate Governance Standards.

**
In July 1993, we restructured our postretirement health care and life insurance benefits pursuant to a settlement agreement, which required, among other things, the addition of a seat on our Board. The director’s seat is filled by a person appointed by the UAW. This director is not elected by stockholders at the Annual Meeting.

2016 Proxy Statement	20

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. These guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value.

Related Party Transactions and Approval Policy

Our Policy and Procedures with Respect to Related Person Transactions governs the review, approval and ratification of transactions involving the Company and related persons where the amount involved exceeds $120,000. Related persons include our executive officers, directors, director nominees, 5% stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the General Counsel or Corporate Secretary of Navistar is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The General Counsel or Corporate Secretary then assesses whether the proposed transaction is a related-person transaction for purposes of the policy and SEC rules. If the General Counsel or Corporate Secretary determines that the proposed transaction is a related-person transaction for such purposes, the proposed transaction is then submitted to the Audit Committee of the Board for its consideration. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event a person involved with, or connected to, the proposed transaction is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related-person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee will then make a recommendation to the Board. The Board approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Board in good faith. In the event that the Company becomes aware of a related-person transaction that has not been previously approved or ratified by the Board or the Audit Committee, a similar process will be undertaken by the Board and the Audit Committee in order to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The General Counsel or Corporate Secretary may also develop, implement and maintain from time to time certain administrative procedures to ensure the effectiveness of this policy.

A copy of our Policy and Procedures with Respect to Related Person Transactions is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.

Since the beginning of 2015, the following two related-person transactions occurred:

•
The first originally occurred in August 2008 and relates to our former Senior Vice President and Treasurer, James M. Moran, whose wife, Kristin Moran, was employed as a Senior Counsel of Navistar, Inc. Mrs. Moran had received annual compensation and benefits for calendar 2015 of approximately $227,000, which included base salary, Company 401(k) matching contributions and other standard benefits available to all employees generally. Mrs. Moran’s compensation and benefits were comparable to other employees with equivalent qualifications, experience, and responsibilities at the Company. Moreover, Mrs. Moran’s annual compensation was market bench-marked periodically by our Corporate Compensation Department and determined outside of the related person’s reporting structure. This transaction is subject to our Policy and Procedures with Respect to Related Person Transactions because Mr. Moran was an executive officer of the Company during a portion of 2015. This transaction did not require approval, however, and is permissible under our Policy and Procedures with Respect to Related Person

2016 Proxy Statement	21

Transactions because Mrs. Moran’s employment pre-dated Mr. Moran’s appointment as our Senior Vice President and Treasurer.

•
The second occurred throughout 2015 and was ratified by the Board, upon the recommendation of the Audit Committee, in December 2015 and relates to Carl Icahn, a 19.9% stockholder of the Company, and Federal-Mogul Corporation (‘‘Federal-Mogul’’). Navistar purchased goods and services from Federal-Mogul throughout 2015 that amounted to approximately $18,500,000. Mr. Icahn owns over 80% of Federal-Mogul. Navistar received standard terms and conditions and received no unique payment terms or special concessions. Because Mr. Icahn is an 80% owner of Federal-Mogul, Mr. Icahn has an indirect material interest in this transaction. The Audit Committee and the Board considered the factors described above and the Board, upon the recommendation of the Audit Committee, ratified the transactions on the basis that the Navistar/Icahn/Federal-Mogul relationship is in the best interests of the Company.

Director Independence Determinations

We believe that a substantial majority of the members of our Board should be independent non-employee directors. Our Board has affirmatively determined that eight of our nine current directors, namely Messrs. Hammes, Intrieri, Keyes, McChrystal, Merksamer, Rachesky, Sirignano and Williams, qualify as ‘‘independent directors’’ in accordance with the NYSE’s independence requirements and our own internal guidelines for determining director independence. Each of these directors and nominees has also been determined to be financially literate. All of the members of our Audit Committee, Compensation Committee, Finance Committee and the Nominating and Governance Committee are independent and financially literate.

Both the NYSE requirements and our own guidelines include a series of objective tests for determining the independence of a director, such as that the director or his family members is not an employee of Navistar and has not engaged in various types of commercial or charitable relationships with Navistar. A copy of our existing guidelines for determining director independence, as included in our Corporate Governance Guidelines, is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Our Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Navistar with regard to each director’s business and personal activities as they may relate to Navistar, its management and/or its independent registered public accounting firm.

Board Leadership Structure

The Company’s Corporate Governance Guidelines require the Board to select the Chairman of the Board and the CEO and to determine from time to time whether the positions are combined and filled by one person or separated and filled by two persons. Previously, our CEO served as Chairman and we had an independent Lead Director. Beginning in April 2013, with the appointment of Mr. Clarke as our CEO, the Board determined it would be preferable for one of our independent directors to serve as Chairman, and as such elected Mr. Keyes to this position. Mr. Keyes, who has over 13 years serving on our Board, was previously Chairman/CEO of a Fortune 500 company and has served on other public company boards. The Board believes this board leadership structure currently is best for our Company and our stockholders.

We believe it is the CEO’s responsibility to run the Company and the Chairman’s responsibility to run the Board. As directors continue to have more oversight responsibilities, we believe it is beneficial to have an independent Chairman whose sole job within the Company is leading the Board. In making its decision to change the leadership structure and appoint an independent chairman, the Board considered the time that Mr. Clarke is required to devote to the CEO position. By having another director serve as Chairman, Mr. Clarke will be able to focus his entire energy on leading the Company as CEO.

Our Corporate Governance Guidelines require that if, in the future, the CEO is serving as Chairman, then the Board would also name an independent Lead Director.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company. Day-to-day risk management is the responsibility of management, which has implemented an Enterprise Risk Management process to identify, assess, manage and monitor risks that our Company faces. Enterprise Risk Management operates within our Internal Audit and

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Corporate Compliance department and coordinates its efforts with that department. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. In particular, the Audit Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management. It also focuses on the management of financial risk exposure and oversees financial statement compliance and controls environment risk exposure. The Nominating and Governance Committee oversees risks related to corporate governance, including risk related to the political environment. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies and programs and programs related to assessment, selection, succession planning, training and development of executives of the Company. Finally, the Finance Committee is responsible for overseeing policies with respect to financial risk assessment and financial risk management including, without limitation, risks relating to liquidity/access to capital and macroeconomic trends/environment risks. Each of the Board committees periodically reviews these risks and then discusses the process and results with the full Board.

The Board believes maintaining an independent Board with a separate Chairman and CEO permits open discussion and assessment of the Company’s ability to manage risks associated with the Company’s strategic plans and objectives.

Nominating Directors

You may recommend any person as a candidate for director for election at our annual meeting of stockholders by writing to our Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532 and complying with the procedures set forth in the Company’s By-Laws. Your letter must be received by Navistar’s Corporate Secretary no earlier than September 13, 2016, and no later than October 13, 2016, and must include all of the information required by the Company’s By-Laws including, but not limited to, the proposed nominee’s biographical information and principal occupation; the number of shares of capital stock of the Company which are owned by the proposed nominee, appropriate information about the proposed nominee that would be required to be included in a proxy statement under the rules of the SEC, the number of shares held by you, information about the relationship between the proposed nominee and you, any pending or threatened litigation in which the proposed nominee is a party and a representation that you intend to appear in person or by proxy at the meeting to nominate the proposed nominee. Your letter must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. You may only recommend a candidate for director if you hold shares of Common Stock on the date you give the notice described above, on the record date for the annual meeting of stockholders at which you propose such nominee be elected and on the date of the annual meeting of stockholders at which you propose such nominee be elected.

The Nominating and Governance Committee identifies nominees for directors from various sources, including suggestions from Board members and management, and in the past has used third party consultants to assist in identifying and evaluating potential nominees. The Nominating and Governance Committee will consider persons recommended by the stockholders in the same manner as a committee-recommended nominee. The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	knowledge and contacts in the Company’s industry and other relevant industries;

•	positive reputation in the business community;

•	the highest personal and professional ethics and integrity and values that are compatible with the Company’s values;

•	experiences and achievements that provide the nominee with the ability to exercise good business judgment;

•	ability to make significant contributions to the Company’s success;

•	ability to work successfully with other directors;

•	willingness to devote the necessary time to the work of the Board and its committees which includes being available for the entire time of meetings;

•	ability to assist and evaluate the Company’s management;

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•	involvement only in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders;

•
understanding of and ability to meet his or her responsibilities to the Company’s stockholders including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest); and

•	potential to serve on the Board for at least five years.

The Nominating and Governance Committee believes that consideration should also be given to having a diversity of backgrounds, skills, and perspectives among the directors, and that generally directors should not be persons whose primary activity is investment banking, law, accounting, or consulting. In addition, in selecting directors, the Nominating and Governance Committee will consider the need to strengthen the Board by providing a diversity of persons in terms of their expertise, age, gender, race, ethnicity, education, and other attributes which contribute to the Board’s diversity. Our Board diversity policy is contained within our Corporate Governance Guidelines.

The satisfaction of the above criteria is implemented and assessed through ongoing consideration of directors and nominees by the Nominating and Governance Committee and the Board, as well as through the Board’s self-evaluation process. Based upon these activities and its review of the current composition of the Board, the Nominating and Governance Committee and the Board believe that these criteria have been satisfied.

As outlined in our Corporate Governance Guidelines, any director who receives more ‘‘withheld’’ votes than ‘‘for’’ votes in an uncontested election is required to tender his resignation to the Nominating and Governance Committee for consideration and recommendation to the Board. The Board will publicly disclose its decision.

Board Committees and Meetings

The Board documented its governance practices, policies and procedures in our Corporate Governance Guidelines. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. In October 2015, the Board conducted an evaluation of the committees and the Board.

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Governance Committee. Each of the committees is governed by a written charter, copies of which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/ corporategovernance/documents.

In 2015, the full Board met 9 times. In addition, the Board’s independent directors meet regularly in executive session without management present to, among other things, evaluate the performance of the Chief Executive Officer and discuss corporate strategies. The Chairmen of our Audit, Compensation, Nominating and Governance and Finance Committees of the Board each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of his committee.

During 2015, with the exception of Dennis D. Williams, each of the directors attended 75% or more of all the meetings of the Board and the committees on which he serves. The average attendance of all directors at meetings of the Board and the committees on which they served in 2015 was 94%. We encourage all Board members to attend all meetings, including the Annual Meeting. All of our directors who were directors at the time of our 2015 Annual Meeting attended that meeting.

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Below is a table indicating committee membership and a description of each committee of the Board.

Committee Membership (as of December 22, 2015)
	Audit	Compensation	Finance	Nominating & Governance
Troy A. Clarke
Michael N. Hammes			✓	✓*
Vincent J. Intrieri			✓*	✓
James H. Keyes	✓*	✓
Stanley A. McChrystal		✓		✓
Samuel J. Merksamer	✓	✓
Mark H. Rachesky			✓*	✓
Michael F. Sirignano	✓	✓*
Dennis D. Williams	✓		✓

*	Indicates the chair of the committee. Mr. Intrieri and Mr. Rachesky serve as co-chairs of the Finance Committee.

Audit Committee — The Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s financial reporting process, the Company’s legal and regulatory compliance, the independence, qualifications and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function and corporate compliance function. The Audit Committee reviews the audit plans of the Company’s independent registered public accounting firm and internal audit staff, reviews the audit of the Company’s accounts with the independent registered public accounting firm and the internal auditors, considers the adequacy of audit scope and reviews and discusses with the auditors and management the auditors’ reports. The Audit Committee also reviews environmental reports and compliance activities for the Company’s facilities and the expense accounts of executive officers and directors. The Audit Committee reviews and decides on conflicts of interest and waivers of compliance with the Company’s Code of Conduct that may affect executive officers and directors, discusses policies and guidelines with respect to risk assessment and risk management. The Audit Committee reviews and recommends to the Board for approval to either approve, ratify, reject or take other action with respect to related person transactions and it prepares and approves the Audit Committee Report for inclusion in the Company’s proxy statement. Additional information on the roles and responsibilities of the Audit Committee is provided in the Audit Committee Report section of this proxy statement. All members of the Audit Committee are independent and the Board designated each Audit Committee member, namely, Mr. James H. Keyes, Mr. Samuel J. Merksamer, Mr. Michael F. Sirignano and Mr. Dennis D. Williams, as an ‘‘audit committee financial expert,’’ as defined by applicable law, rules and regulations. In 2015, the Audit Committee held 9 meetings. The Audit Committee conducted an evaluation of its performance in October 2015.

Compensation Committee — The Compensation Committee makes recommendations to the Board with respect to the appointment and responsibilities of all executive officers, reviews and approves the compensation of executive officers who are not also directors of the Company, reviews and approves the Company’s compensation strategy and any associated risks, recommends to the independent members of the Board the compensation of executive officers who also are directors of the Company, administers the Company’s equity and incentive compensation plans, engages the compensation consultants that advise the Compensation Committee and approves the consultants’ fees and terms of engagement, furnishes an annual Compensation Committee Report on executive compensation and reviews and discusses the Compensation Discussion & Analysis (‘‘CD&A’’) with management and recommends to the Board the inclusion of the CD&A in the Company’s proxy statement. Upon management’s recommendation, the Compensation Committee reviews basic changes to non-represented employees’ base compensation and incentive and benefit plans. The Compensation Committee also oversees the development and implementation of succession plans for senior executives (with the exception of our CEO). Additional information on the roles and responsibilities of the Compensation Committee is provided in the CD&A section of this proxy statement. The Compensation Committee held 6 meetings in 2015. The Compensation Committee conducted an evaluation of its performance in October 2015.

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Finance Committee — The Finance Committee reviews the Company’s financing requirements, procedures by which projections and estimates of cash flow are developed, dividend policy and investment spending and capital expenditure budgets. The Finance Committee also oversees the Company’s policies with respect to financial risk assessment and financial risk management, including liquidity and access to capital and macroeconomic trends. The Finance Committee held 8 meetings in 2015. The Finance Committee conducted an evaluation of its performance in October 2015.

Nominating and Governance Committee — The Nominating and Governance Committee is responsible for the organizational structure of the Board and its committees, recommending to the Board the directors to serve on the standing Board committees, reviewing and making recommendations to the Board concerning nominees for election as directors, CEO succession planning, reviewing and making recommendations to the Board concerning corporate governance practices and policies and changes to our Restated Certificate of Incorporation and our By-Laws and overseeing risks related to corporate governance and the political environment. In addition, the Nominating and Governance Committee leads the Board in its self-evaluation process and monitors compliance with the Corporate Governance Guidelines. The Nominating and Governance Committee held 5 meetings in 2015. The Nominating and Governance Committee conducted an evaluation of its performance in October 2015.

Communication with the Board

Interested parties may communicate with any of our directors, our Board as a group, our non-employee directors as a group or any committees of the Board by sending an e-mail to presiding.director@navistar.com or by writing to the Presiding Director, c/o the Corporate Secretary, at 2701 Navistar Drive, Lisle, Illinois 60532. The Board has given the Corporate Secretary the discretion to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to the duties and responsibilities of the Board. Communications that relate to ordinary business matters that are not within the scope of the Board’s duties and responsibilities will be forwarded to the appropriate employee within the Company. Solicitations, junk email and obviously frivolous or inappropriate communications will not be forwarded. You will receive a written acknowledgment from the Corporate Secretary’s Office upon receipt of your communication.

Code of Conduct

Our Code of Conduct embodies a code of ethics (the ‘‘Code’’) applicable to all of our directors, officers and employees. The Code establishes the principles, policies, standards and conduct for professional behavior in the workplace. Every director, officer and employee is required to read and follow the Code. A copy of the Code is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Any waiver of the Code for executive officers or directors of the Company requires the approval of the Audit Committee and must be promptly disclosed to the Company’s stockholders. We intend to disclose on the Investor Relations section of our website (http://www.navistar.com/navistar/investors/corporategovernance/documents) any amendments to, or waivers from, the Code that is required to be publicly disclosed under the rules of the SEC.

The Audit Committee has established procedures for employees, vendors and other interested parties to communicate concerns with respect to our accounting, internal controls or financial reporting to the Audit Committee, which has responsibility for these matters. Concerns may be reported as follows:

Via the Navistar Business Abuse and Compliance Hotline	Write to the Audit Committee	E-mail the Audit Committee
1-877-734-2548 or via the Internet at tnwinc.com/webreport/default.asp	Audit Committee c/o Corporate Secretary Navistar International Corporation 2701 Navistar Drive Lisle, Illinois 60532	Audit.committee@navistar.com

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PERSONS OWNING MORE THAN FIVE PERCENT OF COMPANY COMMON STOCK

This table indicates, as of December 14, 2015, all persons we know to be beneficial owners of more than 5% of our Common Stock. This information is based, in part, on a review of Schedule 13D, Schedule 13G and Section 16 reports filed with the SEC by persons and entities listed in the table below, as well as on other available information.

Name and Address	Total Amount and Nature of Beneficial Ownership	Percent of Class(A)
Carl C. Icahn c/o Icahn Associates Corp., 767 Fifth Avenue, Suite 4700 New York, NY 10153	16,272,524(B)	19.9%
Mark H. Rachesky, M.D. 40 West 57th Street, 24th floor New York, NY 10019	16,247,942(C)	19.9%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	14,617,236(D)	17.9%
GAMCO Investors, Inc. et. al. One Corporate Center Rye, NY 10580-1435	10,033,832(E)	12.3%
Hotchkis & Wiley Capital Management LLC 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	8,527,172(F)	10.4%

(A)	Applicable percentage ownership is based upon 81,544,909 shares of Common Stock outstanding as of December 14, 2015.

(B)
As reported in Schedule 13D/A filed with the SEC on December 17, 2014 by High River Limited Partnership (‘‘High River’’), Hopper Investments LLC (‘‘Hopper’’), Barberry Corp. (‘‘Barberry’’), Icahn Partners Master Fund LP (‘‘Icahn Master’’), Icahn Partners Master Fund II LP (‘‘Icahn Master II’’), Icahn Offshore LP (‘‘Icahn Offshore’’), Icahn Partners LP (‘‘Icahn Partners’’), Icahn Onshore LP (‘‘Icahn Onshore’’), Icahn Capital LP (‘‘Icahn Capital’’), IPH GP LLC (‘‘IPH’’), Icahn Enterprises Holdings L.P. (‘‘Icahn Enterprises Holdings’’), Icahn Enterprises G.P. Inc. (‘‘Icahn Enterprises GP’’), Beckton Corp. (‘‘Beckton’’), and Carl C. Icahn (collectively, the ‘‘Icahn Reporting Persons’’). The Icahn Reporting Persons reported the following: High River has sole voting power and sole dispositive power with regard to 3,254,504 shares of Common Stock and each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; Icahn Master has sole voting power and sole dispositive power with regard to 5,287,439 shares of Common Stock and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; and Icahn Partners has sole voting power and sole dispositive power with regard to 7,730,581 shares of Common Stock and each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Mr. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Reporting Persons. In addition, Mr. Icahn is the indirect holder of approximately 92.6% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (‘‘Icahn Enterprises’’). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. See the Schedule 13D/A filed by the Icahn Reporting Persons for certain disclaimers of beneficial ownership.

(C)
As reported in a Schedule 13D/A filed with the SEC on September 4, 2015 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky (collectively, the ‘‘MHR Reporting Persons’’). The MHR Reporting Persons reported the following: MHR Institutional Partners III LP and MHR Institutional Advisors III LLC each has sole voting and dispositive power over 14,980,528 shares of Common Stock. MHR Fund Management LLC and MHR Holdings LLC each has sole voting and dispositive power over 16,225,000 shares of Common Stock. Dr. Rachesky has sole voting and dispositive power over 16,247,942 shares of Common Stock, which includes (i) 16,225,000 shares of Common Stock beneficially owned by Dr. Rachesky as the managing member of MHR Advisors LLC, MHR Institutional Advisors III LLC and MHR Holdings LLC; (ii) 6,180 shares of Common Stock held directly by Dr. Rachesky; (iii) options to purchase 15,000 shares of Common Stock granted to Dr. Rachesky in his capacity as a director; and (iv) 1,762 shares of Common Stock that may be obtained upon settlement of phantom stock units granted to Dr. Rachesky in his capacity as a director.

(D)
As reported in Schedule 13G/A filed with the SEC on February 5, 2015 by Franklin Resources, Inc. (‘‘FRI’’), Charles B. Johnson, Rupert H. Johnson, Jr. and Templeton Global Advisors Limited. These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. See the Schedule 13G/A for certain disclaimers of beneficial ownership.

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(E)
As reported in a Schedule 13D/A filed with the SEC on March 24, 2015, by Gabelli Funds, LLC, GAMCO Asset Management, Inc., Teton Advisors, Inc., Gabelli Securities, Inc., Gabelli Foundation, Inc., MJG Associates, Inc., MJG-IV Limited Partnership, GGCP, Inc., GAMCO Investors, Inc., and Mario J. Gabelli (collectively, the ‘‘Gabelli Reporting Persons’’). The Gabelli Reporting Persons reported the following: Gabelli Funds LLC has sole voting and dispositive power with regard to 3,370,553 shares of Common Stock, GAMCO Asset Management Inc. has sole voting power with regard to 5,966,979 shares of Common Stock and sole dispositive power with regard to 6,503,979 shares of Common Stock, Teton Advisers, Inc. has sole voting and dispositive power with regard to 5,000 shares of Common Stock, Gabelli Securities, Inc. has sole voting and dispositive power with regard to 9,500 shares of Common Stock, Gabelli Foundation, Inc. has sole voting and dispositive power with regard to 10,000 shares of Common Stock, MJG Associates, Inc. has sole voting and dispositive power with regard to 6,500 shares of Common Stock, MJG-IV Limited Partnership has sole voting and dispositive power with regard to 2,000 shares of Common Stock, GGCP, Inc. has sole voting and dispositive power with regard to 16,000 shares of Common Stock, GAMCO Investors, Inc. has sole voting and dispositive power with regard to 8,800 shares of Common Stock, and Mario J. Gabelli has sole voting and dispositive power with regard to 101,500 shares of Common Stock. Mr. Gabelli is deemed to have beneficial ownership of the shares of Common Stock owned beneficially by each of the foregoing entities due to the fact that he directly or indirectly controls or acts as chief investment officer for such entities. Gabelli Securities, Inc. is deemed to have beneficial ownership of the Common Stock owned beneficially by G. research, Inc. GAMCO Investors, Inc. and GGCP, Inc. are deemed to have beneficial ownership of the shares of Common Stock owned beneficially by each of the Gabelli Reporting Persons other than Mr. Gabelli and Gabelli Foundation, Inc. See the Schedule 13D/A filed by the Gabelli Reporting Persons for certain disclaimers of beneficial ownership.

(F)
As reported in a Schedule 13G filed with the SEC on August 7, 2015, by Hotchkis & Wiley Capital Management, LLC and Hotchkis and Wiley Mid-Cap Value Fund (collectively, the ‘‘Hotchkis & Wiley Reporting Persons’’). The Hotchkis & Wiley Reporting Persons reported the following: Hotchkis & Wiley Capital Management, LLC has sole voting power over 8,139,672 shares of Common Stock and has sole dispositive power over 8,527,172 shares of Common Stock and Hotchkis and Wiley Mid-Cap Value Fund has sole voting and dispositive power over 4,251,300 shares of Common Stock.

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COMPANY COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of November 30, 2015 by: (i) each of our directors or nominees for director; (ii) each of our NEOs; and (iii) all of our directors, nominees for director and executive officers as a group. In general, ‘‘beneficial ownership’’ includes those shares of Common Stock a director, nominee for director or NEO has the power to vote or transfer, stock units convertible into Common Stock within 60 days and stock options exercisable within 60 days. Except as noted, the persons named in the table below have the sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name/Group	Owned(A)	Number of DSUs, PSUs or RSUs Convertible into Common Stock(B)	Obtainable Through Stock Option Exercise	Total	Percent of Class
John J. Allen	3,896	—	88,105	92,001	*
Walter G. Borst	17,989	6,911	39,193	64,093	*
Troy A. Clarke	54,100	5,692	836,331	896,123	1.1
Steven K. Covey	28,883	3,601	81,406	113,890	*
Michael N. Hammes	7,664	—	25,400	33,064	*
Vincent J. Intrieri	592	1,909	10,000	12,501	*
James H. Keyes	4,685	16,424	26,600	47,709	*
William R. Kozek	2,625	—	18,030	20,655	*
Persio V. Lisboa	3,289	2,790	11,755	17,834	*
Stanley A. McChrystal	1,508	16,385	15,000	32,893	*
Samuel J. Merksamer	592	1,263	10,000	11,855	*
Mark H. Rachesky(C)	16,231,180	4,219	10,000	16,245,399	19.9
Michael Sirignano	2,809	4,701	1,667	9,177	*
Dennis D. Williams(D)	—	—	—	—	*
All Directors and Executive Officers as a Group (17 persons)(E)	16,374,182	65,576	1,185,525	17,625,283	21.6

*	Percentage of shares beneficially owned does not exceed one percent.

(A)
The number of shares shown for each NEO (and all directors and executive officers as a group) includes the number of shares of Common Stock owned indirectly, as of November 30, 2015, by such executive officers in our Retirement Accumulation Plan, as reported to us by the Plan trustee.

(B)	For additional information on deferred share units (‘‘DSUs’’), premium share units (‘‘PSUs’’) and restricted stock units (‘‘RSUs’’) see below.

(C)
As reported in various Form 4’s filed with the SEC during 2015 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky. See also Footnote C to the section Persons Owning More Than Five Percent of Navistar Common Stock in this proxy statement.

(D)	At the request of the UAW, the UAW representative director, Dennis Williams, does not receive stock or stock option grant awards.

(E)	Includes all current directors, NEOs and officers for purposes of Section 16 of the Exchange Act as a group.

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DSUs PSUs and RSUs

Under our Executive Stock Ownership Program in effect for 2013 and prior years, executives may defer their cash bonus into DSUs. If an executive officer elects to defer a cash bonus, the number of shares shown for such NEO includes these DSUs. These DSUs vest immediately. The number of shares shown as owned for each NEO (and all Executive Officers as a group) also includes PSUs that were awarded pursuant to the Executive Stock Ownership Program. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Effective November 1, 2013, our Executive Stock Ownership Program was amended and restated to, among other things, eliminate an executive’s ability to earn PSUs or defer their cash bonus into DSUs.

Under our Non-Employee Directors Deferred Fee Plan, directors may defer all or a portion of their annual retainer into DSUs, and prior to calendar year 2012 when meeting fees were paid for attendance at Board and committee meetings, all or a portion of their meeting fees into DSUs. If a director elected to defer a portion of his annual retainer and/or meeting fees into DSUs, these DSUs are shown as owned.

Certain of our executives have been awarded share settled restricted stock units under the 2013 Performance Incentive Plan. The RSUs vest in equal installments on each of the first three anniversaries of the date of grant or cliff vest as to 100% of the shares granted on the third anniversary of the date of grant, and are converted into our Common Stock on a one to one basis at time of vesting.

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PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding advisory vote on executive compensation on an annual basis. In light of those results, our Board determined that the Company will hold a non-binding advisory vote on executive compensation on an annual basis. The next required non-binding advisory vote regarding the frequency interval will be in 2017, although an earlier vote regarding such frequency interval may be held at the Board’s discretion.

The Company places importance on the feedback of our stockholders regarding our compensation practices. We are focused on continuously reviewing and improving such practices in order to best align executive pay with Company performance. At our 2014 and 2015 annual meeting of stockholders, our stockholders expressed their support of our executive compensation programs by approving our non-binding advisory vote on our executive compensation by approximately 73% and 99% (as calculated by Institutional Shareholder Services (‘‘ISS’’)), respectively. Since that time we have continued our stockholder outreach initiatives and our continuous efforts to best align executive pay with Company performance.

As described more fully in our CD&A, our executive compensation programs for our NEOs, as well as other executives, are designed to closely align executive rewards with the total return to stockholders and both corporate and individual performance. As evidence of our commitment to align executive pay with Company performance:

•	The 2013 and 2014 LTI performance targets for awards granted to the CEO have not been met.

•	The 2013 LTI performance targets for awards granted to NEOs (other than the CEO) were met for 50% of the grants and were not met for the other 50%.

•	The 2014 LTI performance targets for awards granted to NEOs (other than the CEO) are out of reach for 50% of the grant and are not likely to be met for the other 50%.

•	The 2015 LTI performance targets for awards granted to NEOs (other than the CEO) are projected to be met or exceeded for 50% of the grant and are not likely to be met for the other 50%.

•	The 2015 AI awards will be paid out at 85% of Target percentage due to our achievements.

The Board urges our stockholders to read the CD&A, which describes in more detail the changes made to the executive compensation programs and how the executive compensation programs are designed to support our Company and our business strategies in concert with our culture, compensation philosophies and guiding principles.

We believe that the Company’s executive compensation programs appropriately align pay and performance and enable the Company to attract and retain talented executives within our industry.

We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement, as required pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a ‘‘say-on-pay’’ proposal, gives you as a stockholder the opportunity to express your views on our 2015 executive compensation policies and procedures described in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs as described in this proxy statement. Accordingly, we ask our stockholders to vote ‘‘FOR’’ the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Navistar International Corporation (the ‘‘Company’’) approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote, as we did last year. The Compensation Committee will consider our stockholders’ concerns and take into account the outcome of ‘‘say-on-pay’’ votes when designing future executive compensation programs. The Board recommends that you indicate your support for the Company’s executive compensation in 2015, as outlined in the above resolution.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSAL 2.

2016 Proxy Statement	31

COMPENSATION

Compensation Committee Report

The Compensation Committee reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management, and based upon this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement. The independent members of the Board reviewed and discussed the compensation of the CEO.

The Compensation Committee	Independent Board members (non-Compensation Committee members)
Michael F. Sirignano, Chairman	Michael N. Hammes
James H. Keyes	Vincent Intrieri
Stanley A. McChrystal	Mark H. Rachesky
Samuel J. Merksamer	Dennis D. Williams

(Approved by the members of the Compensation Committee and the other independent members of the Board on December 8, 2015.)

Compensation Discussion and Analysis (the "CD&A")

The Compensation Committee has the responsibility to approve and monitor all compensation and benefit programs for our executive officers (for purposes of this proxy statement, the term "executive officer" means the senior leadership of the Company, including Section 16 Officers and NEOs) and makes recommendations for the compensation and benefits of our CEO, which is then reviewed and approved by the independent members of our Board. As part of its responsibilities, the Compensation Committee reviews the performance of our executive officers and approves compensation based on the overall successes of the individual executive and the organization as a whole. The Compensation Committee is governed by a written charter, a copy of which is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/ corporategovernance/documents.

The following table lists our 2016 NEOs that will be discussed throughout the CD&A.

NEO	Title
Troy A. Clarke	President and Chief Executive Officer
Walter G. Borst	Executive Vice President and Chief Financial Officer
William R. Kozek	President, Truck and Parts
Persio V. Lisboa	President, Operations
Steven K. Covey	Senior Vice President and General Counsel
John J. Allen	Former Executive Vice President and Chief Operating Officer

This Compensation section is organized into the following main categories:

Executive Summary	33
Compensation Philosophy and Objectives	34
Detailed Review of Executive Compensation	38
Executive Compensation Tables	49
Compensation Risk	69
Compensation of Directors	70

2016 Proxy Statement	32

Executive Summary

For the third straight year, we have made strong progress in virtually every area of our business. In 2015, we demonstrated we are a performance-driven organization that is agile, forward focused, and committed to taking the actions we need in order to be successful.

The Company has a robust stockholder outreach and engagement program in place. We engage in regular contact with our stockholders throughout the year. Approximately 80% of our stock is held by five of our stockholders. Two of these stockholders have representation on our Board as discussed in our Executive Summary and Proposal One-Election of Directors. These stockholders, through their representatives on our Board, also are members of our Compensation Committee and are integrally involved in our compensation decisions and policies, with Mr. Sirignano being the Chairman of our Compensation Committee. We also engage in regular dialogue with our three remaining largest stockholders without representatives on our Board. We maintain open lines of communication with corporate governance advisory institutions and with our top 25 stockholders on an annual basis in order to solicit their feedback. We continuously work to improve these efforts and place importance on the feedback provided to us during this process.

An overall objective of our executive compensation program is to maintain a linkage between pay and performance, both long-term and short-term. Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is a key pay component linked to pay for performance and our short and long-term incentives. In 2015, the Company saw an incremental improvement of ~$200M annual adjusted EBITDA for the third year in a row. As a result of our performance:

•	Two of our NEOs received performance base salary increases which averaged 3.5%. Due to changes in our leadership team, two of our NEOs received promotional base salary increases which averaged 22%.

•
We approved a revised Annual Incentive ("AI") plan under which AI awards will be paid out at percentages based on our achievement of performance goals based on costs, revenues, cash and quality. For 2016, AI performance goals will also include Earnings Before Interest and Taxes ("EBIT") and market share goals.

•	Based on 2015 results of our AI performance measures, AI awards will be paid at 85% of Target.

•	Based on 2015 results, LTI awards for 2015 based on adjusted EBITDA Margin and Revenue Growth are projected to pay out for at least 50% of the grant.

•	The Company approved Long-Term Incentive ("LTI") awards based on an assessment of each executive with respect to both performance and potential;

In 2015, the Compensation Committee took the following actions with respect to the Company’s executive compensation program:

•
Maintained our clawback policy, which enables the Company to recover incentive-based compensation in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct;

•
Implemented certain revisions to our Executive Severance Agreement template for 2014 and going forward, including, but not limited to: (i) reducing the duration of the agreement post-Change in Control (‘‘CIC’’); (ii) modifying the definition of CIC; (iii) reducing the duration of the post-CIC period and (iv) including the Company’s ability to recoup incentive pay under the Company’s clawback policy; and

•	Continued to exclude pro-rata bonus from the calculation of any pension/retirement benefit under our Executive Severance Agreements.

2016 Proxy Statement	33

Compensation Governance Measures

What We Do	What We Don't Do
We use multiple performance measures in our short-term and long-term incentive plans. These performance measures link pay to performance and stockholder interests.
The Company maintains policies that eliminate all tax gross-ups for perquisites and other similar benefits to Section 16 Officers, and prohibit tax gross-ups for any cash or equity awards for all employees.

The Compensation Committee reviews external market data when making compensation decisions.	We do not reprice stock options.
The Compensation Committee selects and engages its own independent advisor, Frederic W. Cook & Co., Inc.
We have an anti-hedging policy, whereby employees and directors are prohibited from trading in puts, calls, options or other similar securities related to our common stock. We also restrict short selling, pledges and margin accounts used by executive officers and directors.

We maintain a clawback policy to recoup incentive-based compensation in the event of an accounting restatement.	We do not accelerate the vesting of long-term incentive awards, except in certain situations upon death.
Change in Control severance benefits are payable only upon a Change in Control (also referred to throughout as "CIC") with termination of employment ("double trigger").	We do not grant extra pension service with the exception of Change in Control as outlined in our Executive Severance Agreements (ESAs).
All officers are subject to stock ownership requirements, ranging from 6x base pay for the CEO to 3x base pay for other senior executives - including a retention requirement.
Directors are expected to own shares having a value equivalent to 3x their annual cash retainer.

Compensation Philosophy and Objectives

We believe the compensation of our executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the long-term interests of our stockholders. Consistent with this philosophy, the following guiding principles provide a framework for the Company’s executive compensation program:

•	Competitive Positioning: Total remuneration is designed to attract and retain the executive talent necessary to achieve our goals through a market competitive total remuneration package.

•	Pay-for-Performance: Executive compensation is performance-based with a direct link to Company and individual performance. It is also designed to align the interests of executives and stockholders.

•
Ownership and Responsibility:  Compensation programs are designed to recognize individual contributions as well as link executive and stockholder interests through programs that reward our executive officers, based on the financial success of the Company and increases to stockholder value.

The Company actively engages stockholders in say-on-pay discussions. Two of the largest stockholders are represented on the Board as well as the Compensation Committee. Other stockholder opinions are solicited in discussions throughout the year and the Company continues to align pay with performance throughout the organization based on best practices.

2016 Proxy Statement	34

Pay for Performance

The Company experienced net losses in 2013 through 2015. These operating results were a result of a number of factors, including but not limited to, expenses related to new engine launches, a continuing decrease in our military business, lower than anticipated market share in our North American truck markets, and warranty expenses. As such, a small award was paid under the 2013 AI plan primarily for meeting certain product targets and cost reduction goals. AI awards were not paid in 2014. Based on our 2015 AI plan results, AI awards will be paid at 85% of Target.

With respect to LTI (excluding the CEO grant that Mr. Clark received upon his promotion to CEO), the 2013, 2014 and 2015 LTI plans were overhauled to be 100% performance-based. Based on Company performance and the strategic plan:

•	The 2013 LTI performance targets were met for 50% of the grants, but were not met for the remaining 50%.

•	The 2014 LTI performance targets are out of reach for 50% of the grant (which would require distinguished performance) and not likely for the remaining 50%.

•	The 2015 LTI performance targets are projected to be met for 50% of the grant and are not likely to be met for the remaining 50%.

The following table outlines the performance based LTI awards granted to our NEOs (other than the CEO), along with the actual performance of those awards as of October 31, 2015. As the table illustrates, the value of the rewards is considerably smaller than what was granted, aligning executive pay with company performance.

		Performance Options	Performance Share Units
FY2013	Exercise Price/Closing Price on Grant	$27.24
	Stock Price as of 10/31/15	$12.30
	% of Equity Award	50%	50%
	Stock Price Hurdle Met?	Yes
	EBITDAPO Met?(1)		Not Met
	Value Based on 10/31/15 Price(2)	$0
	Change in Value as of 10/31/15(3)		(55)%

FY2014	Exercise Price/Closing Price on Grant	$35.09
	Stock Price as of 10/31/15	$12.30
	% Equity Award	50%	50%
	Operating Cash Flow Met?	Out of Reach
	Adjusted EBITDA Margin Met?		Not Likely
	Value Based on 10/31/15 Price(2)	$0
	Change in Value as of 10/31/15(3)		(65)%

FY2015	Exercise Price/Closing Price on Grant	$27.67
	Stock Price as of 10/31/15	$12.30
	% of Equity Award	50%	50%
	Adjusted EBITDA Margin Met?	Near Target	Near Target
	Revenue Growth Met?	Not Likely	Not Likely
	Value Based on 10/31/15 Price(2)	$0
	Change in Value as of 10/31/15(3)		(56)%

(1) Earnings Before Interest, Taxes, Depreciation, Amortization, Pensions, and Other Post-Employment Benefits.
(2) Assumes performance hurdle was met and option was exercised on 10/31/15.
(3) Assumes performance hurdle was met and Performance Share Unit was paid out on 10/31/15.

2016 Proxy Statement	35

The following table outlines the types of LTI awards granted to our CEO along with the actual performance for those awards as of October 31, 2015.

		Performance Options (Premium Priced)	Performance Options (At-the-Money)	Time-Based Options (Premium Priced)	Time-Based Options (At-the-Money)
FY2013	Exercise Price	$38.30	$30.64	$38.30	$30.64
	Stock Price as of 10/31/15	$12.30
	% Equity Award	17%	16%	25%	42%
	EBITDAPO Met?	Not Met
	Market Share Met?	Not Met
	Value Based on 10/31/15 Price	$0	$0	$0	$0
FY2014	Exercise Price	$43.86	$35.09	$43.86	$35.09
	Stock Price as of 10/31/15	$12.30
	% of Equity Award	17%	16%	25%	42%
	EBITDAPO Met?	Not Met
	Market Share Met?	Not Met
	Value Based on 10/31/15 Price	$0	$0	$0	$0

In 2015 we continue to align pay with performance throughout the organization through:

•
100% performance-based LTI awards for the NEOs (excluding the CEO), with grant sizes adjusted on the basis of not only past performance of the individual, but their long-term potential in the organization.

•	An AI program designed to align with key company performance targets which has a payout at 85% of Target.

Pay Mix

A key goal of our compensation philosophy and objectives, is the alignment of the pay mix for our CEO and top executives compared to the market. By pursuing that alignment, we can be assured that not only are the elements appropriate, but the overall package is properly designed. Although recommendations relative to each of these compensation elements are made separately, the Compensation Committee considers the total compensation and benefits package when making any compensation decision.

Working with an independent compensation advisor, we have developed the charts below which illustrate the alignment of Navistar’s executive pay and the external marketplace. The only small deviation is Navistar’s emphasis on the long term success of the Company versus the annual performance in the CEO compensation package.

2016 Proxy Statement	36

The below charts present Navistar’s total direct compensation ("TDC") mix (excluding special grants) for the CEO and NEOs relative to the peer group mix, with the Navistar mix on the left and the peer group mix on the right.

2016 Proxy Statement	37

Detailed Review of Executive Compensation

Compensation Consultant

The Compensation Committee engages the services of an independent compensation advisor to assist with decisions regarding executive compensation plans and programs. The independent compensation advisor reports solely to the Compensation Committee. During 2015, the Compensation Committee used Frederic W. Cook & Co., Inc. (‘‘Cook & Co.’’) to render the following services:

•	Attend committee meetings at the request of the Compensation Committee;

•	Advise the Compensation Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs;

•	Review the compensation strategy and executive compensation programs for alignment with our strategic business objectives;

•	Advise on the design of executive compensation programs to ensure the linkage between pay and performance;

•	Provide market data analyses to the Company;

•	Advise the Compensation Committee and the Board on setting the Chairman and CEO pay;

•	Review the annual compensation of the other NEOs as recommended by the CEO; and

•	Perform such other activities as requested by the Compensation Committee.

The Compensation Committee has the sole authority to approve the terms of Cook & Co.’s engagement. Cook & Co. did not provide any services to the Company other than executive compensation consulting services during 2015.

In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, Cook & Co. provided the Compensation Committee information regarding any personal, financial, or business relationships between Cook & Co. and the Company, its management or the members of the Compensation Committee that could impair its independence or present a conflict of interest. Based on its review of this information, the Compensation Committee determined that there were no relationships that impair the independence or create a material conflict of interest between the Company and Cook & Co. and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

Compensation Peer Group

For 2015, management recommended and the Compensation Committee approved a new peer group. We selected companies similar in overall size to Navistar with consideration being given to companies that meet one or more of the following criteria:

•	Included in Navistar’s primary Global Industry Classification Standard (GICS®) sub-industry (Construction & Farm Machinery & Heavy Trucks — 20106010);

•	Midwest location;

•	Names Navistar as a peer group company;

•	Similar gross margins; and

•	Consideration of the prior year’s peer group.

One company was removed (TRW Automotive Holdings) due to its acquisition. One company was added (Trinity Industries) because the company meets several criteria as outlined above. We ended up with a total of 20 companies in the new peer group compared to the peer group last year.

2016 Proxy Statement	38

Navistar’s 2015 peer group consists of the following 20 companies:

Company Name	Trailing 4Q Net Revenue ($ mil.)	Latest Quarter Total Assets ($ mil.)	9/30/14 Enterprise Value ($ mil.)	Composite Percentile Rank
PACCAR	$17,848	$20,907	$25,782	95%
Cummins	$18,118	$15,500	$23,586	89%
Illinois Tool Works	$14,410	$19,936	$35,387	89%
Goodyear	$18,918	$16,942	$11,343	82%
Delphi	$16,926	$11,452	$19,660	77%
Parker-Hannifin	$13,216	$13,274	$17,070	74%
Textron	$12,762	$15,135	$13,490	70%
Lear	$17,119	$8,962	$7,136	63%
Dover	$8,394	$8,795	$15,479	61%
BorgWarner	$7,973	$7,457	$12,491	47%
Navistar	$10,549	$7,702	$6,722	47%
AGCO	$10,419	$8,469	$5,166	47%
Masco	$8,373	$7,227	$10,531	46%
Trinity Industries	$5,312	$8,014	$9,351	35%
Terex	$7,279	$6,705	$5,059	30%
Tenneco	$8,329	$4,317	$4,226	19%
Joy Global	$3,826	$5,591	$6,316	18%
SPX	$4,714	$6,441	$4,797	18%
Visteon	$7,191	$5,649	$3,908	18%
Oshkosh	$6,867	$4,811	$4,128	12%
Dana Holding	$6,691	$5,212	$3,445	9%
75th Percentile	$15,039	$13,740	$15,877
Mean	$10,734	$10,040	$11,918
Median	$8,383	$8,242	$9,941
25th Percentile	$7,110	$6,243	$4,994
Navistar Rank	58%	44%	39%

With respect to the above table, please note as follows:

—	All financial and market data are taken from Standard & Poor’s Compustat Service.

—	Revenue excludes non-operating income, gain on sale of securities or fixed assets, discontinued operations, excise taxes and royalty income.

—	All data shown as reviewed by the Compensation Committee at the time of the Peer Group approval.

External Market Compensation Review

The Compensation Committee reviews various components of our executive compensation program to ensure that (i) pay opportunities are competitive with the external market, (ii) there is an appropriate link between performance and pay and (iii) the program supports our stated compensation philosophy.

In 2015 our Compensation Committee reviewed total compensation levels and mix relative to a 20-company peer group and broader industry surveys published by Aon Hewitt and Towers Watson. Survey data is statistically regressed to recognize the different sizes of the participating organizations (based on annual revenues) as compared to the size of Navistar. Please refer to Appendices A and B of this proxy statement for a list of participants in Aon Hewitt’s 2015 U.S. Total Compensation

2016 Proxy Statement	39

Measurement (‘‘TCM’’) Executive Regression and Towers Watson’s 2015 CDB General Industry Executive Compensation Survey Report — U.S. Surveys.

We maintain our compensation philosophy of targeting the 50th percentile (market median), for base salary, short-term incentives, and long-term incentives. We consider an NEO to be within the competitive range if his base salary is within 80 to 120 percent of the market median. Under special circumstances, when we are recruiting for critical roles, we may target an NEO’s salary to a higher level.

Elements of Total Direct Executive Compensation

Pay Element	What it Does	Performance Measures
Base Salary	Provides competitive base salary, typically reviewed annually, balances risk-taking concerns with stockholder interests	Job scope, experience, performance and market data
Short-term Annual Incentive or AI	Provides a competitive incentive opportunity, aligns individual, business unit and company performance	The goals established for 2015 include cost, revenue, cash and quality.
Long-Term Equity Incentives or LTI (including stock option grants)	Aligns executive and stockholder interests by tying compensation to share price appreciation, builds long-term stockholder value, cultivates stock ownership	2015 LTI awards were adjusted for each executive based upon an evaluation of both individual performance in addition to the individual's potential contribution to the organization

Chief Executive Officer Total Direct Compensation or "TDC"

Mr. Troy A. Clarke was named as the President and CEO in April 2013. The Board, with the assistance of the independent compensation advisor, reviewed CEO pay levels of our peer group, as well as those of other manufacturing organizations with similar revenues. Consistent with our compensation philosophy and the market review for other company chief executive officers, the Compensation Committee targeted total compensation at the market median but believed the pay for the President and CEO should be weighted with the greatest emphasis on performance.

Mr. Clarke’s compensation is specifically structured to focus on performance over the longer term as part of our turnaround strategy. Mr. Clarke’s compensation package was negotiated with significant input from our stockholder-nominated directors.

In general, our practice excludes the use of employment contracts. However, in connection with Mr. Clarke's appointment to President and CEO, we entered into a three-year employment and services agreement with him (the "Employment Agreement"). The following table summarizes the material terms of the Employment Agreement.

2016 Proxy Statement	40

	Contractual Terms			Annualized
Pay Element	Fiscal 2013	Fiscal 2014	Fiscal 2015	Fiscal 2013	Fiscal 2014	Fiscal 2015
Annual Base Salary	$900,000	$900,000	$900,000	$900,000	$900,000	$900,000
Short-term Annual Incentive or AI(1)	$324,000	—	$688,500	$324,000	—	$688,500
Long-Term Incentive / COO(2)	$2,563,033	—	—	$2,563,033	—	—
Long-Term Incentive / CEO(2)	$10,602,643	$3,659,358	—	$4,754,000	$4,754,000	$4,754,000
Total Direct Compensation	$14,389,676	$4,559,358	$1,588,500	$8,541,033	$5,654,000	$6,342,500
Other Benefits	Life insurance equal to five times base salary, vacation equal to four weeks, Annual flexible perquisite payment of $46,000
Severance Provisions
Severance provisions that provide for a severance payment equal to the sum of: (i) two times Mr. Clarke's base salary, (ii) the amount of his target AI award, and (iii) a pro-rated portion of his AI award at the time such payments are made to the employees generally, in the event that Mr. Clarke is terminated without Cause or due to constructive termination (other than in connection with a Change in Control). Severance provisions that provide for a severance payment equal to the sum of: (i) two times Mr. Clarke’s base salary, (ii) the amount of his target AI award, and (iii) a pro-rated portion of his AI award paid at the time of his termination, in the event that Mr. Clarke is terminated without Cause or due to constructive termination within 24 months after a Change-in-Control of the Company (or during the 90 days preceding the date of a Change-in-Control).

(1)	AI paid at 40% of target (target is 90% of base salary) for 2013; No AI paid for 2014; and 85% of target for 2015.

(2)
At the time of Mr. Clarke’s promotion from Chief Operating Officer (‘‘COO’’) to CEO, he was awarded a significant equity grant of stock options in lieu of future grants under the Company’s 2014, 2015, and 2016 LTI plan; however, half of the options granted are subject to a 125% premium exercise price and/or EBITDAPO and market share goals. The time vesting stock options are scheduled to vest at the rate of 33 1⁄3% on each of the first three anniversaries, and performance vesting stock options vest as the performance goals pre-established by the Compensation Committee are satisfied. The value excludes Premium Share Units in the amount of $46,017 awarded in conjunction with the Executive Stock Ownership Program. Premium shares have been discontinued effective November 1, 2013.

CEO Performance Evaluation

Traditionally, each year in December, the Compensation Committee and the independent members of the Board evaluate the CEO’s performance for the prior year. This review is based on the CEO’s achievement of goals set for the start of that year. The CEO presents this information solely to the independent members of the Board, who then discuss it in executive session without the CEO being present. The independent members’ evaluation of the CEO’s performance then forms the basis for the decision on the CEO’s short-term incentive award under our AI plan for the prior year and base salary for the new year. The Chairman of the Compensation Committee then informs the CEO of the performance evaluation and any compensation decisions resulting from that evaluation.

2016 Proxy Statement	41

In December 2015, the independent members of the Board discussed and evaluated Mr. Clarke's accomplishments as CEO. These accomplishments included:

•	Continued to build leadership and develop leadership team;
•	Continued pursuit of strategic options;
•	Competed execution of engine strategy migration;
•	Increased dealer performance and engagement;
•	Achieving product differentiation through uptime;
•	Restructured global entities;
•	Completed successful UAW collective bargaining agreement;
•	Finalized Class 4/5 agreement with GM;
•	Exceeded operational cost reductions; and
•	Met key dates related to product launches.

At the recommendation of the Compensation Committee, an AI award in the amount of 85% of target will be paid to Mr. Clarke. His AI award will be paid 50% in cash and 50% in cash-settled RSUs that vest over a three year period at 60% (year 1), 30% (year 2) and 10% (year 3).

Mr. Clarke's primary goal for 2016 is to continue improving the Company's financial performance. In December 2015, the Compensation Committee approved Mr. Clarke's CEO goals for 2016 which are to deliver the Company's operating plan through, maintaining revenue, reducing cost, meeting cash-level targets, and improving quality. The initiatives supporting these goals include improving market share, pursuing strategic opportunities, strengthening the Company's balance sheet, successful product launches, and focusing on the development of Navistar leadership.

Summary of the Executive Salary Planning Approval Process for 2015

•
The CEO reviews and approves and/or adjusts all base salary recommendations for executive officers other than his own and recommends to the Compensation Committee the base salary for most Section 16 officers.

•
The Compensation Committee reviews the salary for the CEO and reviews and approves the CEO’s salary recommendations for most Section 16 Officers. The CEO does not recommend nor is he involved in decisions regarding his own compensation.

•	The Compensation Committee then recommends, and the independent members of the Board approve or adjust, the salary recommendation for the CEO.

Consistent with pay-for-performance principles, in 2015, base salary performance increases were based upon NEO and Company performance. The table below summarizes the base salaries for our NEOs in 2015 as well as their previous base salaries.

NEO 2015 Base Salary

NEO	Current Base Salary	Effective Date	Previous Base Salary	Effective Date
Troy A. Clarke(1)	$900,000	April 15, 2013	$775,000	August 27, 2012
Walter G. Borst(2)	$721,000	February 11, 2015	$700,000	August 13, 2013
William R. Kozek(3)	$575,000	November 6, 2014	$520,000	July 1, 2014
Persio V. Lisboa(3)	$525,000	November 6, 2014	$393,120	July 1, 2014
Steven K. Covey(2)	$598,000	February 11, 2015	$575,000	January 1, 2012
John J. Allen(4)	$740,000	April 16, 2013	$660,000	November 1, 2012

(1)	Appointed as President and Chief Executive Officer effective April 15, 2013.

(2)	Base salary increase due to an evaluation of performance effective February 11, 2015.

(3)	Base salary increase due to promotion to new role effective November 6, 2014.

(4)	Mr. Allen had a termination date of January 1, 2015 as a result of a position elimination.

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Goal Setting For Incentive Plans

On an annual basis, the Board reviews a multi-year strategic plan developed and presented by the management team. Based on that plan, an operating plan is developed for the subsequent year and reviewed by the Board. The Compensation Committee approves the AI plan targets on the basis of the annual operating plan, and the LTI plan targets on the basis of the strategic plan.

The operating plan is based upon returning the Company to profitability and competitiveness with the market and the strategic plan incorporates long-term growth targets.

Annual Incentive or "AI"

Navistar provides its executives with an annual incentive compensation opportunity through the AI plan, a short-term incentive plan designed to align a significant portion of their total cash compensation with the overall financial performance of the Company. Each executive’s target award is determined based on a percentage of their base pay and organization level. For 2015, Mr. Clarke’s target annual incentive opportunity is 90% of base salary. For other NEOs, target awards range from 65 to 75 percent of base salary.

2015 Annual Incentive

The AI plan for 2015 was based on the attainment of 100% corporate goals established and approved by the Compensation Committee. The AI plan is authorized under our stockholder approved 2013 Performance Incentive Plan (the ‘‘2013 PIP’’). The AI plan has threshold, target, and distinguished performance payout levels for executive officers, which range from 40% to 150% of target. Consolidated financial results between performance levels are interpolated on a straight-line basis to determine payment amounts.

•	Each AI financial performance metric is independent. Eligibility for payout is based on the attainment of each individual metric.

•	We have been through a tremendous business transformation over the past three years, and we have made great strides in positioning Navistar to be successful in the future.

•
Employees have enabled this change, and the challenge in building on our success is keeping the employee population engaged. Our 2015 AI plan focused on our employees achieving key strategic performance metrics, a quick start with an emphasis on attaining higher than normal achievement levels in a traditionally low profitability Q1 and helping the organization meet earnings targets in Q4. These were referred to as the Q1 and Q4 "kickers."

•
The AI Q1 and Q4 "kickers" focused the organization on a quick start and a strong finish, which provided for an opportunity to earn an additional 25% of the target AI (12.5% in Q1 and 12.5% in Q4) for each employee. Eligibility for the Q1 and Q4 ‘‘kickers’’ was based upon the attainment of predetermined quarterly financial earnings goals as approved by the Compensation Committee and was not contingent upon the Company achieving a minimum EBITDA for 2015. Payment amounts for each quarter are prorated between the threshold and target levels of goal achievement.

•
In addition, we implemented an annual AI scorecard using multiple performance metrics with independent performance. This allowed the transparency and flexibility for employees to see how their individual achievements contribute to the overall effort and success of the Company.

2016 Proxy Statement	43

Below is a summary of the 2015 AI performance goals, associated performance metrics, and level of goal achievement

Performance Goal %	Target Allocation	% Allocation	Level Achieved
Cost — 25%	Materials Year-Over-Year Cost Reductions	10%	Distinguished
	Manufacturing Year-Over-Year Cost Reductions	5%	Target
	SG&A Cost Reductions	5%	Distinguished
	Reductions in Product Development Spending	5%	Distinguished
Revenue — 30%	Market Share Improvements	10%	Below Threshold
	Pricing Improvements	10%	Below Threshold
	Parts EBIT Improvement	5%	Threshold
	Global EBIT Improvement	5%	Below Threshold
Cash — 25%	Manufacturing Working Capital Reductions	10%	Target
	Used Truck Inventory Reductions	10%	Below Threshold
	Capital Expenditures Reductions	5%	Distinguished
Quality — 20%	Reductions in Warranty Expenditures	10%	Distinguished
	Uptime Increase	5%	Target
	First Time Quality	5%	Distinguished

In addition, we achieved the additional Q1 "kicker" but did not achieve the Q4 "kicker".

2015 Annual Incentive Target Award Percentages and Amount Earned

Navistar met the 2015 AI plan targets for many of the performance goals as shown in the table above, with an overall payout percentage of 85% of target which includes the Q1 kicker and a downward adjustment approved by the Compensation Committee upon the recommendation of management. Below are the NEO payment amounts based upon 85% of target payouts.

Named Executive Officer	Target as % of Base Salary	2015 AI Amount Earned
Troy A. Clarke	90%	$688,500
Walter G. Borst	75%	$459,638
William R. Kozek	75%	$366,563
Persio V. Lisboa	75%	$334,688
Steven K. Covey	65%	$330,395
John J. Allen(1)	75%	$78,625

(1)	Mr. Allen received a pro-rated AI award based on his 2 months of service prior to his termination on January 1, 2015.

Our current executives will receive 50% of their AI award in cash and 50% of their AI award to be paid in cash-settled Restricted Stock Units (RSUs) that vest over a three year period at 60% (year 1), 30% (year 2), and 10% (year 3). This payment mix reinforces our pay for performance philosophy and aligns our executive compensation to focus on our long-term strategy and align with stockholder interest.

2016 Annual Incentive

In 2016, we will build on our progress and expect to achieve profitability by investing in great high-quality products, improving brand consideration, and delivering unique connected services. Our strategic direction focuses on implementing a customer-centric strategy, new product launches, financial performance and profitable improvements in market share.

Due to our success in driving business results in 2015, we leveraged this scorecard concept that focused our attention on multiple performance metrics and developed a similar scorecard for 2016 that enables our strategy and drives results for our employees, customers and stockholders. The table below illustrates the 2016 AI performance goals and metrics.

2016 Proxy Statement	44

2016 Annual Incentive Targets

2016 Performance Goal		% Target Allocation
EBIT	20%	Truck EBIT	10%
		Parts EBIT	10%
Market Share	30%	Heavy	10%
		Medium	10%
		Bus	5%
		Severe Service	5%
Cost	25%	Material Year Over Year	10%
		Manufacturing Year over Year	5%
		Structural Costs (excluding Annual Incentive)	10%
Cash	15%	Working Capital (excluding Used Truck Inventory)	5%
		Gross Used Truck Inventory	10%
Quality	10%	Warranty Cash Spend	10%

Two additional 2016 AI key design features are:

•
An adjusted EBITDA multiplier which will scale the annual incentive up or down from the target level based upon actual financial performance of Navistar. Furthermore, this multiplier will be zero if actual financial performance is below the threshold level for EBITDA; and

•	An individual performance factor.

The final payout as a percent of target will be calculated based upon level of attainment of the performance metrics multiplied by the adjusted EBITDA multiplier and the individual performance factor. Payout levels will be interpolated on a straight line basis between threshold, target, and distinguished levels.

Long-Term Incentives or "LTI"

Our objectives for including long-term incentives as part of our executive officer’s total compensation package include:

•	Aligning executive and stockholder interests by tying compensation to share price appreciation;

•	Building long-term stockholder value; and

•	Cultivating stock ownership.

LTI awards are governed by the 2013 PIP, which is an omnibus plan that allows for various awards such as cash, time and performance based stock options, stock appreciation rights, time and performance based RSUs, PSUs, DSUs and performance shares.

The Compensation Committee approved LTI awards under the 2013 PIP for 2015 for eligible plan participants in February 2015. LTI awards granted to executives in 2015 were 100% performance based and included a mix of 50% performance-based stock options and 50% performance share units as indicated in the following table.

2016 Proxy Statement	45

	Vesting	Term	Performance Measures	Performance Vesting Criteria
Performance Stock Options (50%)	3 year cliff	7 year exercise term	Adjusted EBITDA Margin	Based on the Company's average EBITDA over the three year performance period beginning on November 1, 2014 and ending on October 31, 2017
			Revenue Growth	Based on the increase in yearly Revenue Growth for fiscal years 2015, 2016 and 2017 - and a Cumulative Revenue Growth based on the increase in fiscal year 2017 revenue vs. fiscal year 2014 revenue
Performance Share Units (50%)(1)	3 year cliff	N/A	Adjusted EBITDA Margin	Based on the Company's average EBITDA over the three year performance period beginning on November 1, 2014 and ending on October 31, 2017
			Revenue Growth	Based on the increase in yearly Revenue Growth for fiscal years 2015, 2016 and 2017 - and a Cumulative Revenue Growth based on the increase in fiscal year 2017 revenue vs. fiscal year 2014 revenue

(1) Cash settled unless the Company elects to settle in shares.

2015 Long-Term Incentive Awards

The following table summarizes our 2015 long-term incentive grant for our NEOs.

NEO	Performance Stock Options	Cash-Settled Performance Share Units	Targeted Economic Value
Troy A. Clarke(1)	—	—	—
Walter G. Borst	99,810	37,947	$2,100,000
William R. Kozek	66,540	25,298	$1,400,000
Persio V. Lisboa	66,540	25,298	$1,400,000
Steven K. Covey	47,529	18,070	$1,000,000
John J. Allen(2)	—	—	—

(1)
As previously noted, the President and CEO will not participate in the LTI plan for 2015. Per the terms of his Employment Agreement, he is not eligible for additional LTI plan awards for the duration of that agreement. In connection with Mr. Clarke’s promotion to President and CEO, effective April 15, 2013, he was awarded an equity grant of stock options in lieu of future grants under the Company’s 2014, 2015, and 2016 LTI plan. Half of the options granted are subject to a 125% premium exercise price and/or EBITDAPO and market share goals. The time vesting stock options are scheduled to vest at the rate of 331⁄3% on each of the first three anniversaries and performance vesting stock options vest as the performance goals pre-established by the Compensation Committee are satisfied. Mr. Clarke received a significant portion of the award in 2013 and on March 10, 2014, Mr. Clarke received the balance of his award in the amount of $3,659,358 or 270,024 shares.

(2)	Mr. Allen was not eligible to receive any LTI plan awards due to his termination of employment on January 1, 2015.

2016 Proxy Statement	46

Executive Benefits and Perquisites

The following table summarizes the executive benefits and perquisites we provide to our NEOs:

NEO	Life Insurance(1)	Executive Flexible Perquisite Program(2)	Pension/Retirement/401(k) Plans(4)					Retiree Medical Benefits and Retiree Life Benefits(5)
			RPSE	MRO	RAP	SRAP	SERP
Troy A. Clarke	•	•			•	•	•
Walter G. Borst	•	•			•	•	•
William R. Kozek	•	•			•	•	•
Persio V. Lisboa	•	•			•	•	•
Steven K. Covey	•	•	•	•	•	•	•	•
John J. Allen	•	•	•	•	•	•	•	•

(1)	Life Insurance. We provide our executives Company-paid life insurance equal to five times base salary. The beneficiary of each individual policy is as designated by the executive.

(2)
Executive Flexible Perquisites. This provides a cash stipend to each of our NEOs, the amount of which varies by executive, based upon the executive’s organization level. In certain circumstances, where a commercial flight is not available to meet an NEOs travel schedule, our NEOs and directors are authorized to use chartered aircraft for business purposes only. Our NEOs did not use chartered aircrafts in 2015. A spouse may accompany an NEO while he is traveling on Company business. Although this occurs on a limited basis, the spouse’s travel expense is included in taxable compensation of the NEO.

Executive Flexible Perquisite — 2015

Named Executive Officer	Annual Flexible Perquisite Payment ($)
Troy A. Clarke	46,000
Walter G. Borst	37,000
William R. Kozek	37,000
Persio V. Lisboa	37,000
Steven K. Covey	28,000
John J. Allen(3)	18,500

(3)	Mr. Allen received a perquisite payment, paid in November 2014, which was his last payment due to his departure date of January 1, 2015.

(4)	Pension/Retirement/401(k) Plans
We began transitioning to defined contribution/401(k) plans as the primary retirement income program for all non-represented employees hired on or after January 1, 1996. These plans are as follows:

•	Retirement Plan for Salaried Employees (‘‘RPSE’’). This is our tax-qualified defined benefit pension plan for salaried employees hired prior to January 1, 1996.

•
Managerial Retirement Objective Plan (‘‘MRO’’). The MRO is our unfunded non-qualified defined benefit pension plan designed primarily to restore the benefits that executives, including our NEOs, would otherwise have received if the IRC limitations had not applied to the RPSE.

•
Retirement Accumulation Plan (‘‘RAP’’). This is our tax-qualified defined contribution/401(k) plan for salaried employees. Our NEOs receive age-weighted contributions and/or matching contributions depending on their eligibility for other retirement income programs and retiree medical coverage.

•
Supplemental Retirement Accumulation Plan (‘‘SRAP’’). This is our non-qualified deferred compensation plan designed primarily to restore the contributions that participants would otherwise have received if the IRC limitations had not applied to the RAP.

•	Supplemental Executive Retirement Plan (‘‘SERP’’). This is designed as a pension supplement to attract and retain key executives. The SERP is unfunded and is not qualified for tax purposes.

•
Effective January 1, 2014, Messrs. Allen and Covey are eligible for the SRAP. Accruals under the MRO were frozen as of December 31, 2013. Future benefits will accrue under the SRAP for these executives.

Additional information on the pension/401(k) plans are provided in the Pension Benefits, Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation sections of this proxy statement.

(5)
Retiree Medical Benefits and Retiree Life Insurance Coverage. Certain represented and non-represented employees, including certain NEOs, are eligible for retiree medical benefits and retiree life insurance coverage as part of a 1993 court approved settlement restructuring of our postretirement health care and life insurance benefits. Non-represented employees hired on or after January 1, 1996, including our NEOs, other than Mr. Allen and Mr. Covey, are not eligible for retiree medical benefits or retiree life insurance coverage under the 1993 settlement agreement or any other program.

2016 Proxy Statement	47

Executive Stock Ownership Program

Our stock ownership guidelines are designed to increase an executive’s equity stake in Navistar and more closely align his or her financial interests with those of the Navistar’s stockholders. At year end 2015, our stock ownership guidelines applied to 32 executives, all of whom hold the title of vice president and above.

The Compensation Committee approved an Executive Stock Ownership Program effective November 1, 2013 which increased stock ownership guideline multiples to six times salary for the President and CEO and three times salary for other senior executives and has the following features:

•
A requirement that executives retain a certain amount of shares received pursuant to Company executive compensation programs (75% for the CEO and 50% for other executives) until the executive satisfies the stock ownership guideline multiples described above;

•
A one-year holding period (75% for the CEO and 50% for other executives for one year) of shares received pursuant to Company executive compensations programs after the executive satisfies the stock ownership guideline multiples described above;

•	Eliminated the required time frame to fulfill stock ownership guidelines; and

•	Eliminated premium shares granted as an inducement to executives to fulfilling stock ownership guidelines on an accelerated basis.

Hedging and Pledging

The Company considers it improper and inappropriate for executives to engage in short-term or speculative transactions in Company securities. Navistar’s policy on transactions in securities prohibits executives from short selling and trading in derivatives. All pledges, hedges, and margin account use must be pre-cleared through the Corporate Secretary or the General Counsel.

Recoupment (Clawback) Policy

The Company maintains a clawback policy. Under this policy, the Company may recover incentive-based compensation from an executive officer in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct.

Employment Contracts and Executive Severance Agreements

Except for our President and CEO, Troy A. Clarke, we do not have employment contracts with our executive officers. Employment with each of them is ‘‘at will.’’ However, like many companies, to ensure stability and continuity of management, we provide our executive officers with an Executive Severance Agreement (an ‘‘ESA’’), which provides for severance benefits in the event of a specified termination event such as an involuntary termination or a termination in connection with a change in control. Please refer to the Potential Payments Upon Termination or Change-in-Control section of this proxy statement for more information. A summary of Mr. Clarke’s Employment Agreement appears in the Chief Executive Officer Compensation section of this proxy statement.

Tax and Accounting Implications

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code ("IRC") provides that a public company generally may not deduct the amount of non-performance based compensation paid to certain executive officers that exceeds $1 million in any one taxable year. However, this provision does not apply to performance-based compensation that satisfies certain legal requirements, including income from certain stock options and certain formula driven compensation. In general, the Compensation Committee has considered the effect of the IRC limitation and has structured AI plan awards and LTI plan awards to NEOs in a manner intended to be exempt from the limitation. However, under certain circumstances the Compensation Committee may decide to grant compensation that is outside of the limits.

2016 Proxy Statement	48

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by each of our NEOs for the years ended October 31 for 2015, 2014 and 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Comp ($)(3)	Change in Pension Value & Non- Qualified Deferred Comp Earnings ($)(4)	All Other Comp ($)(5)	Total ($)
Troy A. Clarke President and Chief Executive Officer	2015	900,000	—	—	—	688,500	334,546	159,605	2,082,651
	2014	900,000	—	—	3,607,507	—	721,284	134,428	5,363,219
	2013(6)	843,182	—	1,333,352(7)	11,878,341	324,000	1,554	147,429	14,527,858
Walter G. Borst Executive Vice President and Chief Financial Officer	2015	715,750	—	1,049,994	1,052,996	459,638	219,993	141,668	3,640,039
	2014	700,000	425,000(8)	1,150,005	1,134,158	525,000	991,008	117,320	5,042,491
	2013	175,000	500,000(9)	2,949,722(10)	1,000,001	525,000	1,439,225	1,332,006	7,920,954
William R. Kozek President, Truck and Parts	2015	575,000	—	699,996	701,998	366,563	570	107,830	2,451,957
Persio V. Lisboa President, Operations	2015	525,000	—	699,996	701,998	334,688	179,996	76,331	2,518,009
Steven K. Covey Senior Vice President and General Counsel	2015	592,250	—	499,996	501,431	330,395	438	94,027	2,018,537
	2014	575,000	—	399,991	394,487	—	122,704	61,741	1,553,923
	2013	575,000	—	411,951	408,227	149,500	—	43,238	1,587,916
John J. Allen Former Executive Vice President and Chief Operating Officer	2015	123,333	—	—	—	78,625	245,952	2,685,995	3,133,905
	2014	740,000	—	875,004	862,952	—	631,159	68,271	3,177,386
	2013	703,333	—	1,906,663	892,986	222,000	—	53,271	3,778,253

(1)
The amounts reported in this column reflect the aggregate fair value of stock-based awards (other than stock options) granted in the year computed in accordance with FASB ASC Topic 718, except that in compliance with SEC requirements, for awards that are subject to performance conditions, we reported the value at the grant date based upon the probable outcome of such conditions. These amounts may not be paid to or realized by the officer. The fair values of stock-based awards are estimated using the closing price of our stock on the grant date. Stock-based awards settle in common stock on a one-for-one basis, or the cash equivalent of the common stock. The grant date fair values of each individual stock based award in 2015 are set forth in the 2015 Grant of Plan Based Awards table on page 51 of this proxy statement. Additional information about these values is included in Note 19 to our audited financial statements included in our Form 10-K for 2015. In February 2015, we granted performance shares to all of our NEOs, except for Mr. Clarke. The performance conditions are measured at the end of the third fiscal year following the grant date and vest as long as performance conditions and service requirements have been met. The February 2015 Performance Awards were evenly divided between Revenue Growth Performance targets and EBITDA Margin Performance Goals. Our NEOs only earn performance shares if average earnings before interest, taxes, depreciation, and amortization over a three year performance period (EBITDA Margin) meet certain target levels or if certain Revenue Growth targets over a three year period are met. Potential payouts range from 0% to 200% of the target values of these awards. The amounts in this table assume achievement at target level (100% payout). Assuming performance at the highest level, the aggregate grant date values of the stock awards for each of our NEOs who received a performance share award were as follows: $2,099,987 for Mr. Borst; $1,399,991 for Mr. Kozek; $1,399,991 for Mr. Lisboa; and $999,994 for Mr. Covey.

(2)
The amounts reported in this column reflect the aggregate fair value of performance stock options, granted in the year computed in accordance with FASB ASC Topic 718, except that in compliance with SEC requirements, we reported the value at the grant date based upon the probable outcome of such conditions. These amounts may not be paid to or realized by the officer. Assumptions used in the calculation of these values are included in Note 19 to our audited financial statements included in our Form 10-K for 2015. A description of stock options appears in the narrative text on page 51 of this proxy statement following the 2015 Grants of Plan-Based Awards table. All of our NEOs, except for Mr. Clarke, received performance stock options in February 2015 which were evenly divided between Revenue Growth Performance targets and EBITDA Margin Performance goals and vest three years from the date of grant if certain EBITDA Margin and Revenue Growth targets over a three year period are met. The grant date fair value amounts for these awards assumed the highest level of performance condition would be met.

(3)
The amounts reported in this column represent the fiscal 2015 AI Plan award payment based on 85% of target. Awards will be paid in early February 2016 as a mix of 50% cash and 50% cash-settled RSUs unless the Company elects to grant share-settled RSUs. The portion of the award paid in RSUs will vest over a three year period at 60% (year 1), 30% (year2), and 10% (year 3).

(4)
This amount represents the change in the actuarial present value of the RPSE and MRO for Messrs. Allen and Covey. This amount represents the change in actuarial present value of the SERP for Messrs. Clarke, Borst, Kozek and Lisboa. These amounts also represent the difference in the market interest rate under the IRC and the interest crediting rate of 7.5% per annum compounded on a daily basis on the SRAP for Messrs. Clarke, Borst,

2016 Proxy Statement	49

Kozek, Lisboa, Covey and Allen. The 7.5% is the rate used to design the SRAP as a comparable replacement for the MRO. The interest credit rate constitutes an ‘‘above-market interest rate’’ under the IRC.

(5)
The table above under "All Other Compensation" reflects the following items: flexible perquisites cash allowances; Company-paid life and AD&D insurance premiums; Company contributions to the RAP and the SRAP; relocation; taxable spouse travel; smart phone stipends payments; and other miscellaneous compensation to the NEOs in 2015.

NEO	Flexible Perquisites	Company Paid Life and AD&D Insurance	RAP	SRAP	Relocation	Taxable Spouse Travel	Smart Phone Stipend	Other Comp	Total
Clarke	$46,000	$19,332	$26,225	$62,660		$5,038	$350		$159,605
Borst(a)	$37,000	$8,527	$26,225	$62,725	$6,841		$350		$141,668
Kozek	$37,000	$6,262	$22,981	$37,926		$3,311	$350		$107,830
Lisboa	$37,000	$4,485	$22,288	$12,208			$350		$76,331
Covey	$28,000	$18,260	$17,225	$30,192			$350		$94,027
Allen(b)	$18,500	$12,765	$0	$45,630			$100	$2,609,000	$2,685,995

a.	Mr. Borst’s relocation expenses include travel and temporary living expenses and movement of household goods.

b.	Mr. Allen's Other Comp includes payments related to his termination; $2,590,000 related to his ESA and $19,000 for outplacement services.

(6)	Mr. Clarke was appointed to President and CEO effective April 15, 2013.

(7)	Includes the grant date fair value of 1,263 PSUs that were issued on May 23, 2013. The fair market value of our stock on the date of grant was $36.435.

(8)	This amount represents Mr. Borst’s cash sign-on bonus paid or earned in 2014.

(9)	This amount represents Mr. Borst’s cash sign-on bonus paid or earned in 2013.

(10)
Includes the grant date fair value of 45,074 RSUs granted on August 1, 2013 (the fair market value of our stock on the date of grant was $35.22) and 10,366 PSUs that were granted on August 1, 2013 (the fair market value on the date of grant was $34.9425 per share).

2016 Proxy Statement	50

Grants of Plan-Based Awards Table — 2015

The following table provides information for each of our NEOs with respect to annual and long-term incentive award opportunities, including the range of potential payouts under non-equity incentive plans for the year ended October 31, 2015. Specifically the table presents the 2015 grants of AI plan awards, performance shares, stock options, and performance stock options. All stock awards and option awards were granted under the 2013 PIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
Troy A. Clarke
AI Plan Award - Cash	12/8/2015	162,000	405,000	607,500
AI Plan Award - RSU	2/1/2016				162,000	405,000	607,500
Walter G. Borst
AI Plan Award - Cash	12/8/2015	108,150	270,375	405,563
AI Plan Award - RSU	2/1/2016				108,150	270,375	405,563
Performance Unit	2/11/2015							9,486	18,973	37,946				524,983
Performance Unit	2/11/2015							9,487	18,974	37,948				525,011
Stock Option	2/11/2015							12,476	24,952	49,905			27.67	526,498
Stock Option	2/11/2015							12,476	24,952	49,905			27.67	526,498
William R. Kozek
AI Plan Award - Cash	12/8/2015	86,250	215,625	323,438
AI Plan Award - RSU	2/1/2016				86,250	215,625	323,438
Performance Unit	2/11/2015							6,325	12,649	25,298				349,998
Performance Unit	2/11/2015							6,325	12,649	25,298				349,998
Stock Option	2/11/2015							8,318	16,635	33,270			27.67	350,999
Stock Option	2/11/2015							8,318	16,635	33,270			27.67	350,999
Persio V. Lisboa
AI Plan Award - Cash	12/8/2015	78,750	196,875	295,313
AI Plan Award - RSU	2/1/2016				78,750	196,875	295,313
Performance Unit	2/11/2015							6,325	12,649	25,298				349,998
Performance Unit	2/11/2015							6,325	12,649	25,298				349,998
Stock Option	2/11/2015							8,318	16,635	33,270			27.67	350,999
Stock Option	2/11/2015							8,318	16,635	33,270			27.67	350,999
Steven K. Covey
AI Plan Award - Cash	12/8/2015	77,740	194,350	291,525
AI Plan Award - RSU	2/1/2016				77,740	194,350	291,525
Performance Unit	2/11/2015							4,518	9,035	18,070				249,998
Performance Unit	2/11/2015							4,518	9,035	18,070				249,998
Stock Option	2/11/2015							5,941	11,882	23,764			27.67	250,710
Stock Option	2/11/2015							5,941	11,883	23,765			27.67	250,721
John J. Allen
AI Plan Award -Cash	12/8/2015	37,000	92,500	138,750

2016 Proxy Statement	51

(1)
Under the terms of the Company's 2015 AI Plan, 50% of the earned award is to be paid in cash and 50% of the earned award is to be paid in cash or share settled RSUs, at the Company's discretion. The amounts set forth in this column represent the 50% cash portion of estimated payments to be awarded under the 2015 AI Plan. The actual cash payment will be based on achievement at 85% of target. For additional information regarding such awards, see the Annual Incentives section of this proxy statement. Under the AI Plan, threshold is 40% of target, target is 100% and for purposes of this table maximum equals distinguished which is 150% of target. For Mr. Allen these amounts are prorated for two months of AI plan eligibility and will be paid solely in cash.

(2)
Under the terms of the Company's 2015 AI Plan, 50% of the award is to be paid in cash and 50% of the award is to be paid in cash or share settled RSUs, at the Company's discretion. The amounts set forth in this column represent the grant date fair value of the RSU award. The actual number of shares to be granted will be determined at the time the RSUs are issued in early February 2016 and will be based on achievement at 85% of target, which the Compensation Committee approved on December 8, 2015. The RSUs will vest over a a three year period at 60% (year 1), 30% (year 2), and 10% (year 3).

(3)
Performance Stock Options and Performance Share Units.  The amounts shown represent the threshold, target and maximum number of performance stock options or performance shares that we awarded in 2015 to the NEOs under our 2013 PIP, as we describe more fully under the Long-Term Incentives section of this proxy statement. Two performance share unit awards, evenly divided between EBITDA Margin performance conditions and Revenue Growth performance conditions were granted to each of our NEOs, except for Mr. Clarke and Mr. Allen, on February 11, 2015. The respective performance share unit awards will vest and be earned based upon the achievement of certain three year average EBITDA Margin performance goals and certain Revenue Growth performance goals for the period beginning on November 1, 2014 and ending on October 31, 2017, provided that the NEO remains continuously employed at the Company through the performance period. If EBITDA Margin and Revenue Growth performance goals are met we intend to pay the awards in cash, with one performance unit representing the right to the value of one share of our Common Stock.

Two performance stock option awards were evenly divided between EBITDA Margin performance conditions and Revenue Growth performance conditions were granted to each of our NEOs, except for Mr. Clarke and Mr. Allen, on February 11, 2015 and will vest and become exercisable, if at all, based on the Company reaching EBITDA Margin and Revenue Growth targets over a three-year performance period beginning on November 1, 2014 and ending on October 31, 2017, provided that the NEO remains continuously employed at the Company through the performance period. If the performance conditions and service vesting requirements for the respective awards are met the stock options will vest on February 11, 2018 and will remain exercisable until February 11, 2022.

(4)	The exercise price per share is the fair market value based on the closing price of the Common Stock on the date of grant.

(5)
The amounts shown do not reflect realized compensation by the NEOs. The amounts shown represent the value of the performance stock options and the performance shares granted to the NEOs based on the grant date fair value of the awards as determined in accordance with FASB ASC Topic 718. The two performance share awards granted to certain NEOs are reflected at the target payout level, which was the probable outcome of the performance conditions on the grant date. If the performance share awards related to EBITDA Margin and Revenue Growth were reflected at maximum payout levels, the respective amounts in this column would be $1,049,966 and $1,050,021 for Mr. Borst, $699,996 and $699,996 for Mr. Kozek, $699,996 and $699,996 for Mr. Lisboa, and $499,997 and $499,997 for Mr. Covey. The two performance stock option awards granted to certain NEOs are reflected assuming the highest level of performance conditions would be met.

2016 Proxy Statement	52

Outstanding Equity Awards at Year End 2015

The following table provides information on the holdings of stock options and stock awards by our NEOs as of the year ended October 31, 2015. The table includes unexercised and unvested stock option awards, performance stock options, unvested PSUs, unvested RSUs, and unvested performance shares. The vesting information for each grant is provided in the footnotes to this table, based on the stock option or stock award grant date. The market value of the stock awards is based on the closing price of our Common Stock as of October 30, 2015, the last trading day of the fiscal year, which was $12.30 per share. For additional information about the stock option awards and stock awards, see the description of Long-Term Incentive Compensation section of this proxy statement.

			Option Awards(1)(4)			Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)(4)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Troy A. Clarke	27,800	—	—	58.915	12/14/2017	421	5,178	13,300	163,590
	33,300	—	—	37.200	12/19/2018	3,662	45,043	47,259	581,286
	—	—	102,796	27.240	2/19/2020	—	—	—	—
	149,333	74,667	—	38.300	4/22/2020	—	—	—	—
	248,889	124,444	—	30.640	4/22/2020	—	—	—	—
	—	—	111,998	30.640	4/22/2020	—	—	—	—
	—	—	111,998	38.300	4/22/2020	—	—	—	—
	45,004	90,008	—	35.090	3/10/2021	—	—	—	—
	27,003	54,004	—	43.860	3/10/2021	—	—	—	—
	—	—	40,503	35.090	3/10/2021	—	—	—	—
	—	—	40,503	43.860	3/10/2021	—	—	—	—
Total:	531,329	343,123	407,798			4,083	50,221	60,559	744,876
Walter G. Borst	39,193	19,596	—	35.220	8/1/2020	3,455	42,497	28,393	349,234
	—	—	79,201	35.090	3/10/2021	15,025	184,808	32,773	403,108
	—	—	49,905	27.670	2/11/2022	—	—	18,973	233,368
	—	—	49,905	27.670	2/11/2022	—	—	18,974	233,380
Total:	39,193	19,596	179,011			18,480	227,305	99,113	1,219,090
William R. Kozek	18,030	9,015	—	31.190	6/17/2020	3,673	45,178	12,825	157,748
	—	—	31,680	35.090	3/10/2021	—	—	13,109	161,241
	—	—	33,270	27.670	2/11/2022	—	—	12,649	155,583
	—	—	33,270	27.670	2/11/2022	—	—	12,649	155,583
Total:	18,030	9,015	98,220			3,673	45,178	51,232	630,155
Persio V. Lisboa	3,255	—	—	22.655	12/16/2018	1,110	13,653	15,123	186,013
	3,300	—	—	58.915	12/14/2017	—	—	13,109	161,241
	5,200	—	—	37.200	12/19/2018	—	—	12,649	155,583
	—	—	32,895	27.240	2/19/2020	—	—	12,649	155,583
	—	—	31,680	35.090	3/10/2021	—	—	—	—
	—	—	33,270	27.670	2/11/2022	—	—	—	—
	—	—	33,270	27.670	2/11/2022	—	—	—	—
Total:	11,755	—	131,115			1,110	13,653	53,530	658,420

2016 Proxy Statement	53

			Option Awards(1)(4)			Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)(4)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Steven K. Covey	20,703	—	—	22.655	12/16/2018	1,689	20,775	8,000	98,400
	20,703	—	—	35.805	12/15/2016	—	—	15,123	186,013
	20,000	—	—	58.915	12/14/2017	—	—	11,399	140,208
	20,000	—	—	37.200	12/19/2018	—	—	9,035	111,131
	—	—	32,895	27.240	2/19/2020	—	—	9,035	111,131
	—	—	27,548	35.090	3/10/2021	—	—	—	—
	—	—	23,765	27.670	2/11/2022	—	—	—	—
	—	—	23,764	27.670	2/11/2022	—	—	—	—
Total:	81,406	—	107,972			1,689	20,775	52,592	646,883
John J. Allen	11,199	—	—	22.655	12/16/2018	2,508	30,848	11,100	136,530
	21,306	—	—	35.805	12/15/2016	—	—	5,528	67,994
	27,800	—	—	58.915	12/14/2017	—	—	—	—
	27,800	—	—	37.200	12/19/2018	—	—	—	—
	—	—	71,957	27.240	2/19/2020	—	—	—	—
Total:	88,105	—	71,957			2,508	30,848	16,628	204,524

(1)
All stock options, other than performance stock options, became or will become exercisable under the following schedule: ⅓rd on each of the first three anniversaries of the date of grant. Performance stock options that expire on February 19, 2020, March 10, 2021, or February 11, 2022, vest on the three year anniversary of the date of grant if performance conditions have been met. The Compensation Committee has certified that the performance conditions have been met in full on the performance options that expire on February 19, 2020. Mr. Clarke’s performance options that expire on April 22, 2020 and March 10, 2021, will vest on the date we file our 2015 Annual Report on Form 10-K, if performance conditions have been met and upon certification by the Compensation Committee. The value of all performance shares listed above were based on achieving performance goals at maximum level.

(2)	Amounts in this column represent RSUs and PSUs. In general RSUs and PSUs become vested as to ⅓rd of the shares granted on each of the first three anniversaries of the date of grant.

(3)
Amounts in this column represent Total Shareholder Return (‘‘TSR’’) performance shares, EBITDAPO performance shares, EBITDA Margin performance shares or Revenue Growth performance shares, which will be fully vested and eligible for payout three years from the date of grant provided applicable performance goals have been achieved. The value reported for each of the performance share awards was based on achieving performance goals at target level. TSR performance shares allow for an additional 2 year performance period if the initial 3 year performance goals were not met.

(4)
The vesting dates of outstanding unexercisable stock options, performance stock options, RSUs, PSUs, TSR performance shares, EBITDAPO performance shares, EBITDA Margin performance shares and Revenue Growth performance shares at October 31, 2015 are listed below.

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2015	Number of Shares Vesting and Vesting Date in 2016	Number of Shares Vesting and Vesting Date in 2017	Number of Shares Vesting and Vesting Date in 2018
Troy A. Clarke	Options	2/19/2013	102,796		102,796 on 2/19/2016
	Options	4/22/2013	74,667		74,667 on 4/22/2016
	Options	4/22/2013	124,444		124,444 on 4/22/2016
	Options	4/22/2013	111,998	111,998 on 12/15/2015
	Options	4/22/2013	111,998	111,998 on 12/15/2015
	Options	3/10/2014	90,008		45,004 on 3/10/2016	45,004 on 3/10/2017
	Options	3/10/2014	54,004		27,002 on 3/10/2016	27,002 on 3/10/2017
	Options	3/10/2014	40,503	40,503 on 12/15/2015

2016 Proxy Statement	54

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2015	Number of Shares Vesting and Vesting Date in 2016	Number of Shares Vesting and Vesting Date in 2017	Number of Shares Vesting and Vesting Date in 2018
	Options	3/10/2014	40,503	40,503 on 12/15/2015
	Performance	12/19/2011	13,300		13,300 on 12/16/2016
	Performance	2/19/2013	47,259		47,259 on 2/19/2016
	PSUs	5/23/2013	421		421 on 5/23/2016
	RSUs	2/3/2014	3,662		1,831 on 2/3/2016	1.831 on 2/3/2017
Walter G. Borst	Options	8/1/2013	19,596		19,596 on 8/1/2016
	Options	3/10/2014	79,201			79,201 on 3/10/2017
	Options	2/11/2015	49,905				49,905 on 2/11/2018
	Options	2/11/2015	49,905				49,905 on 2/11/2018
	Performance	8/1/2013	28,393		28,393 on 8/1/2016
	Performance	3/10/2014	32,773			32,773 on 3/10/2017
	Performance	2/11/2015	18,973				18,973 on 2/11/2018
	Performance	2/11/2015	18,974				18,974 on 2/11/2018
	PSUs	8/1/2013	3,455		3,455 on 8/1/2016
	RSUs	8/1/2013	15,025		15,025 on 8/1/2016
William R. Kozek	Options	6/17/2013	9,015		9,015 on 6/17/206
	Options	3/10/2014	31,680			31,680 on 3/10/2017
	Options	2/11/2015	33,270				33,270 on 2/11/2018
	Options	2/11/2015	33,270				33,270 on 2/11/2018
	Performance	6/17/2013	12,825		12,825 on 6/17/2016
	Performance	3/10/2014	13,109			13,109 on 3/10/2017
	Performance	2/11/2015	12,649				12,649 on 2/11/2018
	Performance	2/11/2015	12,649				12,649 on 12/11/2018
	RSUs	2/3/2014	3,673		1,836 on 2/3/2016	1,837 on 2/3/2017
Persio V. Lisboa	Options	2/19/2013	32,895		32,895 on 2/19/2016
	Options	3/10/2014	31,680			31,680 on 3/10/2017
	Options	2/11/2015	33,270				33,270 on 2/11/2018
	Options	2/11/2015	33,270				33,270 on 2/11/2018
	Performance	2/19/2013	15,123		15,123 on 2/19/2016
	Performance	3/10/2014	13,109			13,109 on 3/10/2017

2016 Proxy Statement	55

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2015	Number of Shares Vesting and Vesting Date in 2016	Number of Shares Vesting and Vesting Date in 2017	Number of Shares Vesting and Vesting Date in 2018
	Performance	2/11/2015	12,649				12,649 on 2/11/2018
	Performance	2/11/2015	12,649				12,649 on 2/11/2018
	RSUs	2/3/2014	1,110		555 on 2/3/2016	555 on 2/3/2017
Steven K. Covey	Options	2/19/2013	32,895		32,895 on 2/19/2016
	Options	3/10/2014	27,548			27,548 on 3/10/2017
	Options	02/11/2015	23,765				23,765 on 2/11/2018
	Options	02/11/2015	23,764				23,764 on 2/11/2018
	Performance	12/19/2011	8,000		8,000 on 12/16/2016
	Performance	2/19/2013	15,123		15,123 on 2/19/2016
	Performance	3/10/2014	11,399			11,399 on 3/10/2017
	Performance	2/11/2015	9,035				9,035 on 2/11/2018
	Performance	2/11/2015	9,035				9,035 on 2/11/2018
	RSUs	2/3/2014	1,689		844 on 2/3/2016	845 on 2/3/2017
John J. Allen	Options	2/19/2013	71,957		71,957 on 2/19/2016
	Performance	12/19/2011	11,100		11,100 on 12/16/2016
	Performance	2/19/2013	5,528		5,528 on 2/19/2016
	RSUs	2/3/2014	2,508		1,254 on 2/3/2016	1,254 on 2/3/2017

2016 Proxy Statement	56

Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises by our NEOs during the year ended October 31, 2015, including the number of shares of Common Stock acquired upon exercise and the value realized and the number of shares acquired upon the vesting of RSUs and PSUs and the value realized by the NEO before payment of any applicable withholding tax and broker commissions based on the fair market value (or market price) of our Common Stock on the date of exercise or vesting, as applicable. The PSUs were awarded under the Company’s Executive Stock Ownership Program. Upon separation of employment by our NEOs, the PSUs will be settled for a number of shares of our Common Stock on a one-for-one basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(1)
Troy A. Clarke	—	—	45,103	807,585
Walter G. Borst	—	—	18,478	324,104
William R. Kozek	—	—	1,837	54,577
Persio V. Lisboa	—	—	1,358	42,413
Steven K. Covey	30,900	136,887	845	25,105
John J. Allen	—	—	38,169	1,283,964

(1)
The value realized upon vesting for Mr. Clarke is attributable to the vesting of restricted stock, cash settled RSUs, and PSUs during the year ended October 31, 2015. The value realized upon vesting for Mr. Borst is attributable to a combination of share settled RSUs and PSUs that vested during the year ended October 31, 2015. The value realized upon vesting for Mr. Kozek and Mr. Covey is attributable to the vesting of cash settled RSUs during the year ended October 31, 2015. The value realized upon vesting for Mr. Lisboa is attributable to the vesting of a combination of cash settled RSUs and the vesting of PSUs during the year ended October 31, 2015. The value realized upon vesting for Mr. Allen is attributable to a combination of share settled and cash settled RSUs that vested during the year ended October 31, 2015.

Pension Benefits — 2015

The amounts reported in the table below equal the present value of the accumulated benefit at October 31, 2015, for the NEOs under each plan based on the assumptions described below the table:

Pension Benefits Table

Named Executive Officers	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)
Troy A. Clarke	SERP	5.0	4,061,428	—
Walter G. Borst	SERP	2.5	2,649,236	—
William R. Kozek	SERP	2.7	1,530,084	—
Persio V. Lisboa	SERP	17.0	997,738	—
Steven K. Covey	RPSE	32.5	1,898,799	—
	MRO	32.5	4,531,809	—
	SERP	34.5	—	—
John J. Allen	RPSE	32.8	1,663,323	108,694
	MRO	32.8	4,125,617	248,127
	SERP	33.8	—	—

(1)
Unless otherwise noted, all present values reflect benefits payable at the earliest retirement date when the pension benefits are unreduced. Also unless otherwise noted, form of payment, discount rate (4.18%) and mortality (115% of RP2014 White Collar headcount-weighted table projected using Scale MP2015 with generational projection, modified to converge to a 0.75 long-term improvement rate by 2029) is based on assumptions from the guidance on accounting for pensions. Additionally, SERP benefits have only been offset by benefits under Navistar sponsored retirement programs. At actual retirement these benefits will also be offset by benefits accumulated under programs for employment prior to Navistar.

(2)
Present value of the accumulated benefits for Mr. Allen is as of December 31, 2014 due to the effective date of his termination of employment. Mr. Allen received pension payments in 2015, as reflected in the Payment During Last Fiscal Year column. Accordingly as of the last day of the fiscal year, Mr. Allen is still owed $1,554,629 under RPSE and $3,877,490 under MRO.

2016 Proxy Statement	57

Historically, we have provided our employees with retirement income programs. Over the years the programs have changed for various reasons. Effective January 1, 1996, we began transitioning from defined benefit retirement income programs to defined contribution retirement income programs as the primary vehicle to deliver those benefits. Effective January 1, 2014, we accelerated the transition by freezing the U.S. defined benefit retirement income programs. Going forward, all U.S. employees will participate in our defined contribution retirement income programs.

The following briefly describes the various programs.

Navistar, Inc. Retirement Plan for Salaried Employees or ‘‘RPSE’’.   The RPSE is a funded and tax-qualified defined benefit retirement program. The RPSE provides benefits primarily based on a formula that takes into account the employee’s years of service, final average earnings and a percentage of final average earnings per year of service (accrual rates). The table below summarizes the benefit accrual rates under the RPSE.

RPSE Benefit as Percent of Final Average Pay

	Prior to 1989	After 1988	Maximum
Rate of Benefit Accrual per Year of Service up to December 31, 2013	2.4%	1.7%	60%

The eligible earnings are averaged over the highest 60 consecutive months within the final 120 consecutive months prior to retirement. Eligible earnings include base compensation and specifically exclude AI plan compensation. Thus any increase in payments under the AI plan will not increase benefits under the RPSE. Such compensation may not exceed an IRS-prescribed statutory limit applicable to tax-qualified plans ($255,000 for 2013 since all U.S. defined benefit retirement income programs were frozen effective January 1, 2014).

The resulting benefit may commence at age 62 and is offset by a percentage of estimated or actual Social Security benefits. The percentage offset is equal to 1.7% for each year of service up to December 31, 2013 with a maximum offset equal to 60% of Social Security benefits.

The RPSE is available only to employees who were hired prior to January 1, 1996 and is closed to new participants. Additionally, effective January 1, 2005, service has been limited to the service accrued as of December 31, 2004, for participants who were under age 45 as of January 1, 2005. Effective January 1, 2014, service is limited to the service accrued as of December 31, 2013 for those whose service was not already limited to December 31, 2004. Effective January 1, 2014, final average earnings are limited to the highest 60 consecutive months within the final 120 consecutive months prior to December 31, 2013. Additionally, the Social Security Offset will be based on the Social Security laws in effect on December 31, 2013.

Benefits under the RPSE are subject to the limitations imposed under Section 415 of the IRC. The Section 415 limit for 2013 is $205,000 per year for a single life annuity payable at an IRS prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distributions, and different starting dates.

Of the NEOs, Messrs. Allen and Covey participate in the RPSE.

Navistar, Inc. Managerial Retirement Objective Plan or ‘‘MRO’’.   We offer the MRO to approximately 40 eligible managers and executive officers. The MRO provides for retirement benefits that are either not covered by or that are above those provided under our RPSE. The MRO is unfunded and is not qualified for tax purposes.

Benefits payable under the MRO are equal to the excess of (i) the amount that would be payable in accordance with the terms of the RPSE, disregarding the limitations imposed under the IRC over (ii) the retirement benefit actually payable under the RPSE, taking such IRC limitations into account. Benefits under the MRO are generally payable at the same time and in the same manner as the RPSE, other than if a delay is required under IRC Section 409A.

A pro-rated portion of AI plan payments is included in the definition of eligible compensation and the amount included is also subject to a cap determined as a percentage of the executive officer’s annualized base salary. The pro-rated portion and the cap depend on the executive officer’s organizational level in the Company.

2016 Proxy Statement	58

An executive must have been hired by us prior to January 1, 1996 to be eligible to participate in the MRO. Executive officers who were under the age of 45 as of December 31, 2004 no longer participate in the MRO. Instead, they now participate in the SRAP, which is described below. Normal retirement under the MRO is age 65 with at least 10 years of service. An executive may retire early with reduced benefits after having worked 10 years and is at least age 55 at retirement.

Service under the MRO is limited to the service accrued as of December 31, 2013 and final average earnings are limited to the highest 60 consecutive months within the final 120 consecutive months prior to December 31, 2013. Additionally the Social Security Offset will be based on the Social Security laws in effect on December 31, 2013. Effective January 1, 2014, all executives will participate in the SRAP, which is described below.

Of the NEOs, only Messrs. Allen and Covey participate in the MRO.

Navistar, Inc. Supplemental Executive Retirement Plan or ‘‘SERP’’.   The SERP is designed as a pension supplement to attract and retain executive officers. Executive officers are eligible to participate in the SERP upon attainment of age 55 or upon their date of hire if later.

The SERP is unfunded and is not qualified for tax purposes. An eligible executive’s benefit under the SERP is equal to a percentage of his or her final average compensation. The final average compensation is computed similarly to that in the MRO plan. The following table summarizes the determination of the total percentage of final average compensation, which is the sum of the accrual rates described below.

	Up to Age 55	On or After Age 55
Each Year of Age	1/2%	1%
Each Year of Service	1/2%	1%

In no event shall the total percentage be greater than 50%.

The resulting benefit is offset by 50% of the executive’s Social Security benefit, and any defined benefit pension plan (qualified or non-qualified) of the Company or any prior employer. The benefit is also offset by the actuarial equivalent of any of our defined contribution pension plans (qualified or non-qualified) or that of any prior employer that is funded by the employer’s contributions and is an integral part of the employer’s retirement program. Normal retirement age is 65. An executive may retire early with reduced benefits after having worked 5 years and is at least age 55.

All of the NEOs are eligible to participate in the SERP. However, because the 50% of final average compensation limit is lower than the target benefit provided under the MRO, generally no MRO participant will receive a benefit from the SERP.

Other Retirement Income Programs.   We also sponsor the Navistar, Inc. 401(k) Plan for Represented Employees or ‘‘REP’’ and the Navistar, Inc. Retirement Accumulation Plan or ‘‘RAP’’. Represented employees are allowed to defer a portion of their compensation to the 401(k) plan up to the IRC limitations. All employees are allowed to defer a portion of their compensation to the RAP up to the IRC limitations. Employees that do not receive any additional service accruals under RPSE receive non-elective employer retirement contributions equal to a percentage of compensation ranging from 2% up to 6.5% based on their age at the beginning of the calendar year. Additionally, employees that do not participate in our retiree medical plan receive matching contributions equal to 50% of the first 6% of employee elective pre-tax deferrals. For those executives whose employer contributions would be limited by the IRC, the SRAP (described below) provides for contributions in excess of the IRC limitations. This plan is described in more detail within the Non-Qualified Deferred Compensation section of this proxy statement.

All of the NEOs receive non-elective age-weighted contributions in the RAP and also participate in the SRAP.

We do not grant extra pension service.

2016 Proxy Statement	59

Non-Qualified Deferred Compensation Plans

The table below provides information on the non-qualified deferred compensation that our NEOs participated in during the year ended October 31, 2015.

Non-Qualified Deferred Compensation Table

Named Executive Officers	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings In Last Fiscal Year(2) ($)	Aggregate Withdrawals / Distributions As of Last Fiscal Year(3) ($)	Aggregate Balance As of Last Fiscal Year End(4) ($)
Troy A. Clarke	N/A	62660	14341	—	291893
Walter G. Borst	N/A	62725	4058	—	196815
William R. Kozek	N/A	37926	2421	—	41439
Persio V. Lisboa	N/A	12209	5121	—	80802
Steven K. Covey	N/A	30193	1862	—	76347
John J. Allen	N/A	45630	803	2,276	44157

(1)	Our contributions represent any notional contribution credits to the SRAP during the year.

(2)
‘‘Aggregate Earnings in Last Fiscal Year’’ represent the notional interest credited during the year for participants in the SRAP, if applicable, plus the change in value from the beginning of the year to the end of the year in the PSUs and/or DSUs held by each NEO. For the SRAP, ‘‘Aggregate Earnings in Last Fiscal Year’’ is the interest credited to each NEO from the beginning of the year until the end of the year at a 7.5% interest crediting rate. ‘‘Aggregate Earnings in Last Fiscal Year’’ for purposes of the PSU is the aggregate change in value of the PSUs held during the year.

(3)	Mr. Allen received a distribution from the SRAP in 2015.

(4)
The ‘‘Aggregate Balance as of Last Fiscal Year End’’ consists of the sum of each NEO’s notional account balance in the SRAP at the end of the year and the value at year end of the outstanding PSUs and/or DSUs.

We sponsor the following non-qualified deferred compensation programs:

Navistar, Inc. Supplemental Retirement Accumulation Plan or ‘‘SRAP’’.   The SRAP provides executive officers with contributions equal to the amount by which their annualized non-elective age-weighted contributions to the RAP are limited by the IRC. The SRAP is unfunded and is not qualified for tax purposes.

A bookkeeping account balance is established for each participant. The account balance is credited with notional contributions and notional interest. The SRAP does not permit any executive to electively defer any of their base compensation or bonus. However, any increase in payments under the AI plan will increase contributions to the SRAP because contributions are a function of compensation.

The interest crediting rate is 7.5% per annum compounded on a daily basis. This is the rate used to design the SRAP as a comparable replacement for the MRO. The interest crediting rate constitutes an ‘‘above-market interest rate’’ under the IRC.

An executive officer is eligible to participate in the SRAP if the executive officer was hired on or after January 1, 1996 or was hired prior to January 1, 1996 and subsequently ceased participation in the MRO is eligible for the MRO plan.

Executive officers who were hired prior to January 1, 1996 and who subsequently ceased participation in the MRO received an adjustment to their notional contributions. The adjustment is a ‘‘Points Multiplier’’ designed to provide them with value from the SRAP comparable to what they would have received had they continued to participate in the MRO until they reached age 62.

Effective January 1, 2014, all executive officers are eligible for the SRAP due to the freezing of the MRO.

At retirement, each participant may elect to receive the bookkeeping account balance by either or some combination of (1) a lump-sum payment or (2) annual installments over a period of 2 to 20 years. However, if the executive officer also participates in the SERP, he/she must receive the SRAP account balance in the form of an annuity. This is a requirement under IRC Section 409A. The NEO cannot withdraw any amounts from such NEO's bookkeeping

2016 Proxy Statement	60

account balance until such NEO either retires or otherwise terminate employments with us. Mr. Allen is currently receiving his SRAP account balance in the form of an annuity due to his termination date.

All of the NEOs participate in the SRAP.

Premium Share Units or ‘‘PSUs’’.  In general, our Executive Stock Ownership Program as in effect during 2013 required all of our executive officers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified times. Participants were required to hold such stock for the entire period in which they are employed by us. PSUs may have been awarded under the 2013 PIP to participants who completed their ownership requirement on an accelerated basis. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Each vested PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment or at such later date as required by IRC Section Rule 409A. All of the NEOs participate in the Executive Stock Ownership Program and were eligible to acquire PSUs. The Executive Stock Ownership Program was amended effective November 1, 2013 to eliminate an executive’s ability to earn PSUs.

Deferred Share Units or ‘‘DSUs’’.  Under our Executive Stock Ownership Program in effect for 2013 and prior years, executives were able to defer their cash bonus into DSUs. DSUs are credited into the participants' account at the then current market price. The DSUs are generally distributed to the participant in the form of our Common Stock at the date specified by the participant at the time of his or her election to defer. During the deferral period, the participant had no right to vote the Common Stock, no right to receive any dividend declared on the Common Stock and no other rights as a stockholder. If an executive officer elected to defer a cash bonus, the number of shares shown for such NEO includes these DSUs. These DSUs vest immediately. The number of shares shown as owned for each NEO (and all Executive Officers as a group) also includes PSUs that were awarded pursuant to the Executive Stock Ownership Program. Effective November 1, 2013, our Executive Stock Ownership Program was amended and restated to, among other things, eliminate an executive’s ability to defer their cash bonus into DSUs. Likewise, under our Non-Employee Directors Deferred Fee Plan, directors may defer all or a portion of their annual retainer into DSUs, and prior to calendar year 2012 when meeting fees were paid for attendance at Board and committee meetings, all or a portion of their meeting fees into DSUs. If a director elected to defer a portion of his annual retainer and/or meeting fees into DSUs, these DSUs are shown as owned.

Potential Payments Upon Termination or Change-in-Control

The amount of compensation payable to each of the NEOs upon voluntary termination, termination with or without cause, involuntary termination in the event of a Change in Control, or termination as a result of death, disability or retirement are shown in the Estimated Cash Payments Upon Termination table of this proxy statement. Unless otherwise indicated, the amounts shown assume that such termination was effective October 31, 2015, are based on the terms of the applicable plans and agreements that were in effect on October 31, 2015, assume that the executive officer has satisfied all relevant prerequisites for eligibility for such payments and benefits and are estimates of the amounts which would be paid out to the executive officer following his or her termination. The actual amounts of payments and benefits can only be determined at the time the relevant termination event occurs.

To assure stability and continuity of management, we entered into ESAs with each of our executive officers with the exception of our CEO who has an Employment Agreement.

Executive Severance Agreements or ‘‘ESAs’’

As noted above in the Executive Summary, the Board approved certain revisions to the ESA template in 2014. Based upon the effective date and agreement period of the ESAs, three of the NEOs (Messrs. Borst, Covey, and Allen) are covered under the 2010 ESA version; two of the NEOs (Messrs. Kozek and Lisboa) are covered under the 2014 ESA version; and one of the NEOs (Mr. Clarke) is covered by an employment agreement. All executives will be covered by the revised, amended, and restated ESAs upon expiration of such executives' existing ESAs. The following summarizes some of the more material amendments:

•
The expiration date of the agreement period post-Change in Control will be the date that occurs eighteen (18) months after the date of the CIC; this represents a decrease from thirty-six (36) months or more after a CIC;

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•
A CIC will not occur if certain ‘‘Excluded Persons’’ (including Mark H. Rachesky, Icahn Enterprises and employee or retirement benefit plans or trusts sponsored or established by the Company) become the ‘‘Beneficial Owner’’ of securities representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

•
The level of ownership of securities required to trigger a CIC has been increased to 50% or more of the combined voting power of the Company’s then-outstanding securities; this represents an increase from the previous 25% ownership requirement;

•
A termination will be deemed to occur after a CIC if it occurs during the agreement period or during the eighteen (18) month period immediately following the CIC; this represents a decrease from thirty-six (36) months post-CIC;

•
A diminution of authority sufficient to trigger a termination for ‘‘Good Reason’’ has been narrowed to occur only if the executive officer experiences a decrease in his or her organizational level or a change to his or her reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive’s current organizational level;

•
The executive officer’s obligations (i) not to disclose confidential, secret, proprietary or privileged information pertaining to the business of the Company, (ii) to refrain from making any defamatory, disparaging, slanderous, libelous or derogatory statements about the Company and (iii) to cooperate and provide assistance to the Company in connection with litigation or any other matters, have been extended to continue at all times during the agreement period of the ESA and at all times following the executive officer’s termination of employment for any reason;

•
The Compensation Committee may require the executive officer to repay incentive pay previously received from the Company if the Compensation Committee determines that repayment is due on account of a restatement of the Company’s financial statements or for another reason under the Company’s Clawback Policy; and

•	Continued life insurance coverage decreased from a 24 month period to an 18 month period following termination.

Relevant provisions of the current ESA template, effective January 1, 2010, that will remain effective and will not change in the revised ESAs include, but are not limited to, the following:

•
The amended ESA will not become effective unless and until the executive officer signs a written release agreement in a form acceptable to the Company. In the event of a termination under the ESA, the executive officer’s eligibility for separation payments and benefits is conditioned on the executive officer’s timely signing, and not revoking, a written release agreement in a form acceptable to the Company; and

•	No payments are eligible for IRC Section 280G excise tax gross-up.

Summary of the Circumstances, Rights and Obligations Attendant to Each Type of Termination Under the 2010 ESAs

All executive officers are ‘‘at-will’’ employees of the Company, except for the Company’s CEO who has an Employment Agreement. The ‘‘at-will’’ relationship between the executive officer and the Company means that either party may terminate the employment relationship at any time, and for any reason. Depending on the circumstances of the executive’s termination from the Company, the executive may be eligible for certain separation payments and benefits as summarized below. Under the 2013 PIP, individual equity Award Agreements, and the ESA:

•
Voluntary Termination and Involuntary (Termination for ‘‘Cause’’) by us:  We are not obligated to provide the executive with any additional or special compensation or benefits upon a voluntary termination by the executive or termination for ‘‘Cause’’ by us. All compensation, bonuses, benefits, and perquisites cease upon a voluntary termination by the executive or termination for ‘‘Cause’’ by us. In general, in the event of either such termination, an executive officer would:

•	Be paid the value of unused vacation;

•	Not be eligible for an AI payment if the termination occurred prior to year-end or if the termination occurred after year end and prior to the payment date;

•	Be able to exercise vested stock options for three months or twelve months depending on the date of grant, following a voluntary termination;

•	Forfeit any unvested time and performance based stock options;

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•	Forfeit any unvested restricted stock and time and performance based RSUs; and

•	Forfeit any unvested cash-settled performance shares.

As defined in the ESA, ‘‘Cause’’ generally means the reason for the executive’s involuntary termination of employment was (i) willful misconduct involving an offense of a serious nature that is demonstrably and materially injurious to the Company, monetarily or otherwise, (ii) conviction of, or entry of a plea of guilty or nolo contendere to, a felony as defined by the laws of the United States of America or by the laws of the State or other jurisdiction in which the executive is so convicted, or (iii) continued failure to substantially perform required duties for the Company (other than a failure due to physical or mental disability).

The executive officer would not receive any cash severance in the event of either a voluntary termination of employment or involuntary termination for ‘‘Cause’’ by us.

•	Retirement and Early Retirement: If an executive officer terminates employment due to retirement, then the officer would generally be eligible to receive:

•	The value of unused vacation;

•	Monthly income from any defined benefit pension plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans;

•
Lump sum distributions from any defined contribution plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans; and

•	A pro-rata portion of cash-settled performance shares.

Retirement and early retirement are defined in the respective plans in which the executive officer participates. In addition, if an executive meets the ‘‘qualified retirement’’ definition under the 2004 PIP and 2013 PIP or Award Agreement (as applicable) and holds outstanding stock options, he or she may exercise those stock options to the extent that those stock options are exercisable or become exercisable in accordance with their terms, at any time during the term of the option grant. If he or she holds restricted stock or RSUs, they will continue to vest according to the terms of the restricted stock grant. If he or she holds PSUs, vesting accelerates and the shares will be issued after retirement.

•
Termination Without ‘‘Cause’’ by us or “Good Reason” Termination:   If the employment of an executive officer is terminated either due to either a termination by us without ‘‘Cause’’ or by the executive for ‘‘Good Reason’’ (as defined below), in each case either before the date of a Change in Control (as defined in the ESA) or more than 36 months after the date of the most recent Change in Control, then the executive would generally be eligible to receive the following:

•
An amount equal to one-hundred to two-hundred percent (100% to 200%) of the total of (i) the executive’s annual base salary in effect at the time of termination and (ii) the executive’s AI plan award at target level (the ‘‘Severance Pay’’);

•
Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive shall pay for such coverage at no greater after tax costs to the executive than the after-tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•
Pro-rata annual incentive for the number of months of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays AI plan awards to active employees;

•	Continued life insurance coverage for the 24-month period following termination;

•	Outplacement services;

•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused vacation;

•
Such pension and post-retirement health and life insurance benefits due to the executive officer upon his or her termination pursuant to and in accordance with the respective Company-sponsored benefit plans, programs, or policies under which they are accrued and/or provided (including grow-in rights as provided under the terms of the applicable plan, program or policy);

•	The right to exercise vested stock options for three months or twelve months, depending upon date of grant; and

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•	Forfeit any unvested cash-settled performance shares, any unvested time and performance based stock options and any unvested restricted stock, time and performance based RSUs or PSUs.

As defined in the ESA, ‘‘Good Reason’’ means the occurrence of any of the following events or conditions: (i) we reduce the executive officer’s base salary by ten percent (10%) or more (either upon one reduction or during a series of reductions over a period of time); provided, that such reduction neither comprises a part of a general reduction for the executive officer’s then-current peers as a group (determined as of the date immediately before the date on which the executive officer becomes subject to such material reduction) nor results from a deferral of the executive officer’s base salary, or (ii) a demotion in position (including a decrease in organization level) resulting in the material diminution of the executive officer’s authority (including, but not limited to, the budget over which the executive officer retains authority), duties, or responsibilities within the Company except, in case of each of (i) or (ii), in connection with the involuntary termination of the executive officer’s employment for Cause.

•
Termination Related to a Change in Control:  If the employment of an executive officer is involuntarily terminated for any reason other than for "Cause" or if a "Constructive Termination" (as defined below) occurs within 36 months after a Change in Control, then the executive would generally be eligible to receive the following:

•
An amount equal to (i) a pro rata portion of the executive officer’s AI plan award at target level, which payment shall be in lieu of any payment to which the executive officer may otherwise have been entitled to receive under a Change in Control-sponsored incentive or bonus plan (the ‘‘CIC Prorated Bonus’’), plus (ii) a multiplier ranging from 150% to 300% of the sum of the executive officer’s annual base salary in effect at the time of termination and the executive officer’s AI award at target level (the ‘‘CIC Severance Pay’’). The CIC Severance Pay and the CIC Prorated Bonus shall be paid in a lump sum on the payment date;

•
Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive officer shall pay for such coverage at no greater after tax costs to the executive officer than the after tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•	Continued life insurance coverage for the 24-month period following termination;

•	Outplacement services;

•	Tax counseling and tax preparation services;

•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused vacation;

•
Acceleration of the exercisability of options that would otherwise have vested over a period of three years from the date of the Change in Control had the executive officer continued employment for that period;

•	Acceleration of the vesting of cash-settled performance shares at the target performance level; and

•
A lump sum cash payment equal to the difference in (i) the actuarial present value of the executive officer’s non-tax-qualified pension benefits assuming the executive officer was three years older and had three more years of service, over (ii) the actuarial present value of the executive officer’s non-tax-qualified pension benefits at the date of termination. The lump sum payout of the supplemental pension benefits is offset by the value of any ongoing payments.

As defined in the ESA, ‘‘Constructive Termination’’ means the occurrence of any of the following events or conditions: (i) a material diminution in the executive officer’s authority (including, but not limited to, the budget over which the executive retains authority), duties or responsibilities, (ii) the executive officer’s base salary or total incentive compensation opportunity is reduced by 10% or more, (iii) a material breach of the executive officer’s ESA, and (iv) the executive officer is required to be based anywhere more than 45 miles from the location of either the executive's office (if other than the Company’s headquarters) or Company’s headquartered offices.

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The table below states the multiplier of the sum of annual base salary plus AI plan award at target level used in each NEO's severance formula under a termination without Cause by us or by the NEO for Good Reason and a termination in a Change in Control and the ESA version they are covered under for 2015.

NEO	Multiplier – Involuntary Not for Cause or Good Reason Termination	Multiplier – Change in Control	ESA Version
Troy A. Clarke(1)	200%	200%	Employment Agreement
Walter G. Borst(2)	200%	300%	2010 Version
William R. Kozek	200%	300%	2014 Version
Persio V. Lisboa	200%	300%	2014 Version
Steven K. Covey	150%	300%	2010 Version
John J. Allen	200%	300%	2010 Version

(1)
Mr. Clarke does not have an ESA. Per his Employment Agreement, in the event his employment with the Company is terminated (i) by the Company without Cause, or (ii) by executive due to Constructive Termination, as defined in his Employment Agreement, then in addition to accrued obligations, he is eligible for the sum of 200% of his base salary plus annual incentive target.

(2)	Mr. Borst has the 2010 version of the ESA with the exception of the Change in Control (CIC) definition, which reflects the language in the 2014 version.

Disability and Death:  If an executive officer is disabled and is prevented from working for pay or profit in any job or occupation, he or she may be eligible for our ‘‘Non-Represented Employee Disability Benefit Program’’ which provides for short-term and long-term disability (‘‘LTD’’) benefits. Our executive officers are not covered under a separate program. While covered under LTD, an executive officer is eligible for 60 percent of his or her base salary reduced (or offset) by other sources of income, such as social security disability. In the event of a total and permanent disability as defined by this program, an executive officer may exercise outstanding stock options any time within three years after such termination. In the event an executive officer has restricted stock, or RSUs, the restricted stock or RSUs will continue to vest according to the terms of the grant. In the event an executive officer has PSUs, vesting accelerates and the shares are issued immediately. In addition, while classified as disabled, the executive officer continues to accrue benefits under the defined benefit plans.

In the event of an executive officer’s death, a beneficiary of the executive officer may exercise an outstanding stock option at any time within a period of two years after death. Restricted stock, RSUs or PSUs will vest as of the date of death and all restrictions lapse and the restricted stock, RSUs or PSUs will be immediately transferable to the executive officer’s beneficiary or estate. The executive officer’s beneficiary will also be eligible for a pro-rata payment under the AI plan based upon the number of months the executive officer was an active employee during the year. The executive officer’s beneficiary will also receive surviving spouse benefits under the defined benefit and defined contribution plans solely to the extent provided in those plans.

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The table below shows the estimated cash payments that our NEOs (other than Mr. Allen) would receive if their employment was terminated under various circumstances based on the terms of the plans and agreements that were in effect as of October 31, 2015. With respect to Mr. Allen, because his employment was terminated without Cause on January 1, 2015, the table below reflects what he actually received upon such termination.

Estimated Cash Payments Upon Termination

NEO	Severance Amount/Cash Payment ($)	Unvested Options ($)(1)	Restricted Stock/Units ($)(2)	Performance Shares ($)(3)	Benefit Continuation ($)(4)	Outplacement Counseling ($)(5)	Total ($)
Troy A. Clarke
Without Cause or Good Reason Termination(6)	$3,420,000	$—	$70,012	$—	$53,706	$19,000	$3,562,718
Change in Control(6)(11)	$4,230,000	$—	$120,233	$744,876	$53,706	$19,000	$5,167,815
Disability(7)	$540,000	$—	$120,233	$—	$—	$—	$660,233
Death(8)	$—	$—	$120,233	$—	$—	$—	$120,233
Voluntary and Involuntary for Cause Termination	$—	$—	$—	$—	$—	$—	$—
Walter G. Borst
Without Cause or Good Reason Termination(9)	$2,523,500	$—	$269,813	$—	$40,118	$19,000	$2,852,431
Change in Control(10)(11)	$8,573,264	$—	$312,309	$1,219,090	$40,118	$19,000	$10,163,781
Disability(7)	$432,600	$—	$312,309	$—	$—	$—	$744,909
Death(8)	$—	$—	$312,309	$—	$—	$—	$312,309
Voluntary and Involuntary for Cause Termination	$—	$—	$184,808	$—	$—	$—	$184,808
William R. Kozek
Without Cause or Good Reason Termination(9)	$2,012,500	$—	$—	$—	$25,584	$19,000	$2,057,084
Change in Control(10)(11)	$3,450,000	$—	$45,178	$630,154	$25,584	$19,000	$4,169,916
Disability(7)	$345,000	$—	$45,178	$—	$—	$—	$390,178
Death(8)	$—	$—	$45,178	$—	$—	$—	$45,178
Voluntary and Involuntary for Cause Termination	$—	$—	$—	$—	$—	$—	$—
Persio V. Lisboa
Without Cause or Good Reason Termination(9)	$1,837,500	$—	$34,317	$—	$29,954	$19,000	$1,920,771
Change in Control(10)(11)	$3,216,835	$—	$47,970	$658,419	$29,954	$19,000	$3,972,178
Disability(7)	$315,000	$—	$47,970	$—	$—	$—	$362,970
Death(8)	$—	$—	$47,970	$—	$—	$—	$47,970
Voluntary and Involuntary for Cause Termination	$—	$—	$29,090	$—	$—	$—	$29,090

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NEO	Severance Amount/Cash Payment ($)	Unvested Options ($)(1)	Restricted Stock/Units ($)(2)	Performance Shares ($)(3)	Benefit Continuation ($)(4)	Outplacement Counseling ($)(5)	Total ($)
Steven K. Covey
Without Cause or Good Reason Termination(9)	$1,480,050	$—	$65,067	$—	$59,642	$19,000	$1,623,759
Change in Control(10)(11)	$3,348,800	$—	$65,067	$646,882	$59,642	$19,000	$4,139,391
Disability(7)	$358,800	$—	$65,067	$—	$—	$—	$423,867
Death(8)	$—	$—	$65,067	$—	$—	$—	$65,067
Voluntary and Involuntary for Cause Termination	$—	$—	$—	$—	$—	$—	$—
John J. Allen
Without Cause or Good Reason Termination(9)(12)	$2,590,000	$—	$1,518,218	$—	$25,174	$19,000	$4,152,392

(1)
The per share value for options is equal to the difference between the option exercise price and the closing price as of the last day of the fiscal year (October 31, 2015), which was $12.30 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in these columns represent awards that have already been granted to the NEOs in previous years.

(2)
The value of restricted stock, RSU or PSU is based on the October 31, 2015 closing price of $12.30 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in this column represent awards that have already been granted to the NEOs in previous years. Amounts indicated for voluntary and involuntary for Cause termination represent deferred shares that have already been earned.

(3)
This amount represents the value of all unvested cash-settled performance shares based on a Change in Control effective October 31, 2015 with a closing price of $12.30. No amounts are included for performance shares for without Cause or Good Reason, disability or death, because the performance shares remain subject to performance requirements even after such termination.

(4)
Benefits include 12 months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate. Benefits also include 18 or 24 months of continued life insurance coverage for all NEOs (per their ESAs) for terminations following a without Cause termination, Good Reason termination or a termination following a Change in Control.

(5)	This amount represents our cost for NEO outplacement counseling and services.

(6)
Mr. Clarke does not have an ESA. In the event Mr. Clarke’s employment and service with the Company terminate for any reason, including due to his death or disability, Mr. Clarke will be entitled to unpaid and accrued payments and benefits.

If Mr. Clarke’s employment and service with the Company is terminated by the Company without Cause or by Mr. Clarke due to a Constructive Termination, in either case during the thirty-six months after the date of the then-most recent ‘‘Change in Control’’ (as defined in the Employment Agreement), then in addition to his accrued obligations and the accelerated vesting of his options, subject to Mr. Clarke’s execution of a release (without revocation), Mr. Clarke will be entitled to the following:

1.	A lump sum severance payment equal to 200% of the sum of his base salary and AI target;

2.	Twelve months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate;

3.	24 months continued life insurance coverage;

4.	Outplacement services;

5.	Retention of any remaining flexible perquisite allowance already paid;

6.	Company-paid tax counseling and tax forms preparation services up to and including the taxable year of Mr. Clarke in which the termination occurred;

7.	Pro rata portion of the AI award that would have been payable to Mr. Clarke for the Company’s fiscal year in which the termination occurred, based on actual performance effective October 31; and

8.
Pro rata vesting of outstanding 2013 time-vested options and 2014 stock options. A pro rata portion of the outstanding unvested performance-vested 2013 stock options and 2014 stock options will remain eligible for vesting upon the conclusion of the applicable performance period, if and only to the extent that the performance conditions are satisfied.

(7)
This amount is 60% of annualized base salary as of October 31, 2015 and is not offset by other sources of income, such as Social Security. It represents the amount that would be paid annually over the term of the disability.

(8)
Surviving spouse benefits are payable under the applicable pension plan. Messrs. Allen and Covey are participants in the defined benefit pension plan that provide surviving spouse benefits. Messrs. Clarke, Borst, Kozek and Lisboa participate in our defined contribution plans and a defined benefit plan that provides a surviving spouse benefit.

(9)	This calculation, as described in the ESA, is 150 to 200 percent of the sum of the NEO’s annual base salary plus AI target.

(10)
The IRC Section 280G excise tax gross-up upon a Change in Control was eliminated. The Change in Control calculation, as defined in the ESA, is 300% of the sum of the executive’s annual base salary plus AI target plus pro-rata AI.

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(11)
Included in the Severance Amount/Cash Payment figure above for Change in Control is the lump sum cash payment equal to the difference in (i) the actuarial present value of the NEOs non-tax qualified pension benefits assuming the executive was three years older and had three more years of service (for Messrs. Kozek and Lisboa, assuming they were 18 months older and had 18 months more years of service), over (ii) the actuarial present value of the NEOs' non-tax qualified pension benefits at the date of termination. The figures are as follows: for Mr. Borst $4,247,264; Mr. Lisboa $66,835, and Mr. Allen $660,050. The figure for Mr. Kozek is $0 since he does not meet the eligibility requirement for a non-tax qualified pension benefit even with the 18 months of additional age and service. The figure for Mr. Covey is also $0 as he has reached the maximum rate of accrual under the non-tax qualified pension benefit. The figure for Mr. Clark is $0 as Mr. Clark's Employment Agreement does not have a provision for this lump sum cash payment.

(12)	Due to Mr. Allen's termination as of January 1, 2015, his amount reflects an actual payment for a without cause or good reason termination only, and not theoretical potential payments.

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Compensation Risk

The Company performed, and the Compensation Committee reviewed, a risk assessment to determine whether our compensation policies, practices, plans and programs were ‘‘reasonably likely to have a materially adverse effect’’ on the Company. Approximately thirty compensation-related topics were reviewed during 2015, including but not limited to, programs governed by the 2013 PIP. A matrix was created for management's use that summarized the program reviewed, as well as associated mitigating factors. Management discussed the analysis internally (including with our compensation consultant), and discussed final results with the Compensation Committee. The Company and the Compensation Committee believe that the following are factors that tend to mitigate the likelihood of excessive risk taking.

General Description
•
Compensation Committee approval of overall compensation philosophy and plan design

•
Compensation mix of base salary, short-term and long-term incentives

•
Market competitive analysis conducted with new comparator group using regression analysis methodology

•
Market analysis based on individual job

Executive Stock Ownership Plan
•
Aligns executives' interests with stockholders

•
Ownership requirement of 1x base pay for executives, 3x base pay for senior executives and 6x base pay for CEO

•
Ownership requirements for executives that include a minimum retention period fulfilling guidelines in addition to required holding period

2015 Annual Incentive Plan	• Design focuses on four key financial performance metrics and fourteen sub metrics relevant to Navistar’s turnaround strategy
2015 Long-Term Incentive Awards
•
Performance-based equity awards are made at the discretion of the Compensation Committee and are intended to focus participants on the long-term growth of the Company

•
LTI awards are calculated based on actual grant date values

•
LTI values primarily based upon external market data

Executive Severance Agreements ("ESAs")
•
The Change-in-Control definition in our ESAs excludes funds affiliated with designated board members

•
Good Reason in our ESAs requires a decrease in the executive’s organizational level or a decrease in the organizational level of the supervisor to below that of the executive

•
Pro-rata bonuses are excluded from the calculation of any pension/retirement benefit

•
Agreement period after then most recent Change in Control decreased from thirty-six months to eighteen months

Other Controls and Procedures
•
Capital expenditure approval policies and procedures that control the possibility of engaging in unintended risk

•
Sarbanes Oxley / Internal Controls procedures and processes adopted by the Company

•
Clawback policy that requires the repayment of short-and long-term incentive based compensation as a result of a financial restatement or intentional misconduct

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Compensation of Directors

Director Fees and Equity Compensation for 2015

In recent years, our non-employee director pay has been low in comparison to our peer group of companies. In 2015, during our annual review of director compensation, our analysis of competitive survey data and peer group proxy information, confirmed that our non-employee director total direct compensation was still below median, with our total cash compensation and our total equity compensation being slightly below median. We also noted that our committee chair retainers and our Chairman retainer fees are competitive. Notwithstanding these findings, on June 16, 2015, the Board determined not to make any changes to non-employee director compensation in light of recent Company financial performance.

The following table describes components of non-employee director compensation in effect during fiscal and calendar 2015 (unless otherwise noted):

Compensation Element	Calendar Year 2015 Compensation Program
Annual Retainer:	$120,000 retainer; $100,000 paid in cash, $20,000 paid in restricted stock
Additional Chairman of the Board Annual Retainer:	$140,000
Committee Chairman Additional Annual Retainer:	$20,000 for Audit Committee $10,000 for Compensation Committee $10,000 for Finance Committee $10,000 for Nominating and Governance Committee
Committee Member Additional Annual Retainer:	None
Attendance Fees:	None
Stock Options:	5,000 shares annually (the exercise price is equal to the fair market value of our Common Stock on the date of grant).
Other Benefits:
We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending Board and committee meetings and director continuing education seminars.

Special Committees:	Determined on a case by case basis.

The following table provides information concerning the compensation of our non-employee directors for 2015. Directors who are employees of the Company receive no compensation for their services as directors or as members of the Board or a committee thereof. For a complete understanding of the table, please review the footnotes and the narrative disclosures that follow the table.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)(2)(3)	Stock Awards ($)(2)(3)(4)(5)(6)	Option Awards ($)(5)(6)(7)	All Other Compensation ($)	Total ($)
John D. Correnti(8)	68,281	35,577	68,500	—	172,358
Michael N. Hammes	110,029	19,971	68,500	—	198,500
Vincent J. Intrieri	105,000	20,000	68,500	—	193,500
James H. Keyes	260,029	19,971	68,500	—	348,500
Stanley A. McChrystal	—	120,000	68,500	—	188,500
Samuel J. Merksamer	100,000	20,000	68,500	—	188,500
Mark H. Rachesky	—	125,000	68,500	—	193,500
Michael F. Sirignano	—	120,326	68,500	—	188,826
Dennis D. Williams(9)	120,000	—	—	—	120,000

(1)	Amounts in this column reflect fees earned by our non-employee directors in 2015.

(2)
Under our Non-Employee Directors Deferred Fee Plan (the ‘‘Deferred Fee Plan’’), our directors who are not employees receive an annual retainer, payable quarterly, at their election, either in shares of our Common Stock or in cash. A director may elect to defer any portion of such compensation until a later date in DSUs or in cash. Each such election is made prior to December 31st for the next succeeding calendar year or within 30 days of first joining the Board. John D. Correnti, Vincent J. Intrieri, General Stanley A. McChrystal, Samuel J. Merksamer, Dr. Mark H. Rachesky, and Michael

2016 Proxy Statement	70

F. Sirignano, elected to defer the receipt of some or all of their compensation received for their retainer fees in 2015. Mr. Correnti deferred receipt of 100% of his 1st quarter retainer, normally payable in restricted stock, into DSUs and deferred 50% of the rest of his calendar year retainer evenly between DSUs and deferred cash and received 1,388.255 DSUs and deferred $15,577. Mr. Intrieri, deferred 100% of his first quarter retainer normally paid in restricted stock and received 677.966 DSUs. General McChrystal deferred receipt of 100% of his quarterly retainer fees in DSUs and has received 5,290.084 DSUs through September 30, 2015. Mr. Merksamer deferred 100% of his first quarter retainer normally paid in restricted stock and received 677.966 DSUs. Dr. Rachesky deferred receipt of 100% of his quarterly retainer fees, except the portion payable in restricted stock, in calendar year 2015 and received 4,833.504 DSUs through September 30, 2015. Mr. Sirignano deferred receipt of 100% of his quarterly retainer fees in calendar year 2015 and has received 5,290.084 DSUs through September 30, 2015. The amount of DSUs and deferred cash for Mr. Correnti was transferred to his estate following his death on August 18, 2015. The amount of DSUs for Mr. Intrieri, General McChrystal, Mr. Merksamer, Dr. Rachesky, and Mr. Sirignano has been credited as stock units in an account under each of their names at the then current market price of our Common Stock. The units issued to Mr. Intrieri, General McChrystal and Mr. Merksamer during 2015 will be converted into Common Stock and issued within 60 days after their separation from service on the Board. The units issued to Dr. Rachesky and Mr. Sirignano during 2015 will be converted into Common Stock and issued within 60 days after January 1, 2016.

(3)
Effective April 1, 2015, each non-employee director received 677 shares of restricted stock in lieu of $20,000 of their first quarter retainer, except for Mr. Correnti, Mr. Intrieri, General McChrystal, Mr. Merksamer and Mr. Sirignano who each elected to defer receipt of their shares in DSUs, as described in footnote 2 above. The grant date fair value of the restricted stock and DSUs were determined in accordance with FASB ASC Topic 718. Mr. Williams, does not personally receive compensation for his service on the Board, as noted under footnotes 5 and 9 below. For additional information regarding assumptions underlying valuation of equity awards see the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2015.

(4)
The aggregate number of shares subject to stock awards granted by the Company that were outstanding for each non-employee director as of October 31, 2015, including DSUs owned by Mr. Correnti, Mr. Intrieri, Mr. Keyes, General McChrystal, and Mr. Merksamer is indicated in the table below. All of these stock awards and DSUs are 100% vested:

Name	Total Number of Stock Awards Outstanding (#)
John D. Correnti(8)	—
Michael N. Hammes	7,664
Vincent J. Intrieri	2,501
James H. Keyes	21,109
General Stanley A. McChrystal	17,893
Samuel J. Merksamer	1,855
Mark H. Rachesky	10,399
Michael F. Sirignano	7,510
Dennis D. Williams	—

(5)	At the request of the UAW, the UAW representative director, Dennis D. Williams, does not receive stock or stock option awards.

(6)
The values in this column reflect the grant date fair value as determined in accordance with FASB ASC Topic 718. For additional information see the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2015 regarding assumptions underlying valuation of equity awards.

(7)	The number of options granted in 2015 and the aggregate number of stock options outstanding for each non-employee director as of October 31, 2015 are indicated in the table below.

Name	Total Stock Option Awards Outstanding at 2015 Year End (#)	Option Awards Granted During 2015 (#)	Grant Price ($)	Grant Date Fair Value of Option Awards Granted During Year ($)(a)
John D. Correnti(8)	—	5,000	37.03	68,500
Michael N. Hammes	30,400	5,000	37.03	68,500
Vincent J. Intrieri	15,000	5,000	37.03	68,500
James H. Keyes	31,600	5,000	37.03	68,500
General Stanley A. McChrystal	20,000	5,000	37.03	68,500
Samuel J. Merksamer	15,000	5,000	37.03	68,500
Mark H. Rachesky	15,000	5,000	37.03	68,500
Michael F. Sirignano	5,000	5,000	37.03	68,500

(a)
These amounts do not reflect compensation realized by our directors. The amounts shown represent the value of the stock options based on the grant date fair value of the award as determined in accordance with FASB ASC Topic 718. The stock options generally vest over a three year period with ⅓rd vesting on each of the first three anniversaries of the date on which they are awarded, so that in three years the stock options are 100% vested.

2016 Proxy Statement	71

The stock options granted on December 9, 2014 expire seven years after the date of grant. For additional information regarding assumptions underlying valuation of equity awards see the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2015.

(8)	Mr. Correnti passed away on August 18, 2015. Following his death all outstanding stock options and stock awards including deferred cash units and deferred stock units were transferred to his estate.

(9)
At the request of the UAW, the organization which recommended Mr. Williams to the Board, the entire cash portion of Mr. Williams’ annual retainer is contributed to a trust which was created in 1993 pursuant to a restructuring of our retiree health care and life insurance benefits.

Share Ownership Requirements for Non-Employee Directors

To encourage directors to own our shares, $20,000 of each director’s annual retainer is paid in the form of restricted stock each year. The stock is priced as of the date the first quarterly disbursement of the annual retainer is due. The restricted stock portion of the annual retainer is provided pursuant to the 2013 PIP. For additional information regarding the 2013 PIP, see Note 19, Stock-based compensation plans, to our consolidated financial statements included in our Form 10-K for the fiscal year ended October, 31, 2015. Directors are expected to own shares equivalent to three times their annual cash retainer by June 2015 or within five years of being designated as a Board member.

Deferred Fee Plan For Non-Employee Directors

Under our Non-Employee Directors Deferred Fee Plan, directors may defer fees otherwise payable in the form of cash or restricted stock. The amount otherwise payable in cash may be deferred in cash or in DSUs. Any amount deferred in cash is generally paid to the director, with interest at the prime rate, at the date specified by the director at the time of his election to defer. The amount otherwise payable in restricted stock may be deferred in DSUs. Any amount deferred in DSUs is credited into the director’s account at the then current market price. Such units are generally distributed to the director in the form of our Common Stock at the date specified by the director at the time of his election to defer. Elections to defer are made in the calendar year prior to the year in which the fees are earned.

Compensation Committee Interlocks and Insider Participation

None.

2016 Proxy Statement	72

EQUITY COMPENSATION PLAN INFORMATION

This table provides information regarding the equity securities authorized for issuance under our equity compensation plans as of October 31, 2015.

Plan Category(1)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	5,519,580	(2)	$35.61	(3)	1,591,041	(4)(5)
Equity compensation plans not approved by stockholders(6)	28,943	(6)(7)	N/A	(3)	—
Total	5,548,523		N/A		1,591,041

(1)
This table does not include information regarding our 401(k) plans. Our 401(k) plans consist of the following: Navistar, Inc. 401(k) Plan for Represented Employees and Navistar, Inc. Retirement Accumulation Plan. As of October 31, 2015, there were 1,414,424 shares of Common Stock held in these plans.

(2)
This number includes stock options, restoration stock options, DSUs and PSUs (as described in the Executive Stock Ownership Program discussed below) granted under our 2004 PIP (as supplemented by the Restoration Stock Option Program); and stock options, performance stock options, RSUs, DSUs, PSUs and performance units granted under our 2013 PIP. Under the Restoration Stock Option Program, generally one may exercise vested options by presenting shares that have a total market value equal to the option price times the number of options. Restoration options are then granted at the market price in an amount equal to the number of shares that were used to exercise the original option, plus the number of shares that are withheld for the required tax liability. Participants who own non-qualified stock options that were vested prior to December 31, 2004, may also defer the receipt of shares of Common Stock due in connection with a restoration stock option exercise of these options. Participants who elect to defer receipt of these shares will receive deferred stock units. The deferral feature is not available for non-qualified stock options that vest on or after January 1, 2005. The Restoration Stock Option Program was eliminated for all stock options granted on or after December 16, 2008. Stock options awarded to employees for the purchase of Common Stock from the 2004 PIP and the 2013 PIP were granted at the fair market value of the stock on the date of grant, generally have a 10-year contractual life, except for options granted under the 2004 PIP after December 15, 2009 and options granted under the 2013 PIP which have a contractual life of 7-years, and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Performance stock options granted under the 2013 PIP generally do not become exercisable until after the three year anniversary of the date of grant and only if performance conditions are met. Performance Options granted to our CEO on April 22, 2013 and March 10, 2014, vest upon achievement of performance conditions at measurement date. The terms of awards of RSUs granted under the 2013 PIP were established by the Board or committee thereof at the time of issuance. The 2004 PIP expired on February 18, 2013, and as such no further awards may be granted under the 2004 PIP. As of October 31, 2015, 1,792,191 stock option awards, 1,338 DSUs, and 30,863 PSUs remain outstanding for shares of Common Stock reserved for issuance under the 2004 PIP, and 3,115,805 stock options, including performance options, 58,321 RSUs, 487,496 performance units, 21,088 DSUs and 12,478 PSUs remain outstanding for shares of Common Stock reserved for issuance under the 2013 PIP. For more information on the 2013 PIP see footnote 5 below.

(3)
RSUs, DSUs, PSUs, and performance units settled in shares do not have an exercise price and are settled only for shares of our Common Stock on a one-for-one basis. These awards have been disregarded for purposes of computing the weighted-average exercise price. For more information on DSUs and PSUs see the discussion under the paragraph below entitled ‘‘The Ownership Program.’’ There were no options, warrants, or rights outstanding under the unapproved plans as of October 31, 2015.

(4)
Our 2004 PIP was approved by the Board and the independent Compensation and Governance Committee on October 21, 2003, and, subsequently by our stockholders on February 17, 2004. Our 2004 PIP was amended on December 14, 2004, and approved by stockholders on March 23, 2005. The plan was subsequently amended on December 13, 2005, April 16, 2007, June 18, 2007, May 27, 2008, December 16, 2008, January 9, 2009, December 15, 2009, and April 19, 2010. The 2004 PIP replaced, on a prospective basis, our 1994 PIP, the 1998 Supplemental Stock Plan, both of which expired on December 16, 2003, and our 1998 Non-Employee Director Stock Option Plan (collectively, the ‘‘Prior Plans’’). A total of 3,250,000 shares of Common Stock were reserved for awards under the 2004 PIP. On February 16, 2010, our stockholders approved an amendment to increase the number of shares available for issuance under the 2004 PIP from 3,250,000 to 5,750,000. Shares subject to awards under the 2004 PIP, or the Prior Plans after February 17, 2004 and before February 19, 2013, that were canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again became available for awards.

(5)
The 2013 PIP was approved by the Board and the Compensation Committee on December 11, 2012 and by our stockholders on February 19, 2013. Our 2013 PIP was amended on February 11, 2015. The 2013 PIP replaced on a prospective basis the 2004 PIP and the Prior Plans, and awards may no longer be granted under the 2004 PIP or the Prior Plans. A total of 3,665,500 shares of Common Stock were reserved for awards under the 2013 PIP. Shares subject to awards under the 2013 PIP, the 2004 PIP or the Prior Plans after February 19, 2013, that are canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to

2016 Proxy Statement	73

the participant again become available for awards. This number represents the remaining number of unused shares from the year ended October 31, 2015 which are available for issuance.

(6)
The following plans were not approved by our stockholders: The Executive Stock Ownership Program (the ‘‘Ownership Program’’), and The
Non-Employee Directors Deferred Fee Plan (the ‘‘Deferred Fee Plan’’), except that any DSUs awarded out of the Deferred Fee Plan on or after September 30, 2013, are now issued out of the 2013 PIP. Below is a brief description of the material features of each plan, but in each case the information is qualified in its entirety by the text of such plans.

The Ownership Program.  On June 16, 1997, the Board approved the terms of the Ownership Program, and on April 17, 2001, October 15, 2002, August 30, 2004, December 16, 2008, January 9, 2009 the Board approved certain amendments thereto. In general, the Ownership Program requires all of our officers and senior managers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified timelines. Participants are required to hold such stock for the entire period in which they are employed by the Company. Participants may defer their cash bonus or defer salary into DSUs. These DSUs vest immediately. There were 2,365 DSUs deferred under the Ownership Program (albeit 1,338 DSUs were granted under the 2004 PIP and 1,027 DSUs were granted under the 2013 PIP) and outstanding as of October 31, 2015. PSUs may also be awarded to participants who complete their ownership requirement on an accelerated basis. PSUs vest as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. There were 46,631 PSUs earned under the Ownership Program (albeit 3,290 PSUs were granted under the Ownership Program, 30,863 PSUs were granted under the 2004 PIP and 12,478 PSUs were granted under the 2013 PIP) and outstanding as of October 31, 2015. Each vested DSU and PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment. DSUs and PSUs are no longer granted under the Ownership Program or the 2004 PIP, but instead are granted under the 2013 PIP. Effective November 1, 2013, the Ownership Program was amended and restated to, among other things, eliminate an executive’s ability to earn PSUs or defer their cash bonus into DSUs.
The Deferred Fee Plan.  Under the Deferred Fee Plan, directors may elect to receive all or a portion of their annual retainer fees (in excess of their mandatory one-fourth restricted stock grant (as discussed above)) and meeting fees in cash or restricted stock, or they may defer payment of those fees in cash (with interest) or in DSUs. Deferrals in the deferred stock account are valued as if each deferral was vested in Common Stock as of the deferral date. As of October 31, 2015, there were 45,724 outstanding deferred stock units under the Deferred Fee Plan (including 20,061 DSUs awarded under the 2013 PIP).

(7)	Includes 3,290 PSUs granted under the Ownership Program and 25,653 deferred stock units granted under the Deferred Fee Plan; all of which were outstanding as of October 31, 2015.

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PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is asking our stockholders to ratify the Audit Committee’s appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016. KPMG has been the Company’s auditors since 2006. For additional information regarding the Company’s relationship with KPMG, please refer to the Audit Committee Report and the Independent Registered Public Accounting Firm Fee Information contained below.

If the appointment of KPMG as our independent registered public accounting firm for 2016 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2016 will stand, unless the Audit Committee finds other good reason for making a change.

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSAL 3.

AUDIT COMMITTEE REPORT

Management of the Company has the primary responsibility for the integrity of the accounting, auditing and financial reporting practices of the Company, including the system of internal controls. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. In this regard, the Audit Committee meets periodically with management, the internal auditors and our independent registered public accounting firm. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any such investigations. The Audit Committee is responsible for selecting and, if appropriate, replacing our independent registered public accounting firm.

The Audit Committee discussed with KPMG the overall scope and execution of the independent audit and reviewed and discussed the audited financial statements with management. Discussions about the Company’s audited financial statements included KPMG’s judgments about the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with KPMG other matters required by Public Company Accounting Oversight Board Auditing Standards
No. 16. KPMG provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed the independence of the independent registered public accounting firm with management and KPMG. The Audit Committee concluded that KPMG’s independence had not been impaired.

Based on the above-mentioned review and discussions with management and KPMG, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended October 31, 2015 for filing with the SEC. In addition, the Audit Committee engaged KPMG to serve as the Company’s independent registered public accounting firm for 2016.

Audit Committee
James H. Keyes, Chairman,
Samuel J. Merksamer
Michael F. Sirignano
Dennis D. Williams

2016 Proxy Statement	75

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

The following table presents aggregate fees billed or expected to be billed by KPMG, our independent registered public accounting firm, for audit services and fees for professional services incurred for the fiscal years ended October 31, 2015 and 2014, on our behalf:

(in millions)	2015	2014
Audit fees	$12.0	$12.0
Audit-related fees	0.2	0.9
Tax fees	—	0.2
All other fees	—	—
Total fees	$12.2	$13.1

A description of the types of services provided in each category is as follows:

Audit Fees — These are fees for professional services for the audit of our annual consolidated financial statements, limited review of our quarterly consolidated financial statements, and services that are normally provided in connection with statutory and regulatory filings. This includes fees for the audit of NFC.

Audit-Related Fees — These are fees for the assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including procedures related to our and NFC’s financing transactions.

Tax Fees — These are fees for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees — These are fees for permissible services provided by KPMG that do not meet the above categories. For 2014 and 2015, the Company did not incur any other fee.

The Audit Committee pre-approved all audit and non-audit services provided to us in accordance with the Audit Committee’s pre-approval policy. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee annually considers for pre-approval all proposed audit and non-audit services which are known early in the year to be performed in the coming year by our independent registered public accounting firm and the estimated fees for such services. Additional fees related to certain audit-related or non-audit services proposed to be provided by our independent registered public accounting firm may be pre-approved by management, so long as the fees for such additional services individually or in the aggregate do not exceed $400,000 in any 12-month period, and are reported to the Audit Committee at the next regularly scheduled committee meeting. Other proposed audit-related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, pre-approved by the chair of the Audit Committee if the related additional fees are estimated to be less than $250,000, otherwise the Audit Committee must pre-approve all additional audit-related and non-audit services to be performed by our independent registered public accounting firm. In making its decision to utilize our independent registered public accounting firm, the Audit Committee considers whether the provision of such services is compatible with maintaining that firm’s independence and to that end receives certain representations from the firm regarding their independence and permissibility under applicable laws and regulations related to non-audit services provided by the firm to us.

2016 Proxy Statement	76

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of holdings and transfers of Company stock with the SEC and to provide copies of those reports to Navistar. Based solely on our review of copies of those reports received by us or written representations that all such reports were timely filed, we believe that our directors, executive officers and greater than ten percent beneficial stockholders made all required filings on time.

Availability of Form 10-K and Annual Report to Stockholders

As permitted by the SEC, we are delivering our Proxy Statement and Annual Report via the Internet. On December 22, 2015 we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote their shares online or by telephone. If you wish to request a printed or electronic copy of this Proxy Statement and our Annual Report, you should follow the instructions included in the Notice. The Notice is not a proxy card or ballot. You may review Company filings with the SEC by visiting the Company’s website at http://www.navistar.com/navistar/investors/financials/sec.

Matters Raised at the Meeting not Included in this Proxy Statement

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

2016 Proxy Statement	77

ADMISSION AND TICKET REQUEST PROCEDURE

Admission

Admission is limited to stockholders of record on December 14, 2015 or a stockholder’s authorized proxy holder or a representative. In each case, the individual must have an admission ticket and valid photo identification to be admitted to the Annual Meeting. In addition, stock ownership will be verified.

Admission Ticket for Registered Holders

•	If your shares of Common Stock are registered in your name and you received your proxy material by mail, an admission ticket is attached to your proxy card.

•
If your shares of Common Stock are registered in your name and (i) you received or accessed your proxy materials electronically over the Internet, and you plan on attending the Annual Meeting, click the appropriate box on the electronic proxy card or (ii) follow the telephone instructions and when prompted, ‘‘if you plan to attend the meeting in person,’’ press 1, and an admission ticket will be held for you at the registration desk at the Annual Meeting. You will need a valid photo identification to pick up your ticket.

Admission Ticket for Beneficial Holders

•
If your shares of Common Stock are held in a bank or brokerage account you may obtain an admission ticket in advance by submitting a request by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (630) 753-7546.

Ticket Request Deadline

Ticket requests for all Beneficial Holders and for Beneficial Holders and Registered Holders appointing a representative to attend and/or vote on his/her behalf, must include all information specified in the applicable table below and be submitted in writing and received by the Company on or before February 9, 2016. No requests will be processed after that date.

To Submit Request

Submit requests by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (630) 753-7546. Ticket requests by telephone will not be accepted.

2016 Proxy Statement	78

Authorized Proxy Representative

A registered stockholder may appoint, and a beneficial stockholder may request that its registered holder (i.e., its broker or bank) appoint, a representative to attend the Annual Meeting and/or vote on his/her behalf. The admission ticket must be requested by the stockholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting. Stockholder information specified below and a written proxy authorization must accompany the ticket request.

Registered Stockholders (if appointing a representative to attend and/or vote on his/her behalf)	Beneficial Holders
For ownership verification provide:	For ownership verification provide:
• name(s) of stockholder	• a copy of your January brokerage account statement showing Navistar stock ownership as of the record date (12/14/15);
• address
• phone number
• social security number and/or stockholder account number; or	• a letter from your broker, bank or other nominee verifying your record date (12/14/15) ownership; or
• a copy of your proxy card showing stockholder name and address	• a copy of your brokerage account voting instruction card showing stockholder name and address
Also include:	Also include:
• name of authorized proxy representative, if one appointed	• name of authorized proxy representative, if one appointed
• address where tickets should be mailed and phone number	• address where tickets should be mailed and phone number

2016 Proxy Statement	79

2015 Aon Hewitt US TCM Total Compensation Executive Regression - Participant List - Appendix A

2U Inc
3M Company
A. O. Smith Corporation
Abbott Laboratories
AbbVie Inc.
Activision Blizzard
Acushnet Company¹²³
Adobe Systems Incorporated
ADT Corp
Aegion Corp.
Aetna Inc.
Agilent Technologies, Inc.
Airgas, Inc.
Allegion S&S US Holding Company Inc
Alliant Energy Corporation
ALSAC-St. Jude's¹
Altria Group, Inc.
Ameren Corporation
American Air Liquide Inc.¹²³
American Blue Ribbon Holdings, LLC¹
American Electric Power Company, Inc.
American Family Insurance Group¹
American Heart Association¹
American Signature, Inc¹³
Ameriprise Financial, Inc.
AMSTED Industries Incorporated¹
Amway Corp.¹
Andersen Corporation¹
Anheuser-Busch Companies, Inc.¹²³
ANN INC.
Anthem, Inc.
Applied Materials, Inc.
Arkansas Electric Cooperatives¹
Armstrong World Industries, Inc.
Ascena Retail Group, Inc.
Ascension Health¹
AT&T Inc.
Aurora Health Care, Inc.¹
Automatic Data Processing, Inc.
Avery Dennison Corporation
Avis Budget Group, Inc.
Avon Products, Inc.
BAE Systems, Inc.¹²³
Bain & Company, Inc.¹
Ball Corporation
Baxter International Inc.
BB&T Corporation

Beam Suntory Inc.¹²³
Beckman Coulter, Inc.¹³
Belden Inc.
Black Angus Steakhouse¹
Black Hills Corporation
Bloomin Brands
Blue Cross and Blue Shield of Florida, Inc.¹
Blue Diamond Growers¹
Blue Shield of California¹
BNSF Railway Company¹
Boddie Noell Enterprises Inc¹
Bojangles Restaurants, Inc.¹
BorgWarner Inc.
Brady Corporation
BreitBurn Energy Partners L.P.
Bristol-Myers Squibb Company
Broadcom Corporation
Broadridge Financial Solutions, Inc.
Brunswick Corporation
Buckeye Partners, L.P.
Bush Brothers & Company¹
Cafe Rio Inc¹
Callaway Golf Company
Calpine Corporation
Calumet Specialty Products Partners, L.P.
Campbell Soup Company
Capella Education Company
Capital One Financial Corporation
Cardtronics, Inc.
Career Education Corporation
CareFusion Corporation¹
Cargill, Incorporated¹
Caterpillar Inc.
CBRE
CDW Corporation
CenterPoint Energy, Inc.
CF Industries, Inc.
Chart Industries, Inc.
Chicago Bridge & Iron Company N.V.
Chipotle Mexican Grill, Inc.
Chrysler Group LLC¹²³
CHS Inc.
Church & Dwight Company, Inc.
Ciena Corporation
CIGNA Corporation
Clearwater Paper Corporation
Cleco Corporation
CME Group Inc.
CMS Energy Corporation
CNO Financial Group Inc.
Colgate-Palmolive Company
Compass Bancshares, Inc.¹²³
ConAgra Foods, Inc.

Consolidated Edison
Convergys Corporation
Cooper-Standard Holdings Inc.
Covanta Holding Corporation
Crestwood Midstream Partners LP
Cubic Corporation
Cummins Inc.
Curtiss-Wright Corporation
Daimler Trucks North America LLC¹²³
Dairy Queen¹
Darden Restaurants, Inc.
Deere & Company
Deloitte & Touche L.L.P.¹³
Delphi Corporation
Denso International America, Inc.¹²³
Dex Media
Diageo North America, Inc.¹²³
Diamond Foods, Inc.
Dine Equity Inc.
Direct Energy Services Inc¹²³
Discover Financial Services
Dolby Laboratories, Inc.
Dole Packaged Foods, LLC¹²³
Dollar General Corporation
Dot Foods, Inc.¹
Dover Corporation
Drew Marine USA Inc¹
Dst Systems, Inc.
DTE Energy Company
Duke Energy Corporation
Dunkin' Brands, Inc.
E Trade Group, Incorporated
E. I. du Pont de Nemours and Company
Eastman Kodak Company
Eaton Corporation
Ecolab Inc.
EDF Renewable Energy (also known as enXco, Inc.)¹²³
Edison International
Edwards Lifesciences
Eli Lilly and Company
Elkay Manufacturing Company¹
Emerson Electric Co.
Enbridge Energy Partners¹²³
Energy Transfer Partners, L.P.
EnergySolutions¹
EnLink Midstream (formerly Crosstex Energy)³
Enterprise Products Partners L.P.
Equifax Inc.
ESCO Technologies Inc.
Essilor of America, Inc.¹²³
Express Scripts, Inc.
Family Dollar Stores, Inc.
Farm Credit Bank of Texas¹

Federal Aviation Administration¹
Federal Home Loan Mortgage Corporation (Also known as Freddie Mac)
FedEx Corporation
Fellowes, Inc.¹
Ferrara Candy Company¹
Ferrellgas Partners, L.P.
Fifth Third Bancorp
FirstEnergy Corp.
Fiserv, Inc.
Florida Municipal Power Agency¹
Flowserve Corporation
Follett Corporation¹
Fortune Brands Home & Security
Freescale Semiconductor, Inc.
GAF Materials Corporation¹
GATX Corporation
Gemological Institute of America¹
General Dynamics Corporation
General Mills, Inc.
General Motors Company
Genesis Energy LLC
Genworth Financial, Inc.
GNC Corporation
Gordon Food Service¹
Gorton's¹³
Great River Energy¹
Gruma Corporation¹²³
H&R Block
H. P. Hood Inc.¹
H.B. Fuller Company
Halliburton Company
Hallmark Cards, Inc.¹
Hamra Enterprise¹
Hanesbrands Inc.
Harland Clarke¹
Haworth, Inc.¹
HCA Holdings, Inc.
HD Supply
Hendrickson¹³
Herman Miller, Inc.
Hillshire Brands¹³
Hilton Worldwide
HNTB¹
Hooters of America¹
Hormel Foods Corporation
Hubbell Incorporated
Humana Inc.
Huntington Bancshares Incorporated
Huntington Ingalls Industries
Hyatt Hotels Corporation
Hy-Vee, Inc.¹
Illinois Tool Works Inc.

IMS Health Inc.
ING U.S.
Ingersoll-Rand plc
Ingram Industries Inc.¹
Ingredion (Former Name Corn Products International, Inc.)
International Paper Company
Intersil
Iron Mountain Incorporated
ITT Corporation
J. C. Penney Company, Inc.
J. R. Simplot Company¹
Jacobs Engineering Group Inc.
James Hardie¹²³
Jet Aviation¹³
Johns Manville Corporation¹³
Johnson & Johnson
Johnson Controls, Inc.
Jones Lang LaSalle Incorporated
Joy Global Inc.
Kaiser Permanente¹
Kellogg Company
Kelly Services, Inc.
Kimberly-Clark Corporation
Kinder Morgan, Inc.
Kohler Company¹
Kohl's Corporation
KONE, Inc.¹²³
Krispy Kreme Doughnuts Inc
Kronos Incorporated¹
L.L. Bean, Inc.¹
L-3 Communications Holdings, Inc.
Lafarge North America Inc.¹²³
Lam Research
Land O'Lakes¹
Lario Oil & Gas Company¹
Laureate Education, Inc.¹
Legal & General America, Inc.¹²³
Leggett & Platt, Incorporated
Leidos Holdings, Inc.
Lennox International Inc.
Linear Technology
Lockheed Martin Corporation
L'Oreal USA, Inc.¹²³
Lowe's Companies, Inc.
Magellan Midstream Partners, L.P.
Markwest Energy Partners
Marriott International, Inc.
Martin Marietta Materials, Inc.
Mary Kay Inc.¹
Masco Corporation
MasterCard Incorporated
Mattel, Inc.
McCormick & Company, Incorporated

McDonald's Corporation
Mead Johnson Nutrition Company
Mednax, Inc
Mercedes Benz USA LLC¹²³
Merck & Co., Inc.
MetLife, Inc.
MGE Energy, Inc.
Milliken & Company¹
Mittal Steel USA Inc.¹²³
Mohawk Industries, Inc.
Mondelez International, Inc.
Mueller Water Products, Inc.
Nationwide Mutual Insurance Company¹
Navigant Consulting, Inc.
Navistar International
Navy Federal Credit Union¹
NCR Corporation
Nestle Purina Petcare Company¹²³
Nestle USA, Inc.¹²³
New York Life Insurance Company¹
New York Power Authority¹
New York University¹
NewMarket Corporation
NewPage Corporation
NIKE, Inc.
Nintendo of America, Inc.¹²³
NiSource Inc.
Nordstrom, Inc.
Northrop Grumman Corporation
Northshore University Healthsystem¹
Northwest Natural Gas Company
NorthWestern Corporation
Novo Nordisk Inc.¹²³
NRG Energy, Inc.
NuStar Energy LP
Office Depot, Inc.
OGE Energy Corp.
Oglethorpe Power Corporation¹
Olin Corporation
On The Border Mexican Grill¹
One Gas, Inc.
ONEOK, Inc.
Oracle Corporation
Owens Corning
P.F. Chang's China Bistro,Inc.¹
Pacific Life Insurance Company¹
Packaging Corporation of America
Papa John's International, Inc.
Papa Murphy's International
Parker-Hannifin Corporation
Pentair, Inc.
People's United Financial, Inc.
Pernod Ricard USA¹²³

PG&E Corporation
Pinnacle West Capital Corporation
Pitney Bowes Inc.
PJM Interconnection LLC¹
PNM Resources, Inc.¹
Polaris Industries Inc.
PolyOne Corporation
ProBuild Holdings, Inc.¹
Protective Life Corporation¹²³
Public Company Accounting Oversight Board¹
Public Service Enterprise Group Incorporated
Public Utility District 1 of Chelan County¹
PVH Corp.
Quad-Graphics, Inc.
Quest Diagnostics Incorporated
Randstad North America L.P.¹²³
Raytheon Company
Realogy Corporation
Recommunity Recycling¹
Regions Financial Corporation
Regis Corporation
Revlon, Inc.
Reynolds American Inc.
Rich Products Corporation¹
Rio Tinto Alcan¹²³
Rite Aid Corporation
Robert Bosch LLC¹²³
Robert Half
Rockwell Automation, Inc.
Rolls-Royce North America Holdings Inc.¹²³
Rowan University¹
Ryder System, Inc.
S. C. Johnson & Son, Inc.¹
Sabic Innovative Plastics US LLC¹²
Sabre Industries, Inc.¹
Samsung Electronics America, Inc.¹²³
Sandia National Laboratories¹³
Sasol North America¹²³
SCANA Corporation
Scholle Corporation¹
Schreiber Foods, Inc.¹
Science Applications International Corporation
Scientific Games Inc.
Sears Holdings Corporation
SemGroup Corp
Seminole Electric Cooperative, Inc.¹
Sempra Energy
Simpson Manufacturing Co., Inc.
Sodexo, Inc.¹²³
Sonic Corp.
Sonoco Products Company
Spectra Energy Corp
Sports Authority Inc.¹

SPX Corporation
Stage Stores, Inc.
StanCorp Financial Group Inc.
Standard Motor Products, Inc.
Staples, Inc.
Starbucks Corporation
State Farm Mutual Automobile Insurance Company¹
Steelcase Inc.
Summit Midstream Partners, LP
SUPERVALU INC.
Sypris Solutions, Inc.
SYSCO Corporation
Target Corporation
TE Connectivity Ltd.
Tecumseh Products Company
Teds Montana Grill¹
Teledyne Technologies Incorporated
Tenneco Inc.
Terex Corporation
Texas Instruments Incorporated
TGI Friday's¹²³
The Allstate Corporation
The Bama Companies, Inc¹
The Clorox Company
The Coca-Cola Company
The Estee Lauder Companies Inc.
The Hartford Financial Services Group, Inc.
The Hershey Company
The Home Depot, Inc.
The Krystal Company¹³
The Marcus Corporation
The Marmon Group LLC¹
The MITRE Corporation¹
The Nielsen Company
The Ohio State University¹
The Progressive Corporation
The ServiceMaster Company
The Sherwin-Williams Company
The Stanley Works
The Timken Company
The Valspar Corporation
The Walt Disney Company
The Wendy's Company
The Williams Companies, Inc.
Timken Steel
Travelers Companies, Inc.
TreeHouse Foods, Inc
Trinchero Family Estates¹
True Value Company¹
Trugreen Chemlawn¹
Tyco International, Ltd.²
Tyson Foods, Inc.
U.S. Bancorp

UIL Holdings Corporation
Unilever United States Inc.¹²³
United Continental Holdings, Inc.
United Launch Alliance, LLC¹³
United Parcel Service
United Stationers Inc.
United Technologies Corporation
UnitedHealth Group Incorporated
USD Partners LP
USG Corporation
Valero Energy Corporation
Valmont Industries, Inc.
VF Corporation
Viad Corp
Vision Service Plan¹
Visteon Corporation
Vulcan Materials Company
W. L. Gore & Associates, Inc.¹
W.W. Grainger, Inc.
Wabash National Corporation
Waste Management, Inc.
Waters Corporation
Wegmans Food Markets, Inc.¹
Wellhead Electric Company, Inc.¹
Wells Fargo & Company
WESCO International, Inc.
Westinghouse Electric Company LLC¹³
White Castle System Inc.¹
WhiteWave Foods
Wisconsin Electric Power Company
Wolters Kluwer U.S.¹
Woodward Inc.
World Wrestling Entertainment
Wyndham Worldwide Corporation
Xylem, Inc
Yazaki North America, Inc.¹²³
YKK Corporation of America¹²

TowersWatson
2015 CDB General Industry Executive Compensation
Survey Report - U.S. Participant List - Appendix B

3M	Bayer Business & Technology Services	Coca-Cola Enterprises
A.O. Smith	Bayer CropScience	Colgate-Palmolive
Aaron's	Beam Suntory	Columbia Sportswear
AbbVie	Bechtel Nuclear, Security & Environmental Best Buy	Comcast
Accenture	Big Lots	Commercial Metals CommScope
ACH Food	Biogen, Inc.	Communications Systems Compass
Acuity Brands	Blount International	ConAgra Foods
Adecco	BMC Software	Continental Automotive Systems Convergys
Advanced Drainage Systems	Bob Evans Farms	Cooper Standard Automotive Corning
Agilent Technologies	Booz Allen Hamilton	Covance
Agrium	BorgWarner	Cox Enterprises
Air Products and Chemicals Alexander & Baldwin	Boston Scientific	Crown Castle
Alexion Pharmaceuticals	Brady	CSC
Allegion	Brembo	CSX
Altria Group	Brickman Group	Cubic
American Crystal Sugar	Bristol-Myers Squibb	Curtiss-Wright
American Sugar Refining	Broadridge Financial Solutions	Cytec Industries
Americas Styrenics AmerisourceBergen	Bunge	Danaher
AMETEK	Burlington Northern Santa Fe	Darden Restaurants
Amgen	Bush Brothers & Company	Day & Zimmermann
AMSTED Industries	C.R. Bard	Dean Foods
Amway	Cablevision Systems	Dell
Andersons	Cabot	Delta Air Lines
Ansell	Calgon Carbon	Deluxe
Arby's Restaurant Group	Capsugel	Dematic Corporation
Arcadis	Cargill	DENSO International
Arctic Cat	Carmeuse North America Group	Dentsply
Armstrong World Industries	Carnival	DHL
Arrow Electronics	Carpenter Technology	DHL Express
Arup USA	Catalent Pharma Solutions	DHL GBS
Asbury Automotive Group	Caterpillar	DHL Global Forwarding
Ashland	CDK Global	DHL Mail
AstraZeneca	CDW	DHL Supply Chain
AT&T	Celestica	Diageo North America DIRECTV Group
Atos	CenturyLink	Discovery Communications Donaldson
Autoliv	Cepheid	Dot Foods
Automatic Data Processing	CF Industries	Dow Corning
Avery Dennison	CH2M HILL	Dr. Pepper Snapple Group DST Systems
Avintiv	Charter Communications	DuPont
Avis Budget Group	Chemtura	E.W. Scripps
Avnet	Children's Place	Eastman Chemical
Avon Products	CHS	Eastman Kodak
Axiall Corporation	Clearwater Paper Corporation	eBay
BAE Systems	Cliffs Natural Resources	Ecolab
Ball	Cloud Peak Energy	Edwards Lifesciences
Barrick Gold of North America	CNH Industrial	Eli Lilly

Baxter	Coca-Cola	EMD Millipore
Emerson Electric	Herman Miller	Kohler
Encana Services Company, Limited Endo	Hershey	Kroger
Equifax	Hertz	L-3 Communications Lafarge North America
Equity Office Properties	Hexcel	Land O'Lakes
ESCO	Hitachi Data Systems	Leggett and Platt
Essilor of America	HNI	Lehigh Hanson
Estée Lauder	HNTB	Leidos
Esterline Technologies	Hoffmann-La Roche	Lend Lease
Exel	Home Depot	Leprino Foods
Experian Americas	Hormel Foods	Level 3 Communications LexisNexis
Express Scripts	Hospira	Lexmark
Faurecia US Holdings	Host Hotels & Resorts	Lincoln Electric
Federal-Mogul	Houghton Mifflin Harcourt Publishing Hunt Consolidated	LinkedIn
Ferrovial	Husky Injection Molding Systems IBM	Lockheed Martin
Fiserv	ICF International	Lonza
FMC Technologies	IDEX Corporation	L'Oréal
FOCUS Brands	IDEXX Laboratories	Lubrizol
Ford	IMS Health	Lutron Electronics LyondellBasell
Fortune Brands Home & Security Freeport-McMoRan	Ingersoll Rand	Magellan Midstream Partners Marriott International
G&K Services	Intel	Martin Marietta Materials Mary Kay
GAF Materials	Intelsat	Masco
GE Aviation	Intercontinental Hotels Group International Flavors & Fragrances International Game Technology International Paper	Mattel
GE Healthcare	ION Geophysical	Matthews International McKesson
General Atomics	Irvine	McLane Company MeadWestvaco
General Dynamics	ITT Corporation	Medicines Company Medtronic
General Electric	J.C. Penney Company	Merck & Co.
General Mills	J.M. Smucker	Meritor
General Motors	Jabil Circuit	MGM Resorts International Micron Technology MillerCoors
Gilead Sciences	Jack in the Box	Molson Coors Brewing Mosaic
GlaxoSmithKline	Jacobs Engineering	MTS Systems
Goodman Manufacturing	JetBlue Airways	Navigant Consulting Navistar International
Google	Johns Manville	NBTY
Graco	Johnson & Johnson	NCR
Granite Construction	Johnson Controls	Nestle USA
Greene, Tweed and Co.	K. Hovnanian Companies	Newmont Mining
GTECH	Kate Spade & Company	Nike
H.B. Fuller	KB Home	Nissan North America
Hallmark Cards	KBR	Nokia
Halyard Health	Kellogg	Norfolk Southern
Hanesbrands	Kelly Services	Nortek
Harman International Industries Harris	Kennametal	Northrop Grumman
Harsco	Keurig Green Mountain	Novartis
Hasbro	Keysight Technologies	Nu Skin Enterprises
HBO	Keystone Foods	Nuance Communications Oakley
HD Supply	Kimberly-Clark	Occidental Petroleum Omnicare
Heidrick & Struggles	Kinross Gold	Oshkosh
Henry Schein	Koch Industries	Osram Sylvania

Outerwall	Scotts Miracle-Gro	Toro
Owens Corning	Scripps Networks Interactive	Toshiba Medical Research Institute Total System Service (TSYS) Tribune Media
Panasonic of North America PAREXEL	Sealed Air	Tribune Publishing
Parker Hannifin	Select Comfort	Tronox
Parmalat	ServiceMaster Company	TRW Automotive
Parsons Corporation PayPal	Sherwin-Williams	Tupperware Brands
PepsiCo	Sigma-Aldrich	Tyson Foods
Performance Food Group Pfizer	Smiths Group	UBM
PHI	Snap-on	Underwriters Laboratories Unilever United States
Philips Electronics	SNC-Lavalin	Union Pacific Corporation
Pitney Bowes	Sodexo	Unisys
Plexus	Solenis	United Launch Alliance
Polaris Industries	Sonoco Products	United Rentals
PolyOne	Sony	United States Steel
Potash	Sony Electronics	United Technologies
Praxair	Southwest Airlines	Univar
Pro-Build Holdings PulteGroup	Spirit AeroSystems	UPS
Quad/Graphics	Spirit Airlines	Valero Energy
Quest Diagnostics	Sprint	Vectrus
Quintiles	SPX	Ventura Foods
R.R. Donnelley	SSAB	Verint Systems
Rackspace	St. Jude Medical	Verizon
Ralph Lauren	Stanley Black & Decker	Verso
Rayonier	Starbucks Coffee	Vertex Pharmaceuticals
Rayonier Advanced Materials Recreational Equipment Regal-Beloit	Starwood Hotels & Resorts	Vesuvius
Regency Centers	Steelcase	VF Corporation
Reiter Affiliated Companies Revlon	Stryker	Viacom
Ricoh Americas	SunCoke Energy	Visteon
Rio Tinto	SunGard Data Systems	Vulcan Materials
Robert Bosch	SuperValu Stores	VWR International
Robertshaw Controls	SWM International (Schweizer-Mauduit) Syngenta	W.W. Grainger
Rockwell Automation	Sysco Corporation	Walt Disney
Rockwell Collins	Target	Walter Energy
Rolls-Royce North America	Taubman Centers	Waste Management
Rowan Companies	TE Connectivity, Limited TeleTech	Wendy's Group
Royal Caribbean Cruises	Tempur Sealy	West Pharmaceutical Services Westinghouse Electric Weyerhaeuser
Ryder System	Teradata	Whirlpool
S.C. Johnson & Son	Terex	WhiteWave Foods
Samsung	Textron	Wilsonart
Sanofi	Thermo Fisher Scientific Thomson Reuters	Wyndham Worldwide
SAS Institute	Tiffany & Co.	Xylem
Sasol USA	Time Warner	YP
Schlumberger	Time Warner Cable	Yum! Brands
Scholastic	Timken	Zimmer
Schreiber Foods	TimkenSteel
Schwan Food Company	T-Mobile USA

NAVISTAR®

NAVISTAR INTERNATIONAL CORPORATION
2701 NAVISTAR DRIVE
LISLE, IL 60532

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 9, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 9, 2016. Have your proxy card in hand when you call and then follow the instructions.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery please visit our Investor Relations Website at http://www.navistar.com/navistar/investors.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M98065-P71080 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVISTAR INTERNATIONAL CORPORATION

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Troy A. Clarke
02) Michael N. Hammes
03) Vincent J. Intrieri
04) James H. Keyes
05) General (Retired) Stanley A. McChrystal
06) Samuel J. Merksamer
07) Mark H. Rachesky, M.D.
08) Michael F. Sirignano

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Advisory Vote on Executive Compensation.	☐	☐	☐
3. Vote to ratify the selection of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this card. The Board of Directors of the Company has fixed the close of business on December 14, 2015, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Company's Board of Directors. The shares represented by this proxy will be voted in accordance with the instruction given by the undersigned Stockholder(s). **The Board of Directors recommends the following votes on the proposals above: "FOR" proposals 1, 2 and 3.**

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NAVISTAR®

ADMISSION TICKET

(Not Transferable)

NAVISTAR INTERNATIONAL CORPORATION

2016 Annual Meeting of Stockholders

Wednesday, February 10, 2016

11:00 a.m. Central Time

Navistar International Corporation

Corporate Headquarters

2701 Navistar Drive

Cyrus Hall Auditorium

Lisle, Illinois 60532

PHOTO IDENTIFICATION WILL BE REQUIRED

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or their duly authorized representative and is not transferable.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M98066-P71080

NAVISTAR®

NAVISTAR INTERNATIONAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 10, 2016

At the Annual Meeting of Stockholders of Navistar International Corporation (the "Company") on February 10, 2016, or at any adjournments or postponements thereof, the undersigned hereby appoints the Chief Executive Officer, the Chief Financial Officer and the General Counsel, and each of them, proxies with power of substitution to vote, as indicated on the matters set forth on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting.

This card also serves to instruct the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote the shares of the Company's stock credited to the accounts of the undersigned under any such plan at the close of business on December 14, 2015, as directed herein on the matters listed on the reverse side, and, in their discretion, on any other matters that may come before the meeting. To the extent that the trustee has not received the directions from the undersigned by February 5, 2016, the trustee will act in accordance with the Employee Benefit Plan documents.

You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors' recommendations, simply sign and return this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL THAT THE BOARD HAS MADE A RECOMMENDATION IN FAVOR THEREOF.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE